As filed with the Securities and Exchange Commission on June 17, 2003
                              Registration No. 333-

   ===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                 AMENDMENT NO. 4
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                                WORLDWATER CORP.
             (Exact name of registrant as specified in its charter)

   DELAWARE                            8711                          33-0123045
(State or other jurisdiction of   (Primary Standard           (I.R.S.  Employer
incorporation or organization)       Industrial            Identification  No.)
                              Classification Code Number)


                                Pennington Business Park
                                 55  Route  31  South
                            Pennington,  New  Jersey  08534
                                    (609) 818-0700
             (Address and telephone number of principal executive offices and principal place of business)


                                  Quentin T. Kelly
                        Chairman and Chief Executive officer
                                   WorldWater Corp.
                              Pennington Business Park
                                55  Route  31  South
                             Pennington, New Jersey  08534
                                   (609) 818-0700
                           (Name, address and telephone
                            number of agent for service)

                                    Copies to:
                                Stephen A. Salvo
                        Salvo, Russell, Fichter & Landau
                             510 Township Line Road
                          Blue Bell, Pennsylvania 19422
                                 (215) 653-0110

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]

------------------------------------------------------------------------------
                    CALCULATION  OF  REGISTRATION  FEE



<BTB>
Title of each class         Amount           Proposed                 Proposed
of securities to be          to be           Maximum Offering         maximum aggregate     Amount of
registered                registered         price per Security(1)    offering price        Registration Fee


Common Stock
..001 par value(2)        3,846,160(3)         $  0.13                 $    625,000
                         1,190,500(4)         $  0.20                 $    208,338
                         1,190,500(4)         $  0.50                 $    208,338
                         2,835,000(5)         $  0.15                 $    496,125
                           499,000(6)         $  0.15                 $     87,325
                           500,000(7)         $  0.20                 $     87,500
                           100,000(8)         $  0.25                 $     17,500
                           400,000(9)         $  0.15                 $     70,000
                                                                                            $     1,656

_______________________________________________________________________________


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based upon the prices of the Common Stock on the OTC Bulletin Board on December 30, 2002.
(2) Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued to prevent dilution in connection with a stock split, stock dividend or similar event.
(3)  Issuable  upon  the  conversion  of  notes  issued  in  November,  2002.
(4)  Issuable  upon  the  exercise  of  warrants  issued  in  November,  2002.
(5) For the resale of shares previously issued to selling stockholders. We have an obligation to register these shares under our agreements with the selling stockholders.
(6)  Issuable  upon  the  exercise  of  warrants  issued  in  December,  2001.
(7) For the resale of shares previously issued to selling stockholders. We have an obligation to register these shares under our agreements with the selling stockholders.
(8)  Issuable  upon  the  exercise  of  warrants  issued  in  January,  2002.
(9)  Issuable  upon  the  exercise  of  warrants  issued  in  November,  2002.
--------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



                        CROSS  REFERENCE  SHEET

Item  Number  in Form SB-2                           Location in Prospectus and
                                                       Registration  Statement
-------------------------------------------------------------------------------

PART  1  --  INFORMATION  REQUIRED  IN  PROSPECTUS
1.  Front of Registration Statement and
    Outside  Front  Cover  Page  of
    Prospectus                                      Outside  Front  Cover  of
                                                    Prospectus

2.  Inside Front and Outside Back Cover Pages
    of Prospectus                                   Outside  Back  Cover Page of
                                                    Prospectus

3.  Summary Information and Risk Factors            Outside Front Cover of
                                                    Prospectus; Prospectus
                                                    Summary; Risk  Factors

4.  Use  of  Proceeds                               Use  of  Proceeds

5.  Determination  of  Offering  Price              *

6.  Dilution                                        *

7.  Selling  Security  Holders                      Selling  Stockholders

8.  Plan  of  Distribution                          Plan  of  Distribution

9.  Legal  Proceedings                              *

10. Directors, Executive Officers, Promoters
    and Control Persons                             Management

11. Security  Ownership  of  Certain  Beneficial
    Owners  and  Management                         Security Ownership of
                                                    Certain Beneficial Owners
                                                    and Management

12. Description  of  Securities                     Description  of Securities

13. Interest  of  Named  Experts  and  Counsel      Recent Sales Of Unregistered
                                                    Securities

14. Disclosure  of  Commission  Position  on
    Indemnification  for  Securities  Act
    Liabilities                                     Undertakings

15.  Organization  Within  Last  Five  Years        Management, Selling
                                                    Stockholders

16.  Description  of  Business                      Business

17.  Management's  Discussion  and  Analysis  or
     Plan  of  Operation                            Management's  Discussion
                                                    and  Analysis  and
                                                    Plan  of  Operation

18.  Description  of  Property                      Business

19.  Certain  Relationships  and  Related
     Transactions                                   Certain Relationships
                                                    and  Related  Transactions

20.  Market  for  Common  Equity  and  Related
     Stockholder  Matters                           Price Range of Common Stock

21.  Executive  Compensation                        Executive  Compensation

22.  Financial  Statements                          Financial  Statements


23.  Changes In and Disagreements With              Changes  In  and
     Accountants  on  Accounting  and               Disagreements With
     Financial Disclosure                           Accountants on Accounting
                                                    and Financial  Disclosure


     PART  II  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

24.  Indemnification of Directors and Officers      Indemnification of Directors
                                                    and  Officers


25.  Other Expenses of Issuance and Distribution    Other Expenses of Issuance
                                                    and Distribution

26.  Recent Sales of Unregistered Securities        Recent Sales of Unregistered
                                                    Securities

27.  Exhibits                                       Exhibits

28.  Undertakings                                   Undertakings
------------

*  Omitted  because  the item is inapplicable or the answer thereto is negative.

PROSPECTUS                      SUBJECT TO COMPLETION, DATED June 17, 2003


                                WORLDWATER CORP.
                                55 Route 31 South
                          Pennington, New Jersey 08534
                                 (609) 818-0700

          10,561,160 Shares of Common Stock, par value $.001 per share.

The selling shareholders listed on page 31 are offering for resale 10,561,160 shares of our common stock under this prospectus. Of the shares being offered, 3,335,000 shares are currently outstanding, 3,846,160 shares are issuable upon the conversion of outstanding notes and 3,380,000 shares are issuable upon the exercise of outstanding warrants.

Our common stock is traded on the OTC Bulletin Board under the symbol "WWAT." On June 12, 2003, the closing price of our common stock was $0.20.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 10.

THE SECURITIES AND EXCHANGE COMMISSION AND ANY STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                PROSPECTUS SUMMARY

The following summary highlights all material information in this prospectus. This summary does not contain all the information you should consider before investing in these securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See "Forward Looking Statements."

WorldWater  Corp.

     We are a solar engineering/water management company providing solar technology solutions to water supply problems. Our proprietary solar water pumping systems are capable of operating up to 600 horsepower pumps for irrigation, refrigeration and water utility pumping systems. Our systems convert solar electric Direct Current ("DC") into Alternate Current ("AC") for delivery to water pumps in deep wells or rivers.

     Until the Spring of 2002, our solar water pumping systems were capable of running only small pumps and our business was focused exclusively on marketing our products to developing countries with rural water and power problems. Our recently developed increased power capability, coupled with what we believe to be growing energy shortages in certain parts of the United States, has opened commercial domestic market opportunities.

We have not generated any significant operating revenues to date and have incurred net losses applicable to common shareholders of 506,508 in the three month period ended March 31, 2003, and $2,005,731 and $2,494,757 in the years ended 2002 and 2001, respectively. During the fourth quarter of 2002, we completed installation of our first large solar system powering a 50 horsepower irrigation pump in California and have received orders for approximately $4.9 million of our solar powered systems. One of the orders, totaling $4,000,000, is for four site pumps and is subject to an environmental impact study and a 90 day acceptance clause by the customer. During 2003, we have received orders for our solar power systems totalling approximately $4,400,000. We believe we will continue to experience operating losses until such time as we attain sales of our solar pumping systems on a commercial scale.


We were incorporated in the state of Nevada on April 3, 1985 under the name Golden Beverage Company. In April 1997, we entered into a reverse merger transaction with WorldWater, Inc., a Delaware corporation formed in January 1984. Since the merger transaction, we have, under the name of WorldWater Corp., been engaged exclusively in the solar/water power industry. In June of 2000, our shareholders voted to change the state of incorporation from Nevada to Delaware. Our stock is publicly traded on the OTC Bulletin Board under the symbol WWAT.OB.


                                  THE OFFERING


Common  Stock offered by                     Based upon current market prices
selling  stockholders  (including            and assuming full conversion of the
shares  underlying  convertible              convertible notes, and the complete
notes  and  warrants)                        exercise of the warrants being
                                             registered, up to 10,561,160
                                             shares may be sold by selling
                                             stockholders.

                                             This number represents 18.3% of our
                                             outstanding shares of Common Stock
                                             as of March 31, 2003, which was
                                             50,365,052 plus 7,226,160 shares
                                             representing unissued common stock
                                             shares issuable upon the full
                                             conversion of the convertible notes
                                             and the complete exercise of the
                                             warrants, the resale of which is
                                             hereby being registered.

Use  of  proceeds                            General  corporate  purposes*

Over  the  Counter  Bulletin  Board  symbol       WWAT

*We will not receive proceeds from the resale by selling stockholders of the common stock described in this prospectus. We may receive proceeds from the sale of shares issuable upon the exercise of warrants by the selling stockholders. However, if the cashless exercise provision of any of the warrants is used, we will not receive proceeds from the exercise of those warrants.


                   SUMMARY FINANCIAL AND OPERATING INFORMATION

This summary information below is from and should be read with the financial statements, and the notes to the financial statements, elsewhere in this prospectus.

                          WORLDWATER CORP. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEET
               March 31, 2003 and Restated for December 31, 2002 and 2001

                                                                        THREE MONTHS ENDED     YEARS ENDED DECEMBER 31,
                                                                          MARCH 31, 2003          2002           2001
                                                                        ------------------  -------------  ------------
                                                                                              (Restated)     (Restated)
Current Assets:
    Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . .  $       2,766    $    140,574   $     18,115
    Accounts receivable, net of allowance for doubtful
        accounts of $8,980 in 2003 and 2002, and $3,760 in 2001 . . . . .        749,842         283,172         53,634
    Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         73,663          61,862         55,118
    Deferred contract costs . . . . . . . . . . . . . . . . . . . . . . .          1,680         583,643              -
    Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .         13,109          16,585         15,746
                                                                           --------------   -------------  -------------
       Total Current Assets . . . . . . . . . . . . . . . . . . . . . . .        841,060       1,085,836        142,613
    Equipment and leasehold improvements, Net . . . . . . . . . . . . . .         82,700          88,587        117,698
    Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19,802           3,547          4,773
                                                                           --------------   -------------  -------------
       Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     943,562    $  1,177,970   $    265,084
                                                                           ==============   =============  =============

       Liabilities and Stockholders' (Deficiency)

Current Liabilities:
    Notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     190,680    $    197,000   $    167,000
    Notes payable, related parties. . . . . . . . . . . . . . . . . . . .        171,000         102,000         81,500
    Current maturities of long-term debt. . . . . . . . . . . . . . . . .        172,052         171,937        177,199
    Customer deposits payable . . . . . . . . . . . . . . . . . . . . . .              0         243,172              -
    Due to bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,828               -              -
    Accounts payable and accrued expenses . . . . . . . . . . . . . . . .      1,664,434       1,453,951        718,067
                                                                           --------------   -------------  -------------
       Total Current Liabilities. . . . . . . . . . . . . . . . . . . . .      2,201,994       2,168,060      1,143,766
    Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . .        516,836         349,878         61,270
                                                                           --------------   -------------  -------------
       Total Liabilities. . . . . . . . . . . . . . . . . . . . . . . . .      2,718,830       2,517,938      1,205,036
                                                                           --------------   -------------  -------------

Commitments and contingencies . . . . . . . . . . . . . . . . . . . . . .              -               -              -



Stockholders' (Deficiency):
    Preferred Stock 7% Convertible,$.01 par value; authorized
       10,000,000; issued and outstanding at March 31, 2003,
       December 31, 2002 and 2001, respectively; Series A 66,667 shares;
       66,667; and 66,667 shares. . . . . . . . . . . . . . . . . . . . .            667             667            667
               Liquidation preference $60,000
       Series B 611,111 shares in 2003, 2002 and 2001 . . . . . . . . . .          6,111           6,111          6,111
               Liquidation preference $550,000
    Common stock, $.001 par value; authorized 100,000,000;
       issued and outstanding 49,365,052; 49,365,052 and 40,761,489, shares, at March 31, 2003; December 31, 2002 and 2001, respectively
       and 1,000,000 restricted shares at March 31, 2003                          50,365          50,365         40,761
    Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . .     14,466,585      14,400,477     12,665,929
    Deferred compensation . . . . . . . . . . . . . . . . . . . . . . . .       (127,500)       (135,000)             -
    Accumulated other comprehensive expense . . . . . . . . . . . . . . .        (16,478)        (14,078)       (10,641)
    Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . .    (16,155,018)    (15,648,510)   (13,642,779)
                                                                             ------------   -------------  -------------
       Total Stockholders' (Deficiency) . . . . . . . . . . . . . . . . .     (1,775,268)     (1,339,968)      (939,952)
                                                                             ------------   -------------  -------------
       Total Liabilities and Stockholders' (Deficiency) . . . . . . . . .    $   943,562    $  1,177,970   $    265,084
                                                                             ============   =============  =============

The Notes to Consolidated Financial Statements are an integral part of these Statements.





                    WORLDWATER CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF OPERATIONS
               For the three months ended on March 31, 2003
         And Restated for the years ended December 2002 and 2001

                                                     Three Months           Years Ended
                                                     Ended March 31,        December 31,
                                                        2003              2002          2001
                                                     ---------------  ------------  ------------
                                                                       (Restated)    (Restated)
Revenue:
    Equipment sales . . . . . . . . . . . . . . . .  $   1,066,900    $   386,916   $   118,212
    Service revenue . . . . . . . . . . . . . . . . .       31,445        256,625       122,833
                                                     --------------   ------------  ------------
        Total . . . . . . . . . . . . . . . . . . .      1,098,345        643,541       241,045
                                                     --------------   ------------  ------------
Cost of goods sold:
    Cost of equipment sales . . . . . . . . . . . .        717,158        420,800        81,686
    Cost of service revenue . . . . . . . . . . . . .       24,065        110,388        99,840
                                                     --------------   ------------  ------------
                                                           741,223        531,188       181,526
                                                     --------------   ------------  ------------
Gross Profit. . . . . . . . . . . . . . . . . . . .        357,122        112,353        59,519
                                                     --------------   ------------  ------------
Operating Expenses:
    Research and development expense. . . . . . . .         87,679        169,837       302,332
    Marketing, general and administrative expenses.        727,140      1,950,052     1,305,052
                                                     --------------   ------------  ------------
        Total Expenses. . . . . . . . . . . . . . .        814,819      2,119,889     1,607,384
                                                     --------------   ------------  ------------
Loss from Operations. . . . . . . . . . . . . . . .       (457,697)    (2,007,536)   (1,547,865)
                                                     --------------   ------------  ------------
Other Expense (Income)
    Interest expense (income), net. . . . . . . . .         39,186         81,298       214,400
                                                     --------------  ------------  ------------
        Total Other Expense (Income), Net . . . . .         39,186         81,298       214,400
                                                     --------------   ------------  ------------
Loss before income taxes and extraordinary item . .              -     (2,088,834)   (1,762,265)
Benefit from sale of NJ net operating losses. . . .              -        121,603       145,148
                                                     --------------   ------------  ------------
Net loss. . . . . . . . . . . . . . . . . . . . . .       (496,883)    (1,967,231)   (1,617,117)

  Accretion of preferred stock dividends. . . . . .         (9,625)       (38,500)     (877,640)
                                                     --------------   ------------  ------------

Net Loss Applicable to Common Shareholders. . . . .  $    (506,508)   $(2,005,731)  $(2,494,757)
                                                     ==============   ============  ============

Net Loss Applicable per Common Share:
     Basic. . . . . . . . . . . . . . . . . . . . .  $       (0.01)   $     (0.04)  $     (0.07)
                                                     ==============   ============  ============
     Diluted. . . . . . . . . . . . . . . . . . . .  $       (0.01)   $     (0.04)  $     (0.07)
                                                     ==============   ============  ============

Shares used in Per Share Calculation:
     Basic. . . . . . . . . . . . . . . . . . . . .     50,365,052      46,151,102    33,832,459
                                                     ==============   ============  ============
     Diluted. . . . . . . . . . . . . . . . . . . .     50,365,052      46,151,102    33,832,459
                                                     ==============   ============  ============

The Notes to Consolidated Financial Statements are an integral part of these Statements.



                                  RISK FACTORS

You should consider the following factors and other information in this prospectus relating to our business and prospects before deciding to invest in the securities. This investment involves a high degree of risk, and you should purchase the securities only if you can afford to lose the entire sum invested in these securities. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this prospectus and presented elsewhere by management from time to time.




                          RISKS RELATED TO OUR BUSINESS

WE  HAVE  HISTORICALLY  INCURRED  LOSSES  AND  LOSSES MAY CONTINUE IN THE FUTURE

Since 1997, we have lost money. In the three months ended March 31, 2003 and the year ended December 31, 2002, we sustained losses from operating activities of $457,697 and $2,007,536, respectively; the accumulated deficits for these periods were $16,155,018 and $15,648,510, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms and, in such events, our operations may be reduced or curtailed.


THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

The report of our independent accountants on our 2002 and 2001 financial statements, as reissued in this Prospectus, included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS, OUR BUSINESS OPERATIONS WILL BE CURTAILED.

Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. It should be noted that we will receive no, or little, proceeds from the sale of common stock covered by this registration statement.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

Prior to this offering, there has been a limited public market for our common stock and an active trading market for our common stock may not develop. As a result, this could reduce our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could reduce the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

THE CONVERSION OF OUR PREFERRED STOCK WILL CAUSE DILUTION TO OUR SHAREHOLDERS

We have designated and issued 66,667 shares of 7% convertible preferred stock, Series A, and 611,111 shares of 7% convertible preferred stock, Series B. The Series A convertible preferred stock was issued in September 2001 and has a term of three years. The Series B convertible preferred stock was issued in September 2000 and also has a term of three years. The Series A and Series B convertible preferred stock are convertible into an aggregate of 677,778 shares of our common stock. The Series A preferred stock automatically convert into common shares in September 2004 and the Series B preferred stock automatically convert into common shares in September 2003. The conversion of our preferred stock will cause dilution to our existing shareholders.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

o  With  a  price  of  less  than  $5.00  per  share;

o  That  are  not  traded  on  a  "recognized"  national  exchange;

o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

FAILURE TO RETAIN OR ATTRACT KEY PERSONNEL WILL HAVE A MATERIAL NEGATIVE IMPACT ON THE SALES OF OUR PRODUCTS, AND THE DEVELOPMENT AND ENHANCEMENT OF OUR PRODUCTS

Our future success depends, in significant part, on the continued services of Quentin Kelly (our Chairman and Chief Executive Officer) and several other key officers. We may not able to find an appropriate replacement for any of our key personnel. Any loss or interruption of our key personnel's services could have a material negative impact on our ability to develop our business plan. The Company maintains a key man life insurance policy on Quentin Kelly in the amount of $1,100,000.

In addition, our business plan relies heavily on attracting and retaining industry specialists with extensive technical and industry experience and existing relationships with many industry participants. Our business plan also relies heavily on attracting and retaining qualified technical employees so we can fully develop and enhance our technology. The markets for many of our experienced employees are extremely competitive. The sale of our products, and the future development and enhancement of our products will be limited if we are not successful in our efforts to recruit and retain the personnel we will need.



OUR PROJECTS REQUIRE SUBSTANTIAL UP-FRONT COSTS BEFORE ANY REVENUES WILL BE REALIZED

A significant portion of our revenue is expected to be derived from projects which require significant up-front expense to us. Revenues may not be realized until the projects are completed or certain significant milestones are met. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver our products on a timely basis could result in a substantial loss to us.


WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND WE INADVERTENTLY MAY BE INFRINGING ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS.

If a court determines that we infringed on the rights of others, we may be required to obtain licenses from such other parties. The persons or organizations holding the desired technology may not grant licenses to us or the terms of such licenses may not be acceptable to us. In addition, we could be required to expend significant resources to develop non-infringing technology.


We rely on the registration of trademarks and trade names, as well as on trade secret laws and confidentiality agreements with our employees.

ANY FAILURE TO MEET THE TECHNOLOGICAL REQUIREMENTS OF OUR CUSTOMERS MAY HINDER SALES OF OUR PRODUCTS

Our ability to continue to commercialize our products is dependent on the advancement of our existing technology. In order to obtain and maintain a significant market share, we are required to continue to make advances in technology. Any failures in such research and development efforts could result in significant delays in product development and have a material adverse effect on us. We may encounter unanticipated technological obstacles which either delay or prevent us from completing the development of our products and processes.


COMPETITIVE  CONDITIONS  AFFECTING  WORLDWATER  MAY  LIMIT  OUR  GROWTH  AND
PROFITABILITY

Our products compete with both conventional and solar technologies that bring power to remote areas. The main competitive technologies are diesel or gasoline generators and electrical grid line extension.

The cost of installing a solar pump may be more or less than the cost of grid line extension, depending upon the extent of the grid line extension. However, a pump run by solar power is less expensive than the cost of running a conventional electric pump because of the cost of grid line electricity from the local electric utility. It should be noted that the cost of electric line extension is usually subsidized by government authorities.

The initial cost of acquiring a diesel pump is less expensive than the initial cost of a solar pump. However, the operations and maintenance cost of the diesel pump is greater than a solar pump; in remote areas, availability of fuel and spare parts is also unreliable. An end user can pay off the higher cost of the solar pump over time from the savings otherwise spent on operations and maintenance of the diesel pump.

Our proprietary technology permits the use of "off-the-shelf" AC pumps opening a range of previously unavailable options for solar power. AC pumps are available in countries throughout the world, allowing replacement pumps and parts to be supplied on a local basis. Other forms of solar powered photovoltaic (PV) pumping currently available use less reliable and less durable DC pumps or custom AC pumps which are more costly and not readily available in most developing countries.

In many regions of the world, competitive products are not available. In those markets where competition exists, the most commonly encountered competitors are Grundfos A/S of Denmark, a manufacturer of a large range of water pumps including a solar pump line, and Aero-Environment of California, which produce AC pumps. There are a number of other solar pump companies including Solar Jack of the US, Sun Motor of Canada, Southern Cross of Australia, and Total Energie from Europe which produce DC powered pumps. Our competitors generally have far greater financial resources, more experienced marketing organizations and a greater number of employees than we do.

We may not be successful in competing with these competitors for new customers or in retaining existing customers. Our results of operations may suffer if we cannot compete with larger and better capitalized companies.


OUR MARKETING EFFORTS IN DEVELOPING NATIONS HAVE ENCOUNTERED SIGNIFICANT OBSTACLES THAT HAVE IMPEDED SALES

In addition to our marketing efforts in the United States, we market our products to developing nations. The ability of these customers to order and pay for our products and services is dependent on a variety of factors including government approval, adequate funding and vigorous testing procedures. We have experienced significant obstacles in marketing products and services in developing nations, including delays caused by budget constraints, bureaucratic inefficiencies and regime changes.

OUR DIRECTORS ARE NOT PERSONALLY LIABLE AND ARE INDEMNIFIED FOR BREACH OF FIDUCIARY DUTIES

Our Certificate of Incorporation provides, as permitted by the Delaware General Corporation Law ("the DGCL"), and with certain exceptions, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions may discourage our stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by the DGCL.

WE  DEPEND  ON  A LIMITED NUMBER OF SUPPLIERS OF COMPONENTS FOR OUR SYSTEMS, AND
ANY  DELAY  IN  SUPPLY  COULD  AFFECT  OUR  ABILITY  TO  FILL  ORDERS

We currently purchase parts and materials from a limited number of suppliers. In addition, although historically we have not been dependent on any one supplier or group of suppliers of components for our systems, we may become dependent in the future. The inability to obtain certain components on a timely basis would limit our ability to complete projects in a timely manner.

NO DIVIDENDS HAVE BEEN PAID BY THE COMPANY

We have never paid, nor do we anticipate paying, any cash dividends on our common stock. Future debt, equity instruments or securities may impose additional restrictions on our ability to pay cash dividends.

DELAWARE LAW AND OUR CHARTER MAY INHIBIT A TAKEOVER OF OUR COMPANY THAT STOCKHOLDERS MAY CONSIDER FAVORABLE

Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company, even if such transactions would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

WE ARE SUBJECT TO FOREIGN EXCHANGE RATE FLUCTUATIONS THAT MAY RESULT IN LOSSES

Operations overseas are subject to foreign currency exchange rate fluctuations. With respect to the Philippine currency, we will transfer funds to our Philippine subsidiary on an as needed basis and to the extent funds are available to avoid significant exposure to currency fluctuations. We may suffer losses due to adverse foreign currency exchange rate fluctuations.


                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY HAVE THE AFFECT OF LOWERING OUR STOCK
PRICE

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 50,365,052 shares of our common stock outstanding as of March 31, 2003, 31,194,138 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The total number of shares that are freely tradable less the amount held by affiliates is 30,722,138 shares. As of March 31, 2003, 18,170,909 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. In addition, there are outstanding options and warrants, which, upon exercise or conversion would result in the issuance of an additional 16,696,562 shares of our common stock.


THE  SELLING  STOCKHOLDERS  INTEND  TO  SELL THEIR SHARES OF COMMON STOCK IN THE
MARKET,  WHICH  SALES  MAY  CAUSE  OUR  STOCK  PRICE  TO  DECLINE

The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 10,561,160 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline. Significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties that would place further downward pressure on our stock price.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Thinly traded common stock can be more volatile than common stock trading in an active public market.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

We are registering 10,561,160 shares of common stock in this offering. These shares represent 10.3% of our authorized capital stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders may have enough shares to assume control of WorldWater by electing its or their own directors.


                           FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain statements which constitute "forward-looking statements." "Forward-looking statements" include any statement which is not of purely historical fact, such as statements concerning plans, objectives, goals, strategies and future events, and underlying assumptions. Such forward-looking statements involve known and unknown risks, and uncertainties expressed or implied by such forward-looking statements and actual results could be materially different from those projected. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, general economic and business conditions which may impact demand for our solar generated pumps and electricity; changes in tax laws and regulations; our ability to implement our marketing strategy and to expand our business in the worldwide market; our ability to build our production facility up to the level of efficiency and output for our planned production; and changes in laws and government regulations applicable to our business, including laws in foreign nations. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

                                 USE OF PROCEEDS

We will not receive proceeds from the resale by selling stockholders of the common stock described in this prospectus. We may receive proceeds from the sale of shares issuable upon the exercise of warrants by the selling stockholders. However, if the cashless exercise provision of any of the warrants is used, we will not receive proceeds from the exercise of those warrants. Any proceeds received by us upon the exercise of warrants will be used for general corporate purposes.


                            MARKET PRICE INFORMATION

Our common stock is included on the National Association of Securities Dealers Automated Quotation OTC Bulletin Board under the symbol "WWAT." The following table sets forth the quarterly high and low closing bid prices for the common stock as reported on the OTC Bulletin Board for the periods indicated. These prices are based on quotations between dealers, and do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

                                            HIGH   LOW    CLOSE
                                            =====  =====  ======
FISCAL 2001
==========================================
First Quarter. . . . . . . . . . . . . . .  $0.75  $0.40  $ 0.44
==========================================  =====  =====  ======
Second Quarter . . . . . . . . . . . . . .   0.64   0.33    0.41
==========================================  =====  =====  ======
Third Quarter. . . . . . . . . . . . . . .   0.41   0.12    0.21
==========================================  =====  =====  ======
Fourth Quarter . . . . . . . . . . . . . .   0.34   0.15    0.22
==========================================  =====  =====  ======

FISCAL 2002
==========================================
First Quarter. . . . . . . . . . . . . . .  $0.30  $0.12  $ 0.16
==========================================  =====  =====  ======
Second Quarter . . . . . . . . . . . . . .   0.28   0.12    0.17
==========================================  =====  =====  ======
Third Quarter. . . . . . . . . . . . . . .   0.18   0.12    0.14
==========================================  =====  =====  ======
Fourth Quarter . . . . . . . . . . . . . .   0.19   0.11    0.16
==========================================  =====  =====  ======

FISCAL 2003
==========================================
First Quarter . . . . . . . . . . . . . .   $0.15  $0.09  $ 0.15
==========================================  =====  =====  ======


On March 31, 2003, there were approximately 788 holders of record of our common stock. This number does not include beneficial owners of the common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

                                    DIVIDENDS

To date, we have not declared or paid any dividends on our common stock. The payment by us of dividends, if any, is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future.


                                    DILUTION

The book value of WorldWater as of March 31, 2003, was ($1,775,268) or ($0.04) per share of common stock. Book value per share is determined by dividing the tangible book value of WorldWater (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds from the sale of Common Stock will be paid to us, our net tangible book value will be unaffected by this offering.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS
PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS."

General

The Company is a solar engineering water management company with high-powered solar technology providing solutions to water supply problems. Until the first quarter of 2002, it had been a development-stage enterprise organized to design, develop, manufacture and market solar water pumping systems. Its business was focused exclusively on helping developing countries with water and power problems. Its solar water pumping systems were capable of running only small pumps that were adequate to meet the needs of villages and rural communities in developing countries. The Company continues to seek opportunities throughout the world, including the Philippines, Sri Lanka and East Africa. Through research and development, the Company's technology is now capable of operating up to 600 horsepower pumps for irrigation, refrigeration and water utility pumping systems. This increased power capability coupled with growing energy shortages in the United States has opened domestic market opportunities that have become the principal focus of its business. Throughout 2003, the Company intends to focus efforts on the enhancement and aggressive implementation of its marketing program, which includes institutional public and private commercial markets in California, New Jersey and other states that offer incentives for alternative power sources.

Revenue is recognized primarily from the sale and installation of solar pumping systems and solar energy systems. Revenues are recorded when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery has occurred or services have been rendered and when collectibility is reasonably assured.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax basis of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of these benefits is considered more likely than not.



Results of Operations:

Three months ended March 31, 2003
Year ended December 31, 2002 ("Fiscal 2002")
Year ended December 31. 2001 ("Fiscal 2001")

Revenue

For the three months ended March 31, 2003 revenue increased to $1,098,345 as compared to $0 in the same period of 2002. For the year ended December 31, 2002 net revenues increased to $643,541 as compared to $241,045 for the year ended December 31, 2001. Equipment sales and service/grant revenue for the three months ended March 31, 2003 were $1,066,900 and $31,445, respectively. For the year ended December 31, 2002 equipment sales and service/grant revenue were $386,916 and $256,625 as compared to $118,212 and $122,833 for the year ended December 31, 2001. Equipment sales increased by $268,704 or 227% as compared to the previous year and service/grant revenue increased by $133,792 or 109%.

In January of 2002, the Company began work on a water and power feasibility study for the Government of the Philippines (Department of Agriculture) funded by the U.S. Trade and Development Agency (USTDA) in the amount of $302,500. During 2002, the Company realized $256,625 of revenue from this grant entered into by and between the Philippines National Irrigation Administration and the Company for the preparation of a feasibility study on the Mindanao Appropriate Irrigation Technologies for Enhanced Agricultural Production project. A nationwide irrigation development project is scheduled to follow on completion of the study. The Company also began work installing its first solar pumping system in the community of Ronda on the island of Cebu, Philippines.


Also in the Philippines, the Company began work on a contract with Winrock International Institute for Agricultural Development which has a cooperative agreement award with the U.S. Agency for International Development (USAID)/Philippines for the Alliance for Mindanao Off-Grid Renewable Energy (AMORE). The $86,935 project is designed to provide support for community electrification projects in Mindanao, focusing on the private sector in community or social preparation. Service revenue amounting to $23,445 was recognized during the first quarter of 2003.


Early in 2002, the Company addressed the uncertainty of oversees market fluctuations with a new focus on domestic business. During the fourth quarter of 2002, the Company completed installation of its first AquaMax system powering a 50 horsepower irrigation pump at a ranch located in California which amounted to $293,000 of revenue. Also in California, the Company completed implementation of a 300 horsepower solar powered system for a food processing refrigeration unit which amounted to $891,000 of revenue during the first quarter of 2003. The Company continued engineering and planning for pumping systems of 300 and 500 horsepower for a water utility district in California ($4 million purchase order). The Company is awaiting approval of the engineering plans and expects to begin installation by the end of July 2003.


In April of 2003, the Company received a purchase order for approximately $594,000 to operate two irrigation pumps in the San Joaquin Valley, California. The company plans to begin installation of this system in September 2003.


In June of 2003, the Company received two purchase orders totaling approximately $3.8 million. Engineering design has begun for both orders. The Company plans to deliver and install the first system (totaling $302,940) beginning in September of 2003. The second system (totaling $3,503,808) installation is anticipated to begin in October of 2003.


The  current amount of the Company's backlog is approximately $8.4 million.
As stated above, installation of the $4 million order with a water utility district in California is anticipated to begin by the end of July 2003. Two system implementations totaling approximately $600,000 are anticipated to begin in September of 2003 and the final current backlog item totaling approximately $3.5 million is scheduled to begin in October of 2003. All of the above system installations are anticipated to be complete within eight weeks of beginning work on site.


In New Jersey, the first contract was completed with an organic farm which amounted to $177,000 of revenue in the first quarter of 2003. The company also began work on a contract with the Sacramento Municipal Utility District to analyze possible irrigation projects powered by solar for agricultural well pumps. Service revenue amounting to $8,000 was recognized during the first quarter of 2003 for this project.


With the current orders which total more than $8.4 million the Company anticipates being able to cover its fixed and variable marketing and general and administrative expenses by the third quarter of 2003. Until that time, the Company will continue to source private funding of equity and debt.


Cost of Sales and Gross Profit

Cost of sales for the three months ended March 31, 2003 was $741,223. Cost of equipment sales was $717,158 on sales of $1,066,900 for a gross profit of $349,742 or 33%. Cost of service revenue was $24,065 on total revenue of $31,445.


Cost of sales for the years ended 2002 and 2001 were $531,188 and $181,526, respectively. Cost of sales for equipment increased $339,114 to $420,800 or 415% on a 167% increase in sales. Costs associated with grant revenue increased
$10,548  on  an  increase  of  revenue  of  approximately  109%.


Gross profit of $357,122 or 32.5% was recognized for the three months ended March 31, 2003, as compared to a gross profit of $0 in the same period of 2002.

Gross profit for the years ended 2002 and 2001 was $112,353 and $59,519, respectively. Gross loss on equipment sales for the year ended December 31, 2002 was $33,884 as compared to a gross profit of $36,526 from the previous year. The gross loss in 2002 was attributable to the execution of the Company's first installation of a 50 horsepower irrigation pump where we experienced slight cost overruns for various contracted labor. These overruns have been addressed and fixed contracting prices have now been established.

Marketing, General and Administrative

Marketing, general and administrative expenses increased by $299,803 in the three month period ending March 31, 2003 to $727,140, up from $427,337 in the same period of 2002. The increase can be attributed to adding a sales office and staff in California to support the expanded marketing efforts. During the first quarter of 2003 the Company incurred a one time accrual of sales commissions totaling $113,000. This amount is payable to California sales representatives who had not received salary and is based on bookings and payable as the jobs are completed with payments over an eight month period as cash flow improves. The Company is maintaining its current staffing levels in New Jersey but has found it necessary to hire consultants from time to time therefore increasing this expense as compared to the same period in 2002.


Marketing, general and administrative expenses were $1,950,052 for the year ended December 31, 2002 as compared to $1,305,052 in 2001, an increase of 49% on a 167% increase in revenue. This increase was primarily attributable to an increase in sales efforts and staffing necessary to capture the newly developed domestic market.


Research and Development

Research and development expenses increased by $7,022 for the three month period to $87,679 as compared to $80,657 in the same period of 2002. Research and development expenses were $169,837 for the year ended December 31, 2002 compared to $302,332 in 2001. The company introduced its new solar energy pumping technology capable of generating high power in February of 2002 at the Agricultural Expo in Tulare, California. Research and development expenses have since been lower as the company focuses its efforts on introducing this technology to the marketplace, focusing primarily in the Philippines, California and New Jersey.

Loss from Operations

Operating loss for the three months ended March 31, 2003 was $457,697 as compared to $507,994 during the same period of 2002. Operating loss for the year ended December 31, 2002 was $2,007,536 as compared to $1,547,865 from the previous year.


Interest Expense

Interest expense for the year ended December 31, 2002 was $81,298 as compared to $214,400 in the previous year. The amount of interest expense relating to short term loans and convertible notes with detachable warrants was $20,100 and $131,478 for the years ended December 31, 2002 and 2001, respectively.


Interest expense for the quarter ended March 31, 2003 was $39,186 as compared to $19,009 during the same period in 2002. The amount of interest expense relating to short term loans and convertible notes with detachable warrants was $17,590 in 2003 as compared to $0 during the first quarter of 2002.

Accretion  of  preferred  stock  dividends

Accretion of preferred stock dividends for the years ended December 31, 2002 and 2001 was $38,500 and $877,640, respectively.

In November 2001 the company converted 1,111,055 shares of Series A 7% three year Convertible Preferred Stock and preferred dividends of $104,995 at $0.25 per share for a total of 4,419,778 common shares.

In accordance with accounting principles generally accepted in the United States of America, SFAS No. 84, "Induced Conversions of Convertible Debt (an Amendment of APB Opinion No. 26)", the Company recorded a charge to retained earnings of $722,478. The charge was equal to the fair value of the common stock received less the fair value of the common stock that would have been received pursuant to the original conversion terms of the Series A Preferred Stock.

The company also reclassified the preferred dividend on Series A 7% three year Convertible Preferred Stock originally reflected as interest expense and has recorded preferred dividends on the Series B 7% Convertible Preferred Stock in the amount of $50,167.

During the year ended December 31, 2002 the Company recorded preferred dividends on the Series B 7% convertible preferred stock in the amount of $38,500 and $9,625 for the first quarter of 2003.

These charges were recorded as accretion of preferred stock dividends on the accompanying statement of operations and as a component of the net loss available to common shareholders.


Income Taxes

The  Company recognized no income tax expense for 2003, 2002 and 2001 to  date.

The Company participates in the State of New Jersey's corporation business tax benefit certificate transfer program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers and research and development tax credits to other New Jersey corporation business taxpayers. During 2002 and 2001, the Company submitted applications to the New Jersey Economic Development Authority (the "EDA") to participate in the Program and the applications were approved. The EDA then issued certificates certifying the Company's eligibility to participate in the Program for these years.


The program requires that a purchaser pay at least 75% of the amount of the surrendered tax benefit. During 2002 and 2001, the Company sold approximately $1,448,912 and $1,729,498 of its New Jersey state net operating loss carryforwards and $12,660 and $17,001 of its research and development tax credits for $121,603 and $145,148, respectively and recognized a tax benefit for that amount.


In the event of a change in ownership, the Tax Reform Act of 1986 (the "Act") provides for a potential limitation on the annual use of net operating loss
(NOL) and research and development tax credit carryforwards that could significantly limit the Company's ability to utilize these carryforwards. Accordingly, because tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of the net operating losses and credit carryforwards for Federal income tax purposes.


Liquidity and Capital Resources

The Company's cash and cash equivalents decreased by $137,808 from $140,574 at December 31, 2002. The net cash used in operating activities during this three month period in 2003 was $385,697 compared to $394,739 in 2002. Cash provided by financing activities was $268,646 as compared to $381,469 during the same period in 2002.

The net increase in cash from all activities in 2002 was $122,459 as compared to net cash used of $49,114 in 2001. The cash used in operating activities was $1,471,998 compared to $882,732 in 2001. The primary increase for use of cash for operating activities is attributable to the increase in domestic sales efforts as the company takes an aggressive approach in capturing this market opportunity and the payment of accrued taxes at the beginning of the year. The cash used in investing activities was $10,663 as compared to $19,069 in 2001.


The cash provided by financing activities in 2002 was $1,608,557 as compared to $863,328 in 2001. The company continued to finance its operations through the sale of stock and convertible debentures. In January 2002, the Company consummated an agreement with two related investment companies for the sale of 1,667,000 shares each of common stock for a purchase price of $250,000 each. Warrants to purchase 1,667,000 shares of common stock also were issued in the transaction. A total of 1,168,000 warrants were exercised in 2002, generating an additional $175,200 of proceeds. Under the terms of a Securities Purchase Agreement executed on November 8, 2002, the Company received $400,940 in net proceeds from a private placement offering of 10% convertible notes along with warrants to purchase 1,190,500 shares of common stock. Throughout 2002, an individual invested an additional $250,000 for 1,666,668 common shares along with warrants to purchase an additional 1,000,000 shares of common stock.

At March 31, 2003, the Company had a working capital deficiency of $1,360,934 and a stockholders' deficiency of $1,775,268. At December 31, 2002, the Company had a working capital deficiency of $1,082,224 and a stockholders' deficiency of $1,339,968. It has experienced continuing negative cash flows from operations. The Company has financed operations, which historically have mainly focused on research and development, through private funding of equity and debt.

The Company expects to continue to incur losses until such time as it attains sales volumes which provide adequate gross profit to cover operating costs and generate positive cash flow. Working capital requirements will depend upon numerous factors, including the level of resources devoted to the scale-up of installation activities, and increased sales and marketing.


Management has developed a financial plan to address working capital deficiency and to increase the cash provided by financing activities. Since early 2000, this has included the issuance of stock and convertible debentures. This financial plan has sufficiently funded operations to date, that is, funding the development and introduction of its solar technology, and will continue to do so if executed successfully. Although the cash balance as of March 31, 2003 is insufficient to fund operations for the second quarter of 2003, cash received subsequently has been sufficient to fund operations. The Company continues to pursue convertible debt financing, and believes, based upon past experience, this will provide sufficient funding until positive cash flow from operations is attained. The Company has also been able to negotiate with their key solar panel vendors payment terms and escrow arrangements have been established which substantially decrease the cash requirements during project implementation. As of March 31, 2003 $424,834 was payable to panel vendors.

Subsequent to March 31, 2003, the Company issued three year convertible notes totaling $780,000 to qualified investors. The notes bear interest at 10% per annum payable semi-annually. Interest is payable in cash or shares of common stock at the election of the holder. The notes are convertible into an aggregate of 5,200,000 shares of common stock. Warrants to purchase an aggregate of 3,484,000 shares of common stock at an exercise price of $0.30 per share were issued with the convertible notes. This transaction did not involve a public offering and therefore was exempt from registration pursuant to Section 4(2) of the Act. The Company was also able to collect $221,782 of customer accounts receivable.


Seasonality

We believe our business is not seasonal.


Critical Accounting Estimates

These consolidated financials are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company's working capital deficit and stockholder's deficiency raises substantial doubt about the Company's ability to continue as a going concern. Management continues to raise capital through the sale of common stock and additional borrowings. In addition, management is continuing to market their products domestically and internationally. However, there can be no assurances that the company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax basis of assets and liabilities, applying enacted statutory tax rates in affect for the year in which the differences are expected to reverse. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of these benefits is considered more likely than not.


Revenue  Recognition

We derive revenue primarily from the sale and installation of our solar pumping systems and solar energy products. Revenues are also derived to a lesser extent from government consulting projects and from grant revenue received. Revenues are recorded when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery has occurred or services have been rendered and when collectibility is reasonably assured.

Revenues from time and material service arrangements are recognized using the percentage of completion method measured by labor and other costs incurred to total estimated labor and other costs required. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known.

Revenues from equipment sales and installation contracts containing acceptance provisions are recognized upon customer acceptance. Deferred contracts cost represent costs incurred on uncompleted contracts. Cash payments received in advance of product or service revenue are recorded as customer deposits payable. Some contracts have specified identifiable multiple elements whereby upon completion of that stage or milestone and customer acceptance is received, the applicable revenue is recognized.

Revenues from consulting projects are recognized as services are rendered.

Grant revenues on the basis of entitlement periods are recorded as revenue when entitlement occurs.

Estimated expenses related to contractual product warranties are accrued at the time of contract completion. Estimates are established using historical information on the nature, frequency, and average cost of warranty claims.



                                    BUSINESS

We are a solar engineering/water management company providing solar technology solutions to water supply problems. We have developed patented solar water pumping systems capable of operating up to 600 horsepower pumps for irrigation, refrigeration and water utility pumping systems. Our proprietary AquaMax System is controlled by our patented AquaDrive , an electronic board that reads and translates the output of solar electric DC current from solar panels, converting the flow into AC current for delivery to water pumps in deep wells or rivers. Our AquaMax hybrid solar irrigation pumps, are able to operate on solar alone or in combination with the electric grid or diesel generators. Among the advantages of our proprietary solar technology is that during non-irrigation or compressor usage, the customer is able to transfer the unused self-generated electric solar power back to the utility company for net-metering credit and later free use as required.

Our proprietary technology permits the use of Alternate Current ("AC") pumps, an option previously unavailable for solar power. AC pumps are widely available in countries throughout the world, allowing replacement pumps and parts to be supplied on a local basis. Other forms of solar powered photovoltaic (PV) pumping currently available use less reliable and less durable Direct Current ("DC") pumps or custom AC pumps which are more costly and not readily available in most developing countries.

     Until the Spring of 2002, our business was focused exclusively on helping developing countries with water and power problems, but our increased power capability coupled with growing energy shortages in the U.S. has opened domestic market opportunities.

     Our ability to operate large scale pumps is especially important in areas where electricity is expensive and diesel considered too pollutive. California, for example, a major target market for us, is striving to increase renewable energy usage to reduce demand on state electric utility grids and to improve the state's air quality by granting rebates to buyers and giving tax credits and other incentives for purchases of renewable energy. In New Jersey, rebates from the electric utilities plus federal tax incentives for the purchase of renewable power can reduce the price of our systems, including the high-powered hybrid AquaMax irrigation pump, by up to 60 percent. This enables renewable energy sources in general to better compete against traditional energy sources in the agriculture industries in New Jersey and California.

     By employing the hybrid AquaMax irrigation system which can operate motors up to 600 horsepower by sunshine alone or in combination with existing electric grid or diesel, a farmer can irrigate his land at little or no additional costs over what is paid currently for irrigation powered by grid electricity. Current costs are fixed for a period of time after which the farmer owns the equipment and obtains most or all of his irrigation electrical power free. This occurs because when the farmer is not irrigating, the sun is still developing electricity through our system and the power is returned to the electrical utility for storage for credit and later use. This process is called net metering and is already in operation in both New Jersey and California as well as certain other states. By automatically switching between solar and the other power sources, the AquaMax enables the farmer to protect against a loss of irrigation water (even during daylight power shortages or blackouts) and to operate during day or night hours.


Major  Customers  and  Export  Sales

We offer a wide range of water resource services driven by our solar-powered pumping systems for worldwide application for irrigation and refrigeration and water utility pumping systems. Our initial focus in the United States has been California and New Jersey because of energy shortages, high energy costs and rebates available to customers from the local utilities, along with tax credits from federal and state governments. We are looking to broaden our focus to other states to increase revenues as well as continue to submit proposals to various foreign governments (particularly, the Philippines) in need of solving critical water supply problems using our high-powered solar technology.

In addition to our more recent domestic business, we have operated in the Philippines since 1997 when we delivered 25 solar pumps for installation by the National Irrigation Authority (NIA) under a directive from former President Fidel V. Ramos. We have formed a Philippine subsidiary, WorldWater (Phils) Inc., and have established a local management team to develop and implement business.

We are working the first phase of a project to bring safe drinking water to municipalities in the Philippine island province of Cebu. This project was launched in November 1999 with a United States Trade and Development Authority ("USTDA")-supported feasibility study that has led to implementation of the initial system in two communities in 2002 funded by the Philippines National Bank. A resolution has been passed by the Cebu Provincial Board authorizing the governor of that province to negotiate and enter into a contract with us on behalf of all other communities under its political jurisdiction. We are working with Cebu officials to identify additional communities for implementation of our systems. In addition, the Company is currently working on a project with the Cebu Electric Corporation to supply rural electrification to the island of Cebu.

The Company has signed a Memorandum of Agreement with the Philippine Department of Agriculture National Irrigation Administration for a solar power project to bring potable water, irrigation, and power to rural Mindanao, Visayas and Luzon. The USTDA initiated the program by again funding a feasibility study by hydrogeologists and engineers engaged by us in 2002 to create groundwater maps for later equipment installations. Preparation of the groundwater maps has commenced.


Solar  Water  Systems

AquaMax high-yield hybrid irrigation pumps take our water pumping capabilities to levels previously unavailable to solar powered products. For the first time, more than 5,000 gallons per minute of water for irrigation can be powered by up to 600 horsepower pumps driven by solar energy alone or in automatic combination with diesel generators or the electric grid. Irrigating fields in remote areas with solar requires no fuel costs, no need for regular maintenance, generates no noise and no pollution. With our proprietary hybrid systems, if sun is not available, the patented AquaMax automatically switches to diesel or another electrical power source.

AquaSafe photovoltaic (PV) pumping systems use a proprietary method of control to drive off-the-shelf AC motors from PV power. The systems are low-cost, require minimal maintenance and have a long track record of reliable service. AquaSafe systems for drinking water and livestock watering are engineered to deliver water from shallow or deep wells. Multi-stage stacked impeller submersible pumps give the flexibility of flow from 5 gallons/min (20 lpm) to 260 gallons/min (1,000 lpm). The pumps are sized to power 1 to 5 HP motors.

The patented AquaDrive controller converts solar DC current to AC, then supplies the AC power to a pump from either the solar array or the grid or diesel generator or simultaneously from both sources. The hybrid operation is programmed to be completely automatic so manual intervention is not required to switch from one power source to the other.

The AquaCard /SmartCard water meter was designed for our overseas programs and allows consumers to buy water with a pre-paid electronic card. During each sale, the meter deducts the charge and indicates the balance remaining on the card, which can be recharged at a designated vendor site with additional cash payment. Designed to be tamper-proof, the meter discourages wasteful spillage. Revenue collected from the AquaCard /SmartCard is used to pay for the solar water system. Generally, after five years the community owns the system and has a source of income for the duration of the system's life, expected to exceed 20 years.

Solar  Power  Systems

SolPower PV power systems are designed for off-grid homes, schools, health clinics, and village community centers. The systems produce electricity for lighting, TV, radio, computers and a host of other uses. The key market for this power system is in developing countries where those living outside major cities are not connected to the electrical grid system.

SolBrite , our solar charged portable lantern, can be used virtually anywhere. A PV module charges a high-quality, maintenance-free battery, located in the base of the unit, to illuminate a bright fluorescent light.

SolLite our solar light fixture, was developed by WorldWater engineers to meet the demands of the marketplace for an affordable light at half the price of the competition. SolLite also conserves energy, using less power while still achieving similar output to its competition.

Marketing

     We are marketing the AquaMax and AquaSafe pumping systems and our other solar products worldwide to both institutional public and private commercial markets. Until 2002, our products were primarily marketed in developing nations where there is a great need for electrical power and clean water. In 2002, we began marketing domestically in California and New Jersey. Until our products were introduced, U.S. farms and water utilities had not been able to take advantage of the substantial statewide financial incentives for solar powered systems. Our high-powered solar pumps qualify to supply these markets and enable the buyer to benefit from the rebates and credits. Potential markets include agriculture, dairies, livestock farms, water utility districts, wineries and food processing (refrigeration pumps and compressors). Currently, in California, we have completed one installation driving a 50 HP irrigation pump, have commenced construction of a 300 HP refrigeration compressor pump system, are engaged in the early stages of engineering and implementation of two 500 HP and two 300HP well pumps, and are conducting a field study for installation of solar irrigation pumping systems. In New Jersey, we have started construction of a 22 kilowatt system for electricity for an organic farm. The price of the pumping systems we are marketing in California and New Jersey is in the $150,000 - $1,000,000 range. We have opened a sales and technical office in San Diego, California to service that market.

     Our international marketing efforts are largely concentrated in identifying specific project opportunities that have the potential for long-term growth, and identifying institutional sources that are capable and willing to finance these projects. In general, the long-term market potential in any emerging country is less predictable compared with that of a developed industrial country because emerging nations present higher degrees of political and currency risks.

     The need and price for water worldwide is growing annually. The United Nations estimates that $8 billion annually is currently spent in providing safe drinking water in developing countries, and that $100 billion will be required over the next five years. The problem of how to bring safe drinking water and electricity to the rural households in need is the focus of our proprietary solar technology. Solar energy is a plentiful resource that is well suited to the dispersed communities off the electrical grid.

Over the last 15 years, the photovoltaic (PV) industry has grown in revenues from $2 million to over $1.5 billion. By 2020, worldwide annual PV direct sales are estimated at $27 billion and related sales are estimated at more than $50 billion per year as stated by the U.S. National Renewable Energy Laboratory Report, "Photovoltaics: Energy for the New \Millennium," January 1, 2000. Advances in PV technology and corresponding reduction in costs continue to fuel the increasing demand for PV power. Great potential for PV technology also lies in developing countries where roughly 2 billion people lack electricity and water. Applications range from remote pumping, irrigation, telecommunications and lighting, to village size power production.

Based on estimates by the United Nations Development Programme and the World Bank, the cost of bringing clean water to the 2 billion people who are without access to safe drinking water will be approximately $50 per person, or $100 billion total. Governments may be forced to reallocate their funding resources to address what the World Bank says will be a major problem of the 21st century
-  water  shortages.

A similar size investment is needed to supply electricity to underdeveloped nations. For example, our analysis of the remote power markets in the Philippines, where only 28 of the 2,800 inhabited islands have access to electricity, shows that a modest 10% penetration by solar power represents an outstanding market opportunity.

     We  provide  solar  solutions  for  water  and  electricity  needs  by:

     combining the two technological requirements of solar engineering and water engineering, thus enabling us to more effectively implement turnkey programs;

     utilizing  our  specialists  to  find  water  sources;

     conducting site assessments for appropriately-sized solar water pumping and electrical systems;

     installing  our  proprietary  solar  products;

     focusing on community preparation and capacity-building for the technology; and

     providing  assistance  in  arranging  project  financing.


Research  and  Development

Research and development expenditures were $169,837 and $302,332 in 2002 and 2001, respectively. A key strategy of WorldWater is to continue developing innovative, cutting edge products to meet water and electricity needs with proprietary solar technology. We hold a patent on the electronic board controller (AquaDrive) of the AquaSafe and AquaMax systems and have a patent pending on the electronics which match pump performances with available solar power input.

In addition to the AquaMax and AquaSafe, WorldWater markets these and other solar products:

- SolPower PV systems that supply electricity for lights, radios, television, and refrigerators in villages and towns without access to electrical grids
-   SolPower for telecommunications networks, including cell phones
-   Rechargeable solar lanterns

Other new products under development include solar drip irrigation systems, and solar brackish water irrigation systems. We work with Rutgers University agro-engineers and Cumberland County College in developing solar drip irrigation systems for use in fresh and brackish water. Brackish water, a mixture of fresh water and salt, and useless for drinking or irrigation, is prevalent throughout most of the world. If our research and development in this area is successful, our systems could turn brackish water into a new usable water source.

     We have a long-standing relationship with the U.S. based Vincent Uhl Associates for hydrogeological studies. The two companies have worked together in a number of markets. Vincent Uhl Associates has located, drilled and tested new groundwater sources in Asia, Africa, and the Americas.

          Sub-contractors currently manufacture components of the AquaSafe and AquaMax2200 systems in the United States. We will continue to out-source materials worldwide, based on quality and cost considerations.

Patents

     We have filed and have obtained patents and continuations-in-part for our newly developed electronics systems and have filed for protections of our patents in certain key countries including the Philippines. Thomas McNulty, Sr. and Douglas Williams of our staff and Quentin T. Kelly, Chairman and CEO, together with Princeton University engineers have been issued patents, all of which are assigned to WorldWater. We hold a patent on the electronic board controller (AquaDrive ) of the AquaSafe and AquaMax2200 systems. The Company also holds a patent for the Solar Thermal Powered Water Pump. In addition the company has another patent pending on an electronic board which matches pump performances with available solar power input.

Source  and  Availability  of  Raw  Materials

     The solar modules used in our systems are composed of silicon and other photovoltaic materials. Suppliers of solar modules include Shell Solar, BP Solar, Kyocera, Sharp and Matrix Technologies. Solar modules and all other materials used in the production of our systems are readily available. We have ordered solar modules and related articles from several suppliers and have not entered into any supply contracts.

Competition

     Our products compete with both conventional and solar technologies that bring power to off-grid areas. The main competitive technologies are diesel and gasoline generators, and electrical grid extension. The cost of installing a solar pump may be more or less than the cost of an electrical grid extension, depending on the particular installation. The benefit of the solar pump is the reduction in on-going electric costs. The initial cost of acquiring a diesel pump is less than the initial cost of a solar pump. However, the operations and maintenance costs of the diesel pump are greater and, in remote areas, fuel and spare parts are not always readily available.

Our most commonly encountered competitor is Grundfos A/S of Denmark, a manufacturer of a large range of water pumps including a solar pump line. Their pumps run off a specially wound AC motor which is significantly more expensive than the conventional AC pumps that we use. Grundfos units are also limited in capacity to about 4 kW. Our systems can operate pumps in the 300 KW range. Aero-Environment of California has somewhat similar technology using AC pumps but they currently are limited in size to about 3 horsepower. There are a number of other solar pump companies, including Solar Jack of the US, Sun Motor of Canada, Southern Cross of Australia, and Total Energie from Europe, which produce DC powered pumps.

Subsidiaries

100%  wholly  owned  by  WorldWater  -
          WorldWater,  Inc.
          WorldWater  Holdings  Inc.
          WorldWater  East  Africa  Ltd.
          WorldWater  Pakistan  (Pvt.),  Ltd.
          WorldWater  (Phils)  Inc.

Government  Regulations

     Compliance with federal, state, and local provisions regarding the production and discharge of materials into the environment is expected to have no effect on capital expenditures, earnings and competitive position. The Company has a program to comply with the U.S. Foreign Corrupt Practices Act.

Employees

   As of June 1, 2003, we employ 15 people on a full-time basis.   We also
hire consultants on an as-needed basis and have informal arrangements with two water consulting companies, the hydrogeological firm of Vincent Uhl Associates and Morehouse Engineering, specialists in water pumping and distribution and waste water treatment.

Properties

The Company's executive office, manufacturing facility and research and development facility are housed in a 12,000 square foot site located at 55 Route 31 South, Pennington, New Jersey 08534. This facility is leased under an operating lease expiring June 25, 2007. The Company also uses a second facility in Hopewell, New Jersey for conferences, meetings and demonstrations of our products. This facility is leased from Quentin T. Kelly, our Chairman and Chief Executive Officer, on a month-to-month basis. See "Certain Relationships and Related Transactions."


In August of 2002, the Company opened a sales and government liaison office in Sacramento, California under a one year lease expiring August 15, 2003.


Legal  Proceedings

Although we are involved in ordinary, routine litigation incidental to our business, we are not presently a party to any other legal proceeding, the adverse determination of which, either individually or in the aggregate, would be expected to have a material adverse affect on the Company's business or financial condition.


                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

The following sets forth information regarding the persons serving as directors and executive officers of WorldWater:

NAME                             AGE         POSITION  WITH  THE  COMPANY
----------------------------   ------  ----------------------------------------
Quentin  T.  Kelly               67      Chairman  of  the  Board  and
                                         Chief  Executive Officer
Joseph  Cygler                   66      Director
Rolf  Frauenfelder               37      Director
Dr.  Davinder  Sethi             55      Director
Lange  Schermerhorn              62      Director
Dr.  Anand  Rangarajan           52      Executive  Vice  President
Peter  I.  Ferguson              58      Vice  President
Terri  Lyn  Harris               36      Vice  President-Controller


Quentin T. Kelly founded WorldWater, Inc. in 1984 as a consulting and R&D company and has been Chairman and CEO since then. Mr. Kelly was previously Director of Information Services and Assistant to the President of Westinghouse Electric Corporation from 1965 to 1971 and subsequently became President of Kelly-Jordan Enterprises, Inc., a leisure products company from 1971 to 1975, and then President of Pressurized Products, Inc., manufacturers and international marketers of specialized water systems and products, from 1976 to 1984. Mr. Kelly is an alumnus of Kenyon College and holds three U.S. patents relating to water systems. He has many years' experience in international business relating to water and power needs in the developing world. He has worked on water supply and solar power projects with governments and several of the international assistance agencies (USAID, UNDP and UNICEF) and more than a dozen governments and private contractors throughout the world.

Joseph Cygler has served as a Director since 1997 and is a former Vice President of Marketing and Executive Vice-President. Since 1986, he has been Chief Executive Officer of the CE&O Group, an organization assisting companies in operations management. Previously he was an executive at Kepner-Tregoe, Inc., an international business consulting firm, from 1976 to 1986, an executive with Honeywell Information Systems from 1964 to 1976, and a marketing representative with International Business Machines from 1961 to 1964. Mr. Cygler has a BS in Engineering from the U.S. Military Academy at West Point.

Rolf Frauenfelder has served as a Director since 1999. Since December 1997, he has served as President of SparWohl Frauenfelder, an asset management company based in Switzerland. He is a graduate in Environmental Economics from the University of Zurich.


Lange Schermerhorn has served as a Director since 2001. She is a retired U.S. Ambassador to Djibouti and an economist who has spent 30 years in the Foreign Service. She served as a senior foreign officer in Brussels, where she was Deputy Chief of Mission, with specific emphasis on economics relating to NATO and the European Union. She has also had significant Foreign Service experience in Sri Lanka, Vietnam, Tehran, London and Washington D.C. Ms. Schermerhorn's education and related experience include Mt. Holyoke College (B.A. 1961), Harvard Business School, and National War College.

Dr. Davinder Sethi has served as a Director since 2000. Since November 1, 2001, he has served as the Chief Financial Officer of Entrada Networks, Inc., a company that develops and markets products for the storage networking and network connectivity industries. He has been a director of Entrada since September 2002, and was elected Vice Chairman on November 19, 2001. Dr. Sethi is an independent advisor in the fields of information technologies and finance. He is the former Chairman and Chief Executive Officer of iPing, Inc., and a former Director and Senior Advisor to Barclays de Zoete Wedd. In addition, Dr. Sethi spent seven years at Bell Laboratories in operation research and communications network planning and seven years in corporate finance at AT&T. He holds a Ph.D. and M.S. in Operations Research, Economics and Statistics from the University of California, Berkeley, and is a graduate of the Executive Management Program from Penn State University.


Dr. Anand Rangarajan, has served as Executive Vice President since January of 2000; and served as a consultant to WorldWater from 1997 through 2001. He is a solar and water pump specialist. He has 20 years experience in all aspects of the solar electric business and has pioneered the development of several proprietary solar water pumping systems, products and markets. His systems have been installed in over 20 countries. He holds his Ph.D. in Engineering from the University of Wisconsin.


Peter I. Ferguson, Vice President of Administration, joined WorldWater in 1989. He previously served as a Vice President and general management executive and accountant for companies in New York and New Jersey. He graduated from Rutgers University in Accounting and Management.

Terri Lyn Harris, Vice President-Controller and Secretary, joined WorldWater in 1999 after 3 years of consulting to the Company. She spent 10 years as the Controller for a publicly traded international manufacturing company. Ms. Harris graduated from Ursinus College with a degree in Economics and holds an MBA from Rider University.

The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee met two times and the Compensation Committee met three times during the fiscal year ended December 31, 2002.

Messrs. Cygler and Sethi comprise the Audit Committee. The Audit Committee operates under a formal written charter.

Messrs. Cygler and Sethi comprise the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the executive and employee compensation programs of our company.


We have a staggered Board of Directors and each of the Directors serves a two year term or until their successors are elected or appointed. All officers are appointed by and serve at the discretion of the Board of Directors, although, Mr. Kelly has entered into an employment agreement with us. See "Management - Employment Agreements." There are no family relationships between any of our directors or officers.


EXECUTIVE  COMPENSATION

Prior to 2002, Quentin T. Kelly, President and Chief Executive Officer, had a contract for an annual salary of $42,000. However Mr. Kelly did not receive his full salary during the years 1994-1999, 2001 and 2002, and is entitled to accrued salary payments of which $102,150 remains outstanding at December 31, 2002.


                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation paid by the Company to its chief executive officer and to each other executive officer of the Company who received at least $100,000 in salary and bonus during 2002 (the "NAMED EXECUTIVE OFFICERS").

                                                  LONG TERM
                                                 COMPENSATION
                   ANNUAL  COMPENSATION(1)         AWARDS
                   -----------------------       ------------
                                                 SECURITIES
NAME  AND             FISCAL                     UNDERLYING      ALL OTHER
PRINCIPAL  POSITION   YEAR      SALARY   BONUS   OPTIONS  (#)   COMPENSATION
                      ----      ------   -----   ------------   ------------
Quentin T. Kelly,     2002     $32,000    $0     1,310,000          $0
Chairman & Chief      2001     $33,600    $0                        $0
Executive Officer


     (1) The Compensation described in this table does not include medical insurance and other benefits which are available generally to all employees of WorldWater and certain perquisites and other personal benefits, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's compensation in the table.

                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 2002

                                        (INDIVIDUAL GRANTS IN FISCAL YEAR)
                                NUMBER OF             PERCENT OF TOTAL
                                SECURITIES             OPTIONS GRANTED       EXERCISE PRICE
          NAME               UNDERLYING OPTIONS        TO EMPLOYEES           PER SHARE (1)       EXPIRATION DATE
          ----               ------------------       ----------------       ---------------      ---------------
Quentin T. Kelly               1,310,000                    40.6%            1,250,000@$0.15        2012
                                                                                60,000@$0.34

(1) All grants of options have been made with exercise prices equal to fair value at date of grant.



                            Aggregated Option Exercises
                      For Fiscal Year Ended December 31, 2002
                           And Year-End Option Values(1)

--------------------- -------------- ---------------------- --------------------------- ----------------------------
                                                               Number of Securities        Value of Unexercised
                                                              Underlying Unexercised             In-the-
                                                             Options at Fiscal Year-         Money Options at
                                                                    End (#)(2)            Fiscal Year-End ($)(3)
--------------------- -------------- ---------------------- --------------------------- ----------------------------
                      Shares
                      Acquired on
        Name          Exercise       Value Realized ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
        ----          -----------    ---------------------  -----------  -------------  -----------  -------------
--------------------- -------------- ---------------------- ------------ -------------- ------------ ---------------

Quentin T. Kelly                  0                      0    1,430,000             0      $37,500              0
--------------------- -------------- ---------------------- ------------ -------------- ------------ ---------------

(1)  No  stock  appreciation  rights  are  held by the named Executive Officer.

(2) The total number of unexercised options held as of December 31, 2002, separated between those options that were exercisable and those options that were not exercisable on that date.

(3) For all unexercised options held as of December 31, 2002, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. As required, the price used to calculate these figures was the closing sale price of the common stock at year's end, which was $0.18 per share on December 31, 2002.


Compensation  of  Directors

Outside directors are entitled to receive options to purchase 50,000 shares of our common stock for each year of service on the Board of Directors.

Employment  Contracts

We have entered into a five-year employment agreement with Quentin Kelly, Chairman and Chief Executive Officer, effective as of January 1, 2002. Mr. Kelly is entitled to receive an annual salary of $150,000 which increases to $170,000 upon our achievement of gross revenues of at least $5,000,000. Mr. Kelly also is entitled to receive a monthly car allowance of $1,200 and a monthly rental fee of $1,500 for real property owned by Mr. Kelly. We use the real property owned by Mr. Kelly for meetings and product demonstrations. Mr. Kelly's employment agreement was amended on July 1, 2002 to provide that, of the $150,000 annual salary described in his employment agreement, $25,200 will be paid on a current basis and the balance will be deferred until we generate cash flow sufficient to pay the accrued amounts. The July 1, 2002 amendment also provides for the grant to Mr. Kelly of options to purchase 1,190,000 shares of our Common Stock at an exercise price of $0.15 per share. Under the terms of a Restricted Stock Agreement dated July 1, 2002, Mr. Kelly is entitled to receive 1,000,000 shares of our Common Stock, 20% of which will vest annually commencing on July 1, 2003. Mr. Kelly will forfeit any unvested shares in the event his employment or his position as a Director is terminated.


SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT.

The following table sets forth the number and percentage of the shares of the registrant's Common stock owned as of June 16, 2003 by all persons known to the registrant who own more than 5% of the outstanding number of such shares, by all directors of the registrant, and by all officers and directors of the registrant as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.


Common Stock

                                        Number of Shares            Percent
Name and Address of Beneficial Owner(1) Beneficially Owned (1)      of Class
------------------------------------    ----------------------      --------

Millennium 3 Opportunity Fund, LLC          6,227,160(2)             11.0%
Becker Farm Road, Roseland
New Jersey 07068

David K. Lifschultz                         5,255,002(3)              9.4%
641 West 59th Street
New York, New York 10019

Quentin T. Kelly                            3,910,000(4)              7.7%
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

Kuekenhof Partners L.P. and
Kuekenhof Equity Fund L.P.                  3,334,000(5)              6.7%
22 Church Street, Suite 5,
Ramsey, New Jersey 07446

Joseph Cygler                                 734,300(6)              1.5%
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

Rolf Frauenfelder                             587,713(7)                *%
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

Dr. Davinder Sethi                            250,000(8)                *%
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

Lange Schermerhorn                            150,000(9)                *%
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

All Directors and Officers
as a group (8 persons)                       6,756,763               12.9%

*Less  than  1%

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person has the right to acquire within 60 days of June 16, 2003. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such a date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2) This amount includes 3,846,160 shares issuable upon the conversion of $500,000 of convertible note and 2,381,000 shares of common stock issuable upon the conversion of warrants outstanding as of June 16,2003. Udi Toledano and Fred
S. Fraenkel share voting and investment control over all securities owned by Millennium. The interest of each of Toledano and Fraenkel in the securities beneficially owned by Millennium is limited to the extent of his pecuniary interest in Millenium.


(3) This amount includes 666,667 shares issuable upon the conversion of $100,000 of a convertible note and 1,521,667 shares issuable upon the conversion of warrants outstanding as of June 16, 2003.

(4) This amount includes 866,060 shares owned by his wife, CFK Limited Partnership and QTK Limited Partnership which were formed for the benefit of Mr. Kelly's children, and options to purchase 1,430,000 shares outstanding as of June 16, 2003.

(5) This amount includes 499,000 shares issuable upon the conversion of warrants outstanding as of June 16,2003.

(6) This amount includes options to purchase 134,300 shares outstanding as of December 31, 2002.

(7) This amount includes options to purchase 100,000 shares outstanding as of December 31, 2002.

(8) This amount represents options to purchase 250,000 shares outstanding as of December 31, 2002.

(9) This amount represents options to purchase 150,000 shares outstanding as of December 31, 2002.


                CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

Included in notes payable and long-term debt at December 31, 2002 and 2001, are amounts payable to employees and directors as follows:

                                                   2002              2001
                                                   ----              ----
Director                                       $   3,000         $   3,000
Employee                                          99,000(*)         78,500
                                               ---------         ---------
    Total                                      $ 102,000         $  81,500
                                               =========         =========

* $72,500 payable to Peter Ferguson, a Vice President of the Company. The notes payable accrue interest at 10% per annum and have no maturity date.

The Company occupied space in 2002, 2001 and 2000 at a property in Hopewell, New Jersey that is owned by Quentin T. Kelly, Chairman and Chief Executive Officer. This space was leased by the Company on a month to month basis. The amount paid to Mr. Kelly was $33,000 in 2002 for monthly car allowance and property rental fee as described in his employment agreement, and $30,000 in 2001 and 2000 for property rental fee.



                          DESCRIPTION OF OUR SECURITIES

The following is a description of our capital stock and certain provisions of our Certificate of Incorporation and Bylaws which have been filed as exhibits to our registration statement of which this prospectus is a part.


Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock. As of March 31, 2003 there were 50,365,052 shares of common stock outstanding and 677,778 shares of preferred stock outstanding.


Common  Stock

          Our common stockholders receive one vote per share on all matters voted by the stockholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of common stock are, and the shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable.

          The Transfer Agent for the common stock is Computershare Trust Company, Inc. The common stock is traded on the OTC Bulletin Board under the symbol "WWAT."

Preferred  Stock

Of our authorized preferred stock, we have designated and issued 66,667 shares of 7% convertible preferred stock, Series A, and 611,111 shares of 7% convertible preferred stock, Series B. The Series A convertible preferred stock was issued in September 2001 and has a term of three years. The Series B convertible preferred stock was issued in September 2000 and also has a term of three years. The Series A convertible preferred stock are callable at $1.80 if the market bid price remains over the call level for 20 days. The proceeds of the Series B convertible preferred stock were used for the initial operating requirements of WorldWater (Phils) Inc., our Philippine subsidiary, and the conversion privilege is either into 10% of WorldWater (Phils) Inc. or into 611,111 shares of our common stock. The Series A preferred stock automatically convert into common shares in September 2004 and the Series B preferred stock automatically convert into common shares in September 2003.



The preferred stock may be issued in series, and shares of each series will have such rights, preferences, and privileges as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of preferred stock, the Board of Directors may, without further action by the holders of common stock, fix the number of shares constituting the series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the common stock), rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences of the series of preferred stock. The holders of any series of preferred stock, when and if issued, are expected to have priority claims to dividends and to any distributions upon liquidation of our Company, and they may have other preferences over the holders of the common stock.

The Board of Directors may issue series of preferred stock without action by the holders of the common stock. Accordingly, the issuance of preferred stock may adversely affect the rights of the holders of the common stock. In addition, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of the holders of the common stock. The issuance of preferred stock may also dilute the voting power of the holders of common stock, in that a series of preferred stock may be granted enhanced per share voting rights and the right to vote on certain matters separately as a class, and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interest. We have no current plans to issue any additional preferred stock.

Convertible  Notes

An aggregate of $700,000 principal amount of our 10% convertible notes, $500,000 due 2005 and $200,000 due 2006 are currently outstanding. The convertible notes are currently convertible into an aggregate of 5,179,493 shares of our common stock. The convertible notes bear interest at a rate of 10% per annum payable semi-annually commencing May 2003. Interest is payable in cash or our common stock at the election of the holder of the convertible notes.


Certain Statutory and Charter Provisions under the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a publicly-held Delaware corporation subject to the statute (an "Interested
Stockholder") may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) upon consummation of the Business Combination, the Interested Stockholder owns 85% or more of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock option plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) the Business Combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

These provisions could have the effect of delaying, deferring or preventing a change of control of WorldWater. Our stockholders, by adopting an amendment to our Certificate of Incorporation or Bylaws, may elect not to be governed by
Section 203, effective twelve months after adoption. Neither our Certificate of Incorporation nor our Bylaws currently excludes us from the restrictions imposed by Section 203.

The Delaware General Corporation Law permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, and improper personal benefit. Our Certificate of Incorporation exonerates our directors from monetary liability to the fullest extent permitted by this statutory provision.



                         SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the issued shares of common stock described in this prospectus, or the shares of common stock to be issued upon the conversion of the outstanding notes and upon exercise of warrants which have been issued under the various agreements, as described in this prospectus, may be resold without restrictions or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act.

Outstanding  Restricted  Stock

As of March 31, 2003, 18,170,901 outstanding shares of common stock are restricted securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

Preferred  Stock

As of March 31, 2003, there were 677,778 shares of Preferred Stock currently outstanding

Convertible  Notes

As of March 31, 2003, $700,000 of convertible notes with one holder were outstanding; the notes are currently convertible into an aggregate of 5,179,493 shares of our common stock. The shares of common stock to be issued upon the conversion of the notes may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. 3,846,160 shares issuable upon the conversion of the notes are being registered for resale under this prospectus.


Warrants

The 3,380,000 shares of common stock to be issued upon the exercise of warrants which have been issued under the various agreements described in this prospectus are being registered for resale under this prospectus.


                              SELLING STOCKHOLDERS

The table below sets forth information concerning the shares of common stock beneficially owned by the selling stockholders.

The following table sets forth the name of each person who is offering the resale of shares of common stock under this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares and percentage ownership of common stock owned by each person after the offering. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock following this offering.






                                                          Total Number of    Beneficial
                                                             Shares of       Ownership        % of
                                                            Common Stock     of shares of     Beneficial                 % of
                                                           Underlying all    Common Stock     Ownership of   Beneficial  Beneficial
                                              Number of     Exercisable      Assuming         Common Stock   Ownership   Ownership
                                              Shares of     Convertible      Full Conversion* Assuming Full  After the   After the
                                             Common Stock   Securities*      (Columns A+B)    Conversion     Offering    Offering
                                             ------------   ----------       ----------       --------       ---------   ----------
                                                  A               B               C               D
Millennium 3 Opportunity Fund, LLC (1)            0          6,227,160         6,227,160         11.0%          0          0.0%
Kuekenhof Partners L.P. (2)                   1,417,500        249,500         1,667,000          3.2%          0          0.0%
Kuekenhof Equity Fund L.P.(3)                 1,417,500        249,500         1,667,000          3.2%          0          0.0%
Joan Jordan (4)                                 100,000         20,000           120,000          *             0          0.0%
David D. Jordan (5)                             100,000         20,000           120,000          *             0          0.0%
Lavorsia D. Jordan Custodian for
       Cayla Rae Jordan (6)                     50,000          10,000            60,000          *             0          0.0%
Peter Teevan (7)                                250,000         50,000           300,000          *             0          0.0%
Perrin, Holden & Davenport Capital Corp.(8)       0            400,000           400,000          *             0          0.0%

*Less than 1%



The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days.

Using Millennium 3 Opportunity Fund, LLC as an example, column A shows that Millennium does not hold common shares as of 12/31/02. Column B shows Millennium's beneficial ownership of common shares assuming the conversion of all convertible securities exercisable by Millennium at 12/31/02, including the common shares being registered in this prospectus. Column C reflects the number of shares in Column B shown as a percentage of the total number of common shares actually outstanding on 12/31/02 plus the number of common shares into which Millennium's convertible securities may be converted.

(1) The table reflects 3,846,160 shares issuable to Millennium upon the conversion of convertible notes and 2,381,000 shares issuable upon the exercise of warrants, half of which are exercisable at $0.20 per share and the other half of which are exercisable at $0.50 per share. Udi Toledano and Fred S. Fraenkel share voting and investment control over all securities owned by Millennium. The interest of each of Toledano and Fraenkel in the securities beneficially owned by Millennium is limited to the extent of his pecuniary interest in Millennium. The address for Millennium is 4 Becker Farm Road, Roseland, New Jersey 07068.

(2) The table reflects 1,417,500 shares issued to Kuekenhof Partners L.P. and 249,500 shares issuable upon the exercise of warrants exercisable at $0.15 per share pursuant to a Stock Purchase Agreement dated December 31, 2001. The address for Kuekenhof Partners L.P. is 22 Church Street, Suite 5, Ramsey, New Jersey 07446. The control person is Michael James.

(3) The table reflects 1,417,500 shares issued to Kuekenhof Equity Fund L.P. and 249,500 shares issuable upon the exercise of warrants exercisable at $0.15 per share pursuant to a Stock Purchase Agreement dated December 31, 2001. The address for Kuekenhof Equity Fund L.P. is 22 Church Street, Suite 5, Ramsey, New Jersey 07446. The control person is Michael James.

(4) The table reflects 100,000 shares issued to Joan Jordan and 20,000 shares issuable upon the exercise of warrants exercisable at $0.25 per share pursuant to a Stock Purchase Agreement dated January 15, 2002. The address for Joan Jordan is 6 Beaver Dam Road, Colts Neck, New Jersey 07222.

(5) The table reflects 100,000 shares issued to David D. Jordan and 20,000 shares issuable upon the exercise of warrants exercisable at $0.25 per share pursuant to a Stock Purchase Agreement dated January 15, 2002. The address for David D. Jordan is 6 Beaver Dam Road, Colts Neck, New Jersey 07222.

(6) The table reflects 50,000 shares issued to Lavorsia D. Jordan Custodian for Cayla Rae Jordan and 10,000 shares issuable upon the exercise of warrants exercisable at $0.25 per share, pursuant to a Stock Purchase Agreement dated January 15, 2002. The address for Lavorsia D. Jordan is 6 Beaver Dam Road, Colts Neck, New Jersey 07222.

(7) The table reflects 250,000 shares issued to Peter Teevan and 50,000 shares issuable upon the exercise of warrants exercisable at $0.25 per share pursuant to a Stock Purchase Agreement dated January 15, 2002. The address for Peter Teevan is c/o ROC Capital, 128 Broad Street, Red Bank, New Jersey 07701.

(8) The table reflects Warrants to purchase 400,000 shares to Perrin, Holden & Davenport Capital Corp. pursuant to a Private Placement Agreement dated September 23, 2003. The address for Perrin, Holden & Davenport Capital Corp. is 5 Hanover Square, New York, New York 10004. The control person is Jody Eisenman.

Millennium Security Purchase Agreement

     On November 8, 2002, we entered into a Securities Purchase Agreement with Millennium. Under the terms of the purchase agreement, Millennium acquired:

- an aggregate of $500,000 principal amount of our 10% Convertible Notes Due 2005, which are currently convertible into an aggregate of 3,846,160 shares of our common stock;

- warrants to purchase an aggregate of 1,190,500 shares of our common stock at an exercise price of $.20 per share; and

- warrants to purchase an aggregate of 1,190,500 shares of our common stock at an exercise price of $.50 per share.


The notes bear interest at a rate of 10% per annum payable semi-annually commencing May 2003. Interest is payable in cash or shares of our common stock at the election of Millennium. The $.20 warrants contain a cashless exercise provision, but otherwise have the same rights as the $.50 warrants, which do not contain a cashless exercise provision. Millennium also had the right to acquire up to an additional $2,000,000 in principal amount of our 10% Convertible Notes due 2005, prior to December 31, 2002. Millennium did not exercise its right to acquire the additional securities.

We also entered into an Investor Rights Agreement with Millennium under which Millennium has certain rights, including the right but not the obligation, to designate one member of our board of directors, who shall also serve on our compensation committee and executive committee. As of this date, Millennium has not designated a board member.


     We are registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants beneficially owned by Millennium under the terms of a Registration Rights Agreement between us and Millennium. In the event we fail to register the shares of common stock underlying the notes and warrants beneficially owned by Millennium pursuant to the terms of the Registration Rights Agreement, the conversion price under the notes will be lowered as set forth in the Registration Rights Agreement.

Kuekenhof  Stock  Purchase  Agreement

     We entered into a Stock Purchase Agreement with Kuekenhof Partners L.P. and Kuekenhof Equity Fund L.P. (collectively, "Kuekenhof") dated December 31, 2001, pursuant to which Kuekenhof agreed to purchase from the Company a total of 1,667,000 shares of our Common Stock for a purchase price of $0.15 per share . In addition, the Company granted to Kuekenhof a total of 1,667,000 warrants with an exercise price of $0.15 per share (the "Kuekenhof Warrants"). The Kuekenhof Warrants have a term that expires on December 26, 2006. Due to the exercise of a portion of the Warrants, as of December 31, 2002, Kuekenhof owns 2,835,000 shares of Common Stock and warrants to purchase 499,000 shares of Common Stock.

Jordan  Stock  Purchase  Agreement

     We entered into Stock Purchase Agreements with Joann Jordan, David D. Jordan and Lavorsia D. Jordan Custodian for Cayla Rae Jordan (collectively, the "Jordans") dated January 15, 2002, pursuant to which Jordans agreed to purchase from the Company a total of 250,000 shares of our Common Stock for a purchase price of $0.20 per share. In addition, the Company granted to the Jordans Warrants to purchase total of 50,000 shares of Common Stock at an exercise price of $0.25 per share. The Jordan Warrants have a term that expires on January 15, 2007.

Teevan  Stock  Purchase  Agreement

     We entered into a Stock Purchase Agreement with Peter Teevan ("Teevan") dated January 15, 2002, pursuant to which Teevan agreed to purchase from the Company a total of 250,000 shares of our Common Stock for a purchase price of $0.20 per share. In addition, the Company granted to Teevan Warrants to purchase total of 50,000 shares of Common Stock at an exercise price of $0.25 per share. Teevan's Warrants have a term that expires on January 15, 2007.

Perrin,  Holden  &  Davenport  Private  Placement  Agreement

     We entered into a private placement agreement with Perrin, Holden & Davenport Capital Corp. ("PHDC") on September 23, 2002, pursuant to which we agreed to: (i) pay PHDC a cash fee of 12% of the gross proceeds received by us in a private placement arranged by PHDC; and (ii) Warrants, with a cashless exercise price of $.15, to purchase the number of shares of our Common Stock determined by multiplying the gross proceeds received by us in a private placement arranged by PHDC by 12%. As of December 31, 2002, PHDC holds Warrants to purchase 400,000 shares of our Common Stock.


                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

-- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

-- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

--  privately-negotiated  transactions;

--  short  sales;

-- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

--  a  combination  of  any  such  methods  of  sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares by the selling stockholders may depress the market price of our common stock since the number of shares which may be sold by the selling stockholders is relatively large compared to the historical average weekly trading of our common stock. Accordingly, if the selling stockholders were to sell, or attempt to sell, all of such shares at once or during a short time period, we believe such transactions could adversely affect the market price of our common stock.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the sale. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if the broker-dealer acts as agent for the purchaser of such shares, from the purchaser in amounts to be negotiated. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and to the extent the broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may then resell those shares from time to time in transactions:

-     in  the  over-the  counter  market  or  otherwise;

-     at  prices  and  on  terms  then  prevailing  at  the  time  of  sale;

-     at  prices  then  related  to  the  then-current  market  price;  or

-     in  negotiated  transactions.

     These resales may involve block transactions or sales to and through other broker-dealers, including any of the transactions described above. In connection with these sales, these broker-dealers may pay to or receive from the purchasers of those shares commissions as described above.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In this event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders will be required to pay commissions and brokerage expenses on their sales, if any.

     At the time a particular offer of shares is made, to the extent required, a supplement to this prospectus will be distributed which will identify and set forth the following:

-     the  names  of  the  selling  stockholders;
-     the  number  of  shares  being  sold;
-     the  price;
-     commissions  being  paid;
-     that  there  has  been  no  investigation  by  broker-dealer;  and
-     any  other  facts  material  to  the  transaction.

The rules and regulations set forth in Regulation M promulgated under the Exchange Act provide that, during the period that any person is engaged in a distribution of shares within the meaning of Regulation M, that person usually may not purchase shares. The selling stockholders are subject to the rules and regulations of the Securities Act and the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares by the selling stockholders. Regulation M's prohibition on purchases may include purchases to cover short positions by the selling stockholders and a selling shareholder's failure to cover a short position at a lender's request, and subsequent purchases of shares by the lender in the open market to cover such short positions, may constitute an inducement to buy shares which is prohibited by Regulation M. Consequently, this may affect the marketability of the shares. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M may apply to them. All of the foregoing may affect the marketability of the shares offered hereby.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


                                 LEGAL OPINIONS

Salvo, Russell, Fichter & Landau, Blue Bell, Pennsylvania, has delivered to WorldWater Corp. a legal opinion as to the validity of the common stock covered by this prospectus.

                                     EXPERTS

The balance sheet of the company as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows the year ended December 31, 2002, included in this Prospectus and in the related Registration Statement, have been audited by Amper, Politziner & Mattia, independent
Accountants,  as  stated  in  their  report  herein.

The balance sheet of the company as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2001, included in this Prospectus and in the related Registration Statement, have been audited by Civale, Silvestri, Alfieri, Martin & Higgins, LLC, independent accountants, as stated in their report appearing herein. The financial statements included in this Registration Statement are presented in reliance on the report of these firms given in their authority as experts in accounting and auditing.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective January 15, 2003, we dismissed our independent accountants. Since December 18, 1998, Civale, Silvestri, Alfieri, Martin & Higgins, LLC ('Civale'), or a predecessor entity, has served as the Company's independent accounts. Also effective January 15, 2003, we dismissed Alba Romeo & Co., Manila, Philippines ("Alba") as the independent accountant for auditing our Philippine subsidiary. Alba served as the Company's independent accountants for auditing our Philippine subsidiary since January 31, 2000,.The decision not to retain Civale and Alba is not a reflection on their capabilities or quality of service. The reports of Civale and Alba on our financial statements for the past two fiscal years did not contain any adverse opinion, disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles, except that Civales' reports on our financial statements for the past two fiscal years did contain a modification as to the uncertainty of our ability to continue as a going concern. The decision to change the our independent accountant was approved by our Board of Directors.

In connection with its audits for the two most recent fiscal years and through January 15, 2003, there have been no disagreements with Civale or Alba on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of either Civale or Alba would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and through January 15, 2003, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended).

Effective January 15, 2003, we engaged Amper, Politziner & Mattia ('Amper') as our new independent accountant to audit our financial statements, and financial statements of our Philippine subsidiary, for the year ended December 31, 2002. During the two most recent fiscal years and through January 15, 2003, we have not consulted with Amper regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(2) of Regulation S-K.


                   WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and us, please review the registration statement, including exhibits, schedules and reports filed as a part of the registration statement. Statements in this prospectus about the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of that document filed as an exhibit to the registration statement. The registration statement, including the exhibits and schedule thereto, may be inspected without charge at the principal office of the public reference facilities maintained by the Securities and Exchange Commission at Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, including our company. The common stock of our company is quoted on the OTC Bulletin Board.

                                 WORLDWATER CORP.

                          INDEX TO FINANCIAL STATEMENTS

                                Table of Contents


                                                                         Page
                                                                         ----


Independent Auditors' Reports

Financial Statements:

     Consolidated Balance Sheets -- December 31, 2002 and 2003 Consolidated Statements of Operations -- years ended
December 31, 2002 and 2001
     Consolidated Statements of Cash Flows -- years ended
        December 31, 2002 and 2001
     Consolidated Statements of Stockholders' Deficiency --
        year ended December 31, 2002
     Notes to Consolidated Financial Statements
     Consolidated Balance Sheets -- March 31, 2003 and 2003 Consolidated Statements of Operations -- three months ended
March 31, 2002 and 2001
     Consolidated Statements of Cash Flows -- three months ended
         March 31, 2002 and 2001
     Consolidated Statements of Stockholders' Deficiency --
         March 31, 2002
     Notes to Consolidated Financial Statements

                         Independent Auditors' Report

To the Shareholders of
WorldWater Corporation and Subsidiary

We have audited the accompanying consolidated balance sheet of WorldWater Corp. and Subsidiaries as of December 31, 2002, and the related consolidated statement of operations, changes in stockholders' equity (deficiency) and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position at December 31, 2002, the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital and stockholders' deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 19, the accompanying 2002 and 2001 financial statements have been restated.

/s/ Amper, Politziner & Mattia, P.C.
March 26, 2003, except for Note 19 which is dated May 30, 2003
Edison, New Jersey

To The Board of Directors and Shareholders,
WorldWater Corp:

We have audited the accompanying consolidated balance sheets of WorldWater Corp. and Subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WorldWater Corp. and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 19 to the financial statements, certain errors in recording the induced conversion of convertible debt, was discovered by management of the Company during the year. Accordingly, the 2001 financial statements have been restated to correct the error.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters and future operations are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Civale, Silvestri, Alfieri, Martin & Higgins, LLC
Mercerville, New Jersey

April 13, 2002, except for notes 12 and 19
as to which the date is June 2, 2003


                                           WORLDWATER CORP. AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEET
                                              December 31, 2002 and 2001
                                               (Restated, see Note 19)

       Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2002           2001
                                                                                           -------------  -------------
                                                                                             (Restated)     (Restated)
Current Assets:
    Cash and cash equivalents.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    140,574   $     18,115
    Accounts receivable, net of allowance for doubtful
        accounts of $8,980in 2002 and $3,760 in 2001 . . .. . . . . . . . . . . . . . . .       283,172         53,634
    Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        61,862         55,118
    Deferred contract costs                           . . . . . . . . . . . . . . . . . .       583,643              -
    Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16,585         15,746
                                                                                           -------------  -------------
       Total Current Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,085,836        142,613
    Equipment and leasehold improvements, Net . . . . . . . . . . . . . . . . . . . . . .        88,587        117,698
    Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,547          4,773
                                                                                           -------------  -------------
       Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  1,177,970   $    265,084
                                                                                           =============  =============

       Liabilities and Stockholders' (Deficiency)

Current Liabilities:
    Notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    197,000   $    167,000
    Notes payable, related parties. . . . . . . . . . . . . . . . . . . . . . . . . . . .       102,000         81,500
    Current maturities of long-term debt. . . . . . . . . . . . . . . . . . . . . . . . .       171,937        177,199
    Customer deposits payable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       243,172              -
    Accounts payable and accrued expenses . . . . . . . . . . . . . . . . . . . . . . . .     1,453,951        718,067
                                                                                           -------------  -------------
       Total Current Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,168,060      1,143,766
    Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       349,878         61,270
                                                                                           -------------  -------------
       Total Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,517,938      1,205,036
                                                                                           -------------  -------------
Commitments and contingencies                                                                         -              -

Stockholders' (Deficiency):
    Preferred Stock 7% Convertible,$.01 par value; authorized
       10,000,000; issued and outstanding at December 31, 2002 and 2001:
            Series A 66,667 shares, liquidation preference $60,000. . . . . . . . . . . .           667            667
            Series B 611,111 shares, liquidation preference $550,000. . . . . . . . . . .         6,111          6,111
    Common stock, $.001 par value; authorized 100,000,000;
       issued and outstanding 49,365,052 and 1,000,000 restricted shares at
       December 31, 2002 and 40,761,489 shares at December 31, 2001,               . . .         50,365         40,761
    Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,400,477     12,665,929
    Deferred compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (135,000)             -
    Accumulated other comprehensive loss. . . . . . . . . . . . . . . . . . . . . . . . .       (14,078)       (10,641)
    Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (15,648,510)   (13,642,779)
                                                                                           -------------  -------------
       Total Stockholders' (Deficiency) . . . . . . . . . . . . . . . . . . . . . . . . .    (1,339,968)      (939,952)
                                                                                           -------------  -------------
       Total Liabilities and Stockholders' (Deficiency) . . . . . . . . . . . . . . . . .  $  1,177,970   $    265,084
                                                                                           =============  =============

The Notes to Consolidated Financial Statements are an integral part of these statements.

                                          WORLDWATER CORP. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENT OF OPERATIONS
                                      For the years ended December 2002 and 2001
                                               (Restated, see Note 19)
                                                               2002                     2001
                                                           ------------             ------------
                                                            (Restated)               (Restated)
Revenue:
    Equipment sales . . . . . . . . . . . . . . . .   . .  $   386,916               $    118,212
    Grant revenue         . . . . . . . . . . . . . . . .      256,625                    122,833
                                                           ------------              -------------
        Total         . . . . . . . . . . . . . . . . . .      643,541                    241,045
                                                           ------------              -------------
Cost of Goods Sold:
    Cost of equipment sales. .. . . . . . . . . . . . . .      420,800                     81,686
    Cost of grant revenue  . .. . . . . . . . . . . . . .      110,388                     99,840
                                                           ------------              -------------
                                                               531,188                    181,526
                                                           ------------              -------------
Gross Profit. . . . . . . . . . . . . . . . . . . . . . .      112,353                     59,519
                                                           ------------              -------------
Operating Expenses:
    Research and development expense. . . . . . . . . . .      169,837                    302,332
    Marketing, general and administrative expenses. . . .    1,950,052                  1,305,052
                                                           ------------              -------------
        Total Expenses. . . . . . . . . . . . . . . . . .    2,119,889                  1,607,384
                                                           ------------              -------------
Loss from Operations. . . . . . . . . . . . . . . . . . .   (2,007,536)                (1,547,865)
                                                           ------------              -------------
Other Expense (Income)
    Interest expense (income), net.  .  . . . . . . . . .       81,298                    214,400
                                                           ------------              -------------
        Total Other Expense (income), net . . . . . . . .       81,298                    214,400
                                                           ------------              -------------
Loss before income taxes and extraordinary item             (2,088,834)                (1,762,265)
Benefit from sale of NJ net operating losses                   121,603                    145,148
                                                           ------------              -------------
Net loss                                                    (1,967,231)                (1,617,117)

    Accretion of preferred stock dividends                     (38,500)                  (877,640)
                                                           ------------               -------------

Net loss applicable to common shareholders. . . . . . . . .$(2,005,731)               $(2,494,757)
                                                           ============               =============

Net loss applicable per Common Share:
    Basic                            . . . . . . . . . .   $     (0.04)               $     (0.07)
                                                           ============               ============
    Diluted                          . . . . . . . . . .   $     (0.04)               $     (0.07)
                                                           ============               ============

Shares used in Per Share Calculation:
     Basic  . . . . . . . . . . . . . . . . . . . . . . .   46,151,102                  33,832,459
                                                           ============               =============
     Diluted  . . . . . . . . . . . . . . . . . . . . . .   46,151,102                  33,832,459
                                                           ============               =============




The Notes to Consolidated Financial Statements are an integral part of these statements.


                                          WORLDWATER CORP. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENT OF CASH FLOWS
                                    For the years ended December 31, 2002 and 2001
                                                (Restated, see Note 19)
                                                                                              2002          2001
                                                                                          ------------  ------------
                                                                                           (RESTATED)     (RESTATED)
Cash Flows from Operating Activities:
    Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(1,967,231)  $(1,617,117)
    Adjustments to reconcile net loss to
       net cash used in operating activities:
           Non-cash compensation expense related to warrants issued. . . . . . . . . . .       46,500        13,417
           Amortization of interest expense. . . . . . . . . . . . . . . . . . . . .           20,100       131,478
           Issuance of options for service and interest  . . . . . . . . . . . . . . . .            -        78,250
           Issuance of stock for service . . . . . . . . . . . . . . . . . . . . . . . .      214,341        60,000
           Depreciation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       41,000        45,048
           Bad debts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,220        (6,240)
           Stock based compensation expense. . . . . . . . . . . . . . . . . . . . . . .       15,000            -
  Changes in assets and liabilities:
               Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . .     (234,758)       58,919
               Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (6,744)       33,589
               Deferred contract costs . . . . . . . . . . . . . . . . . . . . . . . . .     (583,643)            -
               Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (839)       (9,092)
               Customer deposits payable                         . . . . . . . . . . . .      243,172             -
               Accounts payable and other accrued expenses . . . . . . . . . . . . . . .      735,884       329,016
                                                                                          ------------  ------------
                   Net Cash (Used in) Operating Activities . . . . . . . . . . . . . . .   (1,471,998)     (882,732)
                                                                                          ------------  ------------

Cash Flows from Investing Activities:
    Purchase of equipment and leasehold improvements . . . . . . . . . . . . . . . . . .      (11,889)       (4,623)
    Deposits                       . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,226       (14,446)
                                                                                          ------------  ------------
                   Net Cash Provided by (Used in) Investing Activities . . . . . . . . .      (10,663)      (19,069)
                                                                                          ------------  ------------

Cash Flows from Financing Activities:
    Proceeds from issuance of long-term debt . . . . . . . . . . . . . . . . . . . . . .      600,000        10,000
    Payments on long-term debt             . . . . . . . . . . . . . . . . . . . . . . .     (126,531)       (5,879)
    Proceeds from issuance of notes payable. . . . . . . . . . . . . . . . . . . . . . .      351,500       406,000
    Payments on notes payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (301,000)     (205,500)
    Proceeds from issuance of common stock . . . . . . . . . . . . . . . . . . . . . . .    1,084,588       658,707
                                                                                          ------------  ------------
                   Net Cash Provided by Financing Activities           . . . . . . . . .    1,608,557       863,328
                                                                                           ------------  ------------

Net effect of currency translation on cash                                                     (3,437)      (10,641)

Net Increase (Decrease) in Cash and cash equivalents. . .  . . . . . . . . . . . . . . .      122,459       (49,114)
Cash and cash equivalents at Beginning of Year. . . . . . . . . . . . . . . . . . . . .        18,115        67,229
                                                                                          ------------  ------------

Cash and cash equivalents at End of Year . . . . . . . . . . . . . . . . . . . . . . . .  $   140,574   $    18,115
                                                                                          ============  ============


The Notes to Consolidated Financial Statements are an integral part of these statements.

                                              WORLDWATER CORP. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                        For the years ended December 31, 2002 and 2001
                                                     (Restated, see Note 19)


                                                                                                        ADDITIONAL
                                                                                                         PAID-IN
                                              COMMON   STOCK              PREFERRED   STOCK              CAPITAL
                                           SHARES          PAR VALUE   SHARES          PAR VALUE         (COMMON)
                                           ----------      ---------   ----------       ---------      ----------
BALANCE, DECEMBER 31, 2000 . . . . . . .   32,330,811     $    32,331    1,722,166   $      17,222   $   9,461,695
CONVERSION OF PREFERRED STOCK
  - SERIES A . . . . . . . . . . . . . .    4,419,778           4,420   (1,111,055)        (11,111)        995,530
  - ACCRETION OF DIVIDENDS . . . . . . .            -               -            -               -         827,473
ISSUANCE OF PREFERRED STOCK
  FOR CASH - SERIES A. . . . . . . . . .            -               -       66,667             667               -
PRIVATE PLACEMENT ISSUANCE
  COSTS. . . . . . . . . . . . . . . . .            -               -            -               -        (112,720)
ISSUANCE OF COMMON STOCK
  FOR CASH . . . . . . . . . . . . . . .    2,456,000           2,455            -               -         486,978
ISSUANCE OF COMMON STOCK
  FOR WARRANTS EXERCISED . . . . . . . .      270,750             271            -               -          78,729
ISSUANCE OF COMMON STOCK
  FOR SERVICES . . . . . . . . . . . . .      886,000             886            -               -         157,750
ISSUANCE OF COMMON STOCK
  FOR OPTIONS EXERCISED. . . . . . . . .      398,150             398            -               -         122,210
WARRANTS GRANTED FOR FINANCING . . . . .            -               -            -               -         131,478
WARRANTS GRANTED FOR CONSULTING SERVICES            -               -            -               -          13,417
COMPREHENSIVE LOSS:
  NET LOSS . . . . . . . . . . . . . . .            -               -            -               -               -


OTHER COMPREHENSIVE INCOME-
  CURRENCY TRANSLATION ADJUSTMENT. . . .            -               -            -               -               -
                                             ---------    ------------    ---------    ------------    ------------
TOTAL COMPREHENSIVE LOSS
BALANCE, DECEMBER 31, 2001 . . . . . . .   40,761,489          40,761      677,778           6,778      12,162,540
                                           ==========     ============    =========    ============    ============


                                             ADDITIONAL                                      ACCUMULATED
                                              PAID IN                                           OTHER
                                              CAPITAL        DEFERRED        ACCUMULATED     COMPREHENSIVE
                                             (PREFERRED)   COMPENSATION        DEFICIT       INCOME(LOSS)      TOTAL
                                            -----------     ------------     -----------    --------------   -----------
BALANCE, DECEMBER 31, 2000 . . . . . . .  $   1,382,728   $          0     ($11,148,022)  $            0     ($254,046)
CONVERSION OF PREFERRED STOCK
  - SERIES A . . . . . . . . . . . . . .       (988,839)               -               -               -             -
  - ACCRETION OF DIVIDENDS . . . . . . .         50,167                -       (877,640)               -             -
ISSUANCE OF PREFERRED STOCK
  FOR CASH - SERIES A. . . . . . . . . .         59,333                -               -               -        60,000
PRIVATE PLACEMENT ISSUANCE
  COSTS. . . . . . . . . . . . . . . . .              -                -               -               -      (112,720)
ISSUANCE OF COMMON STOCK
  FOR CASH . . . . . . . . . . . . . . .              -                -               -               -       489,433
ISSUANCE OF COMMON STOCK
  FOR WARRANTS EXERCISED . . . . . . . .              -                -               -               -        79,000
ISSUANCE OF COMMON STOCK
  FOR SERVICES . . . . . . . . . . . . .              -                -               -               -       158,636
ISSUANCE OF COMMON STOCK
  FOR OPTIONS EXERCISED. . . . . . . . .              -                -               -               -       122,608
WARRANTS GRANTED FOR FINANCING . . . . .              -                -               -               -       131,478
WARRANTS GRANTED FOR CONSULTING SERVICES              -                -               -               -        13,417
COMPREHENSIVE LOSS:
  NET LOSS . . . . . . . . . . . . . . .              -                -     (1,617,117)               -    (1,617,117)
OTHER COMPREHENSIVE INCOME-
  CURRENCY TRANSLATION ADJUSTMENT. . . .              -                -               -         (10,641)      (10,641)
                                         ---------------  --------------     -----------    -------------   -----------
                                                                                                            (1,627,758)
                                                                                                            -----------
TOTAL COMPREHENSIVE LOSS
BALANCE, DECEMBER 31, 2001 . . . . . . .        503,389                0     (13,642,779)         (10,641)    (939,952)
                                         ==============   ==============    =============    =============  ===========







                                                                                                        ADDITIONAL
                                                                                                         PAID-IN
                                              COMMON   STOCK              PREFERRED   STOCK              CAPITAL
                                           SHARES          PAR VALUE   SHARES          PAR VALUE         (COMMON)
                                           ----------      ---------   ----------       ---------      ----------
PRFERRED STOCK
 - ACCRETION OF DIVIDENDS. . . . . . . .            -               -            -               -               -
ISSUANCE OF COMMON STOCK AND
  WARRANTS FOR CASH. . . . . . . . . . .    5,500,335           5,500            -               -         794,525
ISSUANCE OF COMMON STOCK
  FOR WARRANTS EXERCISED . . . . . . . .    1,168,000           1,168            -               -         174,032
ISSUANCE OF COMMON STOCK
  FOR SERVICES . . . . . . . . . . . . .    1,342,335           1,343            -               -         212,998
ISSUANCE OF COMMON STOCK
  FOR OPTIONS EXERCISED. . . . . . . . .      592,893             593            -               -         108,770
WARRANTS GRANTED FOR FINANCING . . . . .            -               -            -               -         210,223
WARRANTS GRANTED FOR CONSULTING SERVICES            -               -            -               -          46,500
ISSUANCE OF COMMON STOCK PURSUANT
  TO RESTRICTED STOCK PLAN . . . . . . .    1,000,000           1,000            -               -         149,000
AMORTIZATION OF DEFERRED
  COMPENSATION RESTRICTED STOCK. . . . .            -               -            -               -               -
COMPREHENSIVE LOSS:
  NET LOSS . . . . . . . . . . . . . . .            -               -            -               -               -
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT. . . .            -               -            -               -               -

TOTAL COMPREHENSIVE LOSS . . . . . . . .            -               -            -
                                          -----------    ------------    ---------    ------------    ------------
BALANCE, DECEMBER 31, 2002 . . . . . . .   50,365,052     $    50,365      677,778     $     6,778   $  13,858,588





                                             ADDITIONAL                                      ACCUMULATED
                                              PAID IN                                           OTHER
                                              CAPITAL        DEFERRED        ACCUMULATED     COMPREHENSIVE
                                             (PREFERRED)   COMPENSATION        DEFICIT       INCOME(LOSS)      TOTAL
                                            -----------     ------------     -----------    --------------   -----------
PREFERRED STOCK
 - ACCRETION OF DIVIDENDS. . . . . . . .         38,500                -         (38,500)               -             -
ISSUANCE OF COMMON STOCK AND
  WARRANTS FOR CASH. . . . . . . . . . .              -                -               -                -       800,025
ISSUANCE OF COMMON STOCK
  FOR WARRANTS EXERCISED . . . . . . . .              -                -               -                -       175,200
ISSUANCE OF COMMON STOCK
  FOR SERVICES . . . . . . . . . . . . .              -                -               -                -       214,341
ISSUANCE OF COMMON STOCK
  FOR OPTIONS EXERCISED. . . . . . . . .              -                -               -                -       109,363
WARRANTS GRANTED FOR FINANCING . . . . .              -                -               -                -       210.223
WARRANTS GRANTED FOR CONSULTING SERVICES              -                -               -                -        46.500
ISSUANCE OF COMMON STOCK PURSUANT
  TO RESTRICTED STOCK PLAN . . . . . . .              -         (150,000)              -                -             -
AMORTIZATION OF DEFERRED
  COMPENSATION RESTRICTED STOCK. . . . .              -           15,000               -                -        15,000
COMPREHENSIVE LOSS:
  NET LOSS . . . . . . . . . . . . . . .              -                -      (1,967,231)               -    (1,967,231)
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT. . . .              -                -               -           (3,437)       (3,437)
                                                                                                             -----------
TOTAL COMPREHENSIVE LOSS                                                                                     (1,970,668)
                                          -------------     ------------    -------------   --------------  ------------
BALANCE, DECEMBER 31, 2002 . . . . . . .  $     541,889        ($135,000)   ($15,648,510)        ($14,078)  ($1,339,968)
                                          =============     ============    ============    ==============  ============


THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.




                         WORLDWATER CORP. AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)Liquidity

These consolidated financials are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company's working capital deficit and stockholder's deficiency raises substantial doubt about the Company's ability to continue as a going concern. Management continues to raise capital through the sale of common stock and additional borrowings. In addition, management is continuing to market their products domestically and internationally. However, there can be no assurances that the company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

(2)Formation of the Company

WorldWater Corp. ("Company") was incorporated in the State of Nevada on April 3, 1985 under the name Golden Beverage Company ("Golden"). In April 1997, the Company completed a reverse acquisition with WorldWater, Inc., a Delaware corporation formed in January 1984 and changed its name to WorldWater Corp. in June 1997. Pursuant to the acquisition agreement, the Company issued on a share-for-share basis 8,141,126 post-reverse split shares of Golden $0.001 par value voting common stock for 8,141,126 shares of WorldWater, Inc. $0.001 par value voting common stock, which equaled eighty percent (80%) of all WorldWater, Inc. issued and outstanding common stock. The remaining shareholders were offered one share of the Company's common stock for one share of WorldWater, Inc.'s common stock and are reflected as issued and outstanding common stock of the Company. Holders of approximately ninety-one percent (91%) of WorldWater, Inc.'s common stock agreed to the stock exchange and tendered their shares.

Prior to the reverse merger transaction described above, the Company was a non-operating publicly held company. As of the closing date, all assets and liabilities of Golden Beverage Company were transferred to an unrelated entity. Therefore, the reverse acquisition had the effect of transferring the assets and liabilities of WorldWater, Inc. into the publicly held entity. In consideration for this, the former shareholders of Golden Beverage Company received 113,501 shares of the Company's common stock.

(3) Nature of the Business and Summary of Significant Accounting Policies Description of the Business

The Company operates in one business segment as a full-service water management and solar energy company, designing, developing and marketing technology relating to water needs and solar power applications. The Company advises and supplies governments and industry throughout the world on solar electric applications and on all phases of water needs. The Company has customers in developing countries and in the United States.
Principles of Consolidation

The consolidated financial statements include the parent company WorldWater Corp., and its controlled wholly owned subsidiary company, WorldWater (Phils) Inc. and certain other inactive subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

WorldWater Corp., 100% wholly owned inactive subsidiaries include
        WorldWater, Inc.
        WorldWater Holdings Inc.
        WorldWater East Africa Ltd.
        WorldWater Pakistan (Pvt.), Ltd.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, foreign currency translation, depreciation, taxes and the value of shares issued. Although these estimates are based on management's best knowledge of current events and actions that the company may undertake in the future, actual results may be different from the estimates.

Foreign Currency Translation

For International subsidiaries, asset and liability accounts are translated at year-end rates of exchange and revenue and expenses are translated at average exchange rates prevailing during the year. For subsidiaries whose functional currency is deemed to be other than the U.S. dollar, translation adjustments are included as a separate component of other comprehensive income and stockholders deficiency. Currency transaction gains and losses are recorded in income.

Comprehensive Loss

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income" establishes standards for reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss consists of net loss and foreign currency translation and is presented in the consolidated statements of stockholders' deficiency. SFAS No. 130 requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations.

Revenue Recognition

The Company derives revenue primarily from the sale and installation of its solar pumping systems and solar energy products. Revenues are also derived to a lesser extent from government consulting projects and from grant revenue received. Revenues are recorded when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery has occurred or services have been rendered and when collectibility is reasonably assured.

Revenues from time and material service arrangements are recognized using the percentage of completion method measured by labor and other costs incurred to total estimated labor and other costs required. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known.

Revenues from equipment sales and installation contracts containing acceptance provisions are recognized upon customer acceptance. Deferred contracts cost represent costs incurred on uncompleted contracts. Cash payments received in advance of product or service revenue are recorded as customer deposits payable. Some contracts have specified identifiable multiple elements whereby upon completion of that stage or milestone and customer acceptance is received, the applicable revenue is recognized.

Revenues from consulting projects are recognized as services are rendered.

Grant revenues on the basis of entitlement periods are recorded as revenue when entitlement occurs.

Estimated expenses related to contractual product warranties are accrued at the time of contract completion. Estimates are established using historical information on the nature, frequency, and average cost of warranty claims.


Accounting for Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax basis of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of these benefits is considered more likely than not.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value due to its short-term nature.

Inventory

Inventory is stated at the lower of cost or market determined by the First-In, First-Out (FIFO) method. Inventory consists mainly of purchased system components.


Equipment and Leasehold Improvements

Equipment and leasehold improvements are carried at cost, less accumulated depreciation and are depreciated for financial reporting purposes using the straight-line method. Depreciation for income tax purposes is computed using accelerated methods. The estimated useful lives are: computers and information equipment, 5 years, office furniture, vehicles, and test and assembly fixtures, 5 to 7 years: leasehold improvements, 7 years. Upon retirement or disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amount, less any proceeds, is charged or credited to income. Expenditures for maintenance and repairs are expensed as incurred. Expenditures, which significantly increase asset value or extend useful lives, are capitalized.


Research and Development Expense

Research and development costs are expensed as incurred. Enhancements to products are capitalized once technological feasibility has been established.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for potential impairment in compliance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company records, in depreciation expense, impairment losses on long-lived assets used in operations when events and circumstances indicate the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts. The current fair market value of the assets is determined by recent transactions, expected remaining useful lives, future market trends and projected salvage values to determine the fair market value of these assets. Impairment losses are measured by comparing the fair value of the asset to its carrying amount.


Stock-Based Compensation

The Company granted options for a fixed number of shares to key employees with the exercise price equal to the fair value of shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees", and, accordingly recognizes no compensation expense for the stock option grants. The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to provide pro forma net income (loss) disclosure for stock-based compensation as if the fair-value method had been applied.

Transactions with non-employees and consultants, in which goods or services are considered received for the issuance for equity instruments, are accounted for under the fair value method defined in SFAS No. 123.


Equity Security Transactions

Since inception, the Board of Directors has established the fair value of common stock based upon quoted market prices existing at the dates such equity transactions occurred.


Net Loss Per Common Share

Basic loss per share includes no dilution and is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution of securities that could share in our earnings. As presented, our basic and diluted loss per share attributable to common stockholders is based on the weighted average number of common shares outstanding during the period and does not include other potential common shares, including shares issuable upon exercise of options, warrants and conversion rights, since their effect would be antidilutive due to our losses.


Reclassification

Certain prior year balances have been reclassified to conform to current year presentation.

Impact of Accounting Pronouncements

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives. The adoption of FAS No.141 and No. 142 had no impact on the Company's operating results and financial position.


Effective January 1, 2002, the Company adopted SFAS No. 144, "Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", effective for fiscal years beginning after December 15, 2001. SFAS No. 144 supercedes SFAS No. 121, removes goodwill from its scope and identifies the methods to be used in determining fair value. The adoption of SFAS No. 144 had no impact on the Company's operating results and financial position.

In June 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards 146, "Accounting for Costs Associated with Disposal or Exit Activities" ("SFAS 146"). SFAS 146 requires that liabilities for the costs associated with exit or disposal activities be recognized when the liabilities are incurred, rather than when an entity commits to an exit plan. We will adopt SFAS 146 on January 1, 2003. The new rules will change the timing of liability and expense recognition related to exit or disposal activities, but not the ultimate amount of such expenses. The adoption of this standard is not expected to have an impact on the Company's operating results or financial position.

In November 2002, the FASB issued Interpretation 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 also expands the disclosures required to be made by a guarantor about its obligations under certain guarantees that it has issued. Initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified. The disclosure requirements are effective immediately and are provided in Item
8. "Financial Statements and Supplementary Data, Note 8 - Commitments". We do not expect FIN 45 to have a material effect on our results of operations.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure" ("SFAS No. 148"). SFAS No. 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as originally provided by SFAS No.123. Additionally, SFAS No. 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in both the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transitional requirements of SFAS No. 148 are effective for all financial statements for fiscal years ending after December 15, 2002. The application of the disclosure portion of this standard will have no impact on our consolidated financial position or results of operations. The FASB recently indicated that they will require stock-based employee compensation to be recorded as a charge to earnings beginning in 2004. We will continue to monitor their progress on the issuance of this standard as well as evaluate our position with respect to current guidelines.

Proforma Stock Based Compensation

The company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans because the exercise price of employee stock options equals the market prices of the underlying stock on the date of grant. Had compensation cost been determined based on the fair value at the grant date for awards in the years ended December 31, 2002 and 2001, respectively, consistent with the provisions of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

                                                2002                      2001

Net loss, as reported                     $ (2,005,731)            $ (2,494,757)
Add:     Stock based employee
   compensation expense included in
   net loss, net of related tax effects         15,000                        0
Deduct:  Total stock based employee
   compensation expense determined under
   fair value based method for all awards,
   net of related tax effects                  (53,407)                (121,950)

Pro forma net loss                        $ (2,044,138)            $ (2,616,707)
Earnings per share:
   Basic-as reported                      $      (0.04)            $      (0.07)
   Basic-pro forma                        $      (0.04)            $      (0.07)

   Diluted-as reported                    $      (0.04)            $      (0.07)
   Diluted-pro forma                      $      (0.04)            $      (0.07)


In January 2003, the FASB issued Interpretation 46 - "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires that companies that control another entity through interests other than voting interests should consolidate the controlled entity. FIN 46 applies to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest in after that date. The related disclosure requirements are effective immediately. We do not expect FIN 46 to have a material effect on our results of operations.


(4)    Equipment and Leasehold improvements

                                            2002             2001
                                            ----             ----
Computers                               $  36,537        $  30,117
Office  furniture  and  equipment          98,695          100,775
Test  and  assembly  fixtures              34,140           33,550
Vehicles                                   99,266           92,307
Leasehold  improvements                     8,123            8,123
                                       -----------      -----------
                                          276,761          264,872
Less:  Accumulated  depreciation          188,174          147,174
                                       -----------      -----------
Equipment and leasehold
       improvements, net                $  88,587        $ 117,698
                                       ===========      ===========



(5) Notes Payable

The Company has outstanding several notes payable in the aggregate amounts of $197,000 and $167,000 at December 31, 2002 and 2001, respectively. The effective interest rates on these notes range from 0.00% to 10%. All outstanding notes payable are unsecured. As of December 31, 2002 $80,000 of short term convertible notes were in default.

(6)     Related Party Transactions

Note Payable

Amounts payable to employees, directors and their immediate relatives are due on demand.

                                                           2002             2001

Directors                                           $     3,000        $   3,000
Employees                                                99,000           78,500
    Total                                           $   102,000        $  81,500

Leases


The Company leased office and laboratory facilities from the Chairman of the Company on a month to month basis. Lease payments to the Chairman were $33,000 for 2002 and $30,000 in 2001.

(7)    Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following at December 31:

                                   2002      2001
                             ----------  --------
Accounts payable. . . . . .  $1,013,936  $325,477
Accrued interest. . . . . .     153,075   113,867
Accrued salaries - officers     242,560   143,393
Accrued payroll taxes . . .      14,384   122,362
Other accrued expenses. . .      29,996    12,968
                             ----------  --------
                             $1,453,951  $718,067
                             ==========  ========

(8)    Long-Term Debt

Long-term debt consist of the following at December 31:          2002       2001
Uncollateralized loans payable to a Fund dated November       $309,877       0
8th and 15th, 2002, face value bears interest at 10.00 percent per annum with, using the original issue discount the effective interest rate is 32% per annum with three year maturity dates. Payments of interest are due semi-annually beginning May 8th and 15th, 2003. The loans are convertible at the option of the holder at $0.14 per common share for a total of 3,571,430 shares.

Loans payable to individuals, with no stated interest
rate or maturity date.  Imputed interest is calculated
at a rate of 4.50% and is included in accrued interest.
These uncollateralized notes are convertible at the
option of the holder at $0.495 per common share for
106,060 shares of common stock.                                 52,500    52,500


Loan payable to an individual dated October 14, 1992,
bearing interest at 8.00 percent per annum with an
original maturity date of October 14, 1997.  Payment
of principal and accrued interest were due at maturity.
The loan is uncollateralized and is convertible at the
option of the holder at the rate of $0.40 per share for a
total conversion amount of 125,000 shares of common stock.      50,000    50,000


Loans payable to individuals dated July 17, 1995
through February 25, 1997  bearing interest at 10.00 percent per annum and due on demand. The loans are uncollateralized
and are convertible at the option of the holder at $0.50
per common share for 106,000 shares of common stock.
In addition, all holders were granted 602,965 warrants for
the purchase of common stock at the price of $0.60 per share.   53,000    53,000

Loan payable to an individual dated December 14,
2001, bearing interest at 8.00 percent per annum with
a maturity date of September 14, 2003.  The loan is
uncollateralized and is convertible at the option of the
holder at $0.25 per common share for 40,000 shares
of common stock.                                                10,000    10,000

Loans payable to certain institutions collateralized
by autos.                                                            0    20,131

Loan payable to PNC Bank dated November 2001
bearing interest at 7.75% per annum payable in monthly
installments of $813 with a maturity date of November
2008 and is guaranteed by the Chairman.                         46,438    52,838

Total                                                        $ 521,815  $238,469

Less current maturities                                        171,937   177,199
Total long-term debt                                         $ 349,878 $  61,270

The current maturities of long-term debt are:
2002                                                             $171,937
2003                                                                6,953
2004                                                              317,389
2005                                                                8,115
2006 thereafter                                                    17,421
                                                                 $521,815

In July 2000, the Company entered into a $50,000 Line of Credit with a commercial bank, of which approximately $52,000 was outstanding at December 31, 2000. In November of 2001, the Line of Credit and accrued interest was converted to a 7 year term loan payable in monthly installments bearing interest at a fixed rate of 7.75% per annum and is included in long-term debt.

(9)      Income Taxes

The components of income tax expense (benefit) are as follows:

                                             2002               2001
Federal:
    Current                                $       -        $         -
    Deferred                                       -                  -
    Foreign                                        -                  -
                                           $       -        $         -

State:
    Current                                $       -        $         -
    Deferred                                       -                  -
    Benefit from sale of state NOL's         121,603            145,148

                                           $ 121,603        $   145,148


                                                       2002        2001
                                                  ----------  ----------
Expected tax benefit at 34%. . . . . . . . . . .  $ 669,000   $ 550,000
State tax benefit before allowance . . . . . . .   (209,000)    (48,950)
Change in deferred tax valuation allowance . . .   (460,000)   (501,050)
Sale of state net operating loss and research &
  development credit . . . . . . . . . . . . . .    121,603     145,148
                                                  ----------  ----------
Income tax benefit . . . . . . . . . . . . . . .  $ 121,603   $ 145,148
                                                  ==========  ==========


The tax effect of significant items comprising the Company's deferred tax asset are as follows:

                                                         2002             2001

Net operating losses carryforwards                 $ 4,359,391       $ 3,899,391
Valuation allowance                                  4,359,391         3,899,391

Net deferred tax asset                             $        --       $        --

Due to the current uncertainty of realizing the benefits of the tax loss carryforward, valuation allowances equal to the U.S. deferred taxes have been established. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. The valuation allowance will be evaluated at the end of each reporting period, considering positive and negative evidence about whether the deferred tax asset will be realized.



At December 31, 2002, the Company had net operating loss carryforwards (NOL) and research and development credits which may be available to offset future Federal and state taxable income, if any and will expire as follows:






                                                                   Net Operating Loss          Research and Development
            Year Expiring                                             Carryforwards                  Tax Credits
            -------------                                    --------------------------------
                                                                     Federal          State        Federal     State
                                                             -------------------  -----------      -------     ------
2003. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $            29,505            -           -          -
2004. . . . . . . . . . . . . . . . . . . . . . . . . . . .               95,302            -           -          -
2005. . . . . . . . . . . . . . . . . . . . . . . . . . . .               94,557            -           -          -
2006. . . . . . . . . . . . . . . . . . . . . . . . . . . .              402,684            -           -          -
2007. . . . . . . . . . . . . . . . . . . . . . . . . . . .              251,079            -           -          -
2008. . . . . . . . . . . . . . . . . . . . . . . . . . . .              641,341            -           -          -
2009. . . . . . . . . . . . . . . . . . . . . . . . . . . .              887,929    2,007,000      19,646     21,400
2010. . . . . . . . . . . . . . . . . . . . . . . . . . . .              912,453            -      15,207          -
2011. . . . . . . . . . . . . . . . . . . . . . . . . . . .              981,193            -      15,387          -
2012. . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,263,193            -      12,923          -
2013. . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,337,702            -      20,398          -
2014. . . . . . . . . . . . . . . . . . . . . . . . . . . .              660,000            -      16,100          -
2015. . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,729,498            -      17,701          -
2016. . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,381,244            -      12,795          -
2017. . . . . . . . . . . . . . . . . . . . . . . . . . . .            2,007,000            -      21,400     21,400
                                                             -------------------  ------------    -------    -------
                                                                      12,674,680    2,007,000     151,557     21,400
===========================================================  ===================  ============    =======    =======


The Company participates in the State of New Jersey's corporation business tax benefit certificate transfer program (the "Program"), which allows certain high technology and biotechnology companies to transfer unused New Jersey net operating loss carryovers and research and development tax credits to other New Jersey corporation business taxpayers. During 2002 and 2001, the Company submitted applications to the New Jersey Economic Development Authority (the "EDA") to participate in the Program and the applications were approved. The EDA then issued certificates certifying the Company's eligibility to participate in the Program for these years.


The program requires that a purchaser pay at least 75% of the amount of the surrendered tax benefit. During 2002 and 2001, the Company sold approximately $1,448,912 and $1,729,498 of its New Jersey state net operating loss carryforwards and $12,660 and $17,001 of its research and development tax credits for $121,603 and $145,148, respectively and recognized a tax benefit for that amount.


In the event of a change in ownership, the Tax Reform Act of 1986 (the "Act") provides for a potential limitation on the annual use of net operating loss
(NOL) and research and development tax credit carryforwards that could significantly limit the Company's ability to utilize these carryforwards. Accordingly, because tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of the net operating losses and credit carryforwards for Federal income tax purposes.


(10) Stock-Based Compensation Plans

The Company provides a stock option plan, for the granting of incentive stock options to key employees, directors, officers, key consultants, and advisor to the Company. The Company may grant up to 1,257,629 shares, with an option term not to exceed ten years.


                                                                                      Weighted-
                                                                                      average        Weighted-
                                                             Exercise                 remaining      average
                                                             Price per   Share        contractual    exercise price
                                                             Shares      Options      life (years)   per share
                                                             ---------   -------      ------------   ---------------
Balance, December 31, 2000. . . . . . . . . . . . . . . . .  .15-1.00    1,414,161
    Granted . . . . . . . . . . . . . . . . . . . . . . . .   .29-.66    1,605,669
    Cancelled . . . . . . . . . . . . . . . . . . . . . . .       .15      (55,600)
    Exercised . . . . . . . . . . . . . . . . . . . . . . .   .15-.38     (398,150)
                                                                         ----------

Balance, December 31, 2001. . . . . . . . . . . . . . . . .  .15-1.00    2,566,080
    Granted . . . . . . . . . . . . . . . . . . . . . . . .   .14-.34    3,769,184
    Cancelled . . . . . . . . . . . . . . . . . . . . . . .         -            -
    Exercised . . . . . . . . . . . . . . . . . . . . . . .   .14-.40     (592,893)
                                                                         ----------

Balance, December 31, 2002. . . . . . . . . . . . . . . . .  .14-1.00    5,742,371
                                                                         ==========

Options outstanding and exercisable as of December 31, 2002
                                                                  .15    3,184,775       8.90          $ .15
                                                                  .20      150,000       9.50            .20
                                                                  .22       50,000       9.50            .22
                                                                  .25       31,000       7.31            .25
                                                                  .30      100,000       8.34            .30
                                                                  .32      969,900       8.02            .32
                                                                  .34      733,000       8.76            .34
                                                                  .45       99,500       7.28            .45
                                                                  .53       10,800       8.28            .53
                                                                  .54       50,000       8.50            .54
                                                                  .57       99,996       6.90            .57
                                                                  .59      201,400       8.30            .59
                                                                  .66       50,000       8.18            .66
                                                                 1.00       12,000       7.83           1.00
                                                             --------    ----------      ----          -----
Balance, December 31, 2002. . . . . . . . . . . . . . . . .  .15-1.00    5,742,371       8.46          $0.25
                                                             ========    ==========      ====          =====



In accordance with APB Opinion No. 25, the Company does not recognize compensation expense for stock options granted to employees under the plan. SFAS No 123, "Accounting for Stock-Based Compensation" requires a Company to determine the fair market value of all awards of stock based compensation using an option priced model and to disclose pro forma net income as if the resulting stock-based compensation amounts were recorded. The table below presents these pro forma disclosures.






                             2002                       2001
                    -------------------------   ------------------------
                    As reported  Pro forma      As reported  Pro forma

Net loss . . . . .  $2,005,731   $  2,044,138   $2,494,757   $2,616,707
                    ===========  =============  ===========  ===========
Earnings per share  $    (0.04)  $      (0.04)  $    (0.07)  $    (0.07)
                    ===========  =============  ===========  ===========



The Company used the Black-Scholes model to value the stock options that it granted. The assumptions that the Company used to estimate the fair value of the options and the weighted-average estimated fair value of an option on the date of the grant are as follows:




                                                   2002          2001
                                            ------------  ------------

Terms (years). . . . . . . . . . . . . . .           10          3-10
Volatility . . . . . . . . . . . . . . . .           79%           50%
Risk-free interest rate (zero coupon U.S.
     Treasury Notes) . . . . . . . . . . .            5%            5%
Dividend yield . . . . . . . . . . . . . .            0%            0%
Weighted-average fair value per option . .  $0.15-$0.34   $0.21-$0.27



(11)  Warrants

The Company accounts for transactions with non-employees, in which goods or services are the consideration received for the issuance of equity instruments under the fair value based method.



At December 31, 2002, warrants to purchase 9,988,858 common shares are outstanding, exercisable as follows:


Year. . .  Warrants Exercisable  Strike Price
---------  --------------------  -------------
2003. . .             2,209,525  $  0.20-$1.20
2004. . .             2,040,000  $  0.10-$0.50
2005. . .             1,118,333  $  0.15-$0.25
2006. . .             1,740,000  $  0.15-$0.30
2007. . .             2,881,000  $  0.15-$0.50
           --------------------
                      9,988,858
           ====================


(12)      Convertible Preferred Stock

The Company issued 66,667 shares of Series A 7% three year Convertible Preferred Stock in exchange for financial public relations services. The shares were issued at $0.90 per share and the services were valued at $60,000 and recorded in the financial statements.

In November 2001 the Company converted 1,111,055 shares of Series A 7% three year Convertible Preferred Stock plus accrued interest of $104,995 at $0.25 per share for a total of 4,419,778 common shares. In accordance with SFAS No. 84, "Induced Conversions of Convertible Debt (an Amendment of APB Opinion No. 26)", the Company recorded a charge to retained earnings of $722,478. The charge was equal to the fair value of the common stock received less the fair value of the common stock that would have been received pursuant to the original conversion terms of the Series A Preferred Stock. This charge was recorded as accretion of preferred stock dividends on the accompanying statement of operations and as a component of the net loss available to common shareholders.

In 2000 the Company sold 1,111,055 shares of Series A and 611,111 shares of Series B 7% three year Convertible Preferred Stock at $0.90 per share. The Series A Preferred Shares are callable at $1.80 if the market bid price remains over the call level for 20 days. The Series B Preferred Stock proceeds are intended to be used by the Company for the initial operating requirements of WorldWater (Phils) Inc., the Philippine subsidiary wholly owned by WorldWater Corp. Therefore the conversion privilege is either into 10% of WorldWater
(Phils)  Inc.  or  into  611,111  shares  of  WorldWater  Corp.  common  stock.


The Company will pay 7% dividends annually on both the Series A and Series B Preferred Stock as determined by the Board of Directors based upon the results of operations and the financial condition of the Company. Dividends have been accrued and are shown in accretion on the statement of operations.

The Series A and Series B preferred shares automatically convert into common shares upon expiration at the end of three years.


(13)      Employment and Consultant Agreements

On January 1, 2002, the Company entered into a five-year employment agreement with the Chief Executive Officer ("CEO"). Compensation under the agreement is $150,000 annual salary, $1,200 per month auto allowance and $1,500 per month to cover rental offices in Hopewell, New Jersey. The CEO agreed to an amendment which provided for an annual salary of $25,200 accruing the difference beginning on July 1st. The CEO has full participation in the Company "fringe benefits" including health coverage and the maintenance of a whole life policy to continue after retirement. Bonus and participation in the Stock Option Plan are based upon the discretion of the compensation committee. In July 2002, the CEO was granted 120,000 stock options vesting in equal installments of 10,000 shares per month, at an exercise price of $0.15, the fair market value at the date of the grant.

Also on January 1, 2002, the Company entered into three-year employment agreements with the Vice President/Controller and the Vice President. Total compensation under these agreements amounted to $152,000 annually. In July 2002, the Vice President/Controller and Vice President agreed to amend their employment agreements such that their combined annual salaries were reduced to $73,200. Subsequently, with effect on November 1, 2002, the combined salaries of these individuals were increased to $122,000 annually. In addition, effective July 2002, these individuals were granted 156,000 stock options, vesting 13,000 per month, at an exercise price of $0.15, the fair market value at the date of the grant.

The Company has unpaid salaries of $242,560 which have been deferred by the officers as of December 31, 2002, and are included in accrued expenses.

(14)      Leases

The Company leases its production, service and administrative premises under a five-year lease agreement expiring June 25, 2007. The lease requires the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property. Rent expense for 2002 and 2001 was $66,000.

The minimum future rental payments under this lease are $297,000 through June 14, 2007.

                       2003          $  66,000
                       2004             66,000
                       2005             66,000
                       2006             66,000
                       2007             33,000
                                     $ 297,000

The Company also leases a sales office in Sacramento, California under a one year lease agreement expiring August 15, 2003. Rent expense for this office in 2002 was $3,000.

(15)  Risks and Uncertainties

The Company markets its products to developing nations. The ability of these customers to order and pay for the Company's products and services is dependent on a variety of factors including government approval, adequate funding and vigorous testing procedures.

Foreign sales, mostly Philippines, were $89,255 in 2002, all the rest were domestic.

(16)  Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value.

The carrying value of cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. The fair value of the Company's debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities and similar terms. The estimated fair values of the Company's debt instruments are as follows:

                                               Carrying              Fair
                                                Amounts             Value

                                   2002     $  1,010,938          1,010,938
                                   2001          486,969            486,969


(17)     Contingencies

The Company is occasionally subject to various claims and suits that arise from time to time in the ordinary course of its business. The Company is not aware of any pending or threatened litigation that could have a material adverse effect upon the company's business, financial condition or results of operations.



(18)  Supplemental Disclosure of Cash Flow Information

                                                     2002               2001
Cash paid during the year for:

        Interest                                     $    6,673      $       -

        Benefit for sale of NJ net operating losses  $ (121,603)     $(145,148)


Supplemental schedule of non-cash investing and finance activities:

In 2001, Series A Preferred stockholders converted 1,111,055 shares of Preferred stock for 4,419,778 shares of common stock. The Company issued 66,667 shares of Series A 7% three year Convertible Preferred Stock in exchange for financial public relations services. The Shares were issued at $0.90 per share and the services were valued at $60,000 and recorded in the financial statements.


(19)  Restatement

Subsequent to issuance of the Company's consolidated financial statements for the year ended December 31, 2002 it was determined that the Company had incorrectly accounted for restricted stock issued in July 2002 to its Chairman, Quentin Kelly. The Company incorrectly did not record compensation expense. During 2002 and 2001 the Company incorrectly recorded certain warrants that were issued to induce the granting of debt to the Company. The Company did not allocate the proceeds appropriately between the debt and the warrants. In 2001 the company did not correctly record the conversion of Preferred Stock and preferred dividends.


Convertible Preferred Stock

In November 2001 the Company converted 1,111,055 shares of Series A 7% three year Convertible Preferred Stock and preferred dividends of $104,995 at $0.25 per share for a total of 4,419,778 common shares.

In accordance with accounting principles generally accepted in the United States of America, SFAS No. 84, "Induced Conversions of Convertible Debt (an Amendment of APB Opinion No. 26)", the Company has recorded a charge to retained earnings of $722,478. The charge was equal to the fair value of the common stock received less the fair value of the common stock that would have been received pursuant to the original conversion terms of the Series A Preferred Stock.

The Company has also reclassified the preferred dividend on Series A 7% three year Convertible Preferred Stock originally reflected as interest expense and has recorded preferred dividends on the Series B 7% Convertible Preferred Stock in the amount of $50,167. These charges were recorded as accretion of preferred stock dividends on the accompanying statement of operations and as a component of the net loss available to common shareholders.

Restricted Stock Plan

In July 2002, WorldWater Corp. granted 1,000,000 shares of restricted stock for the benefit of its Chairman. Compensation expense for restricted stock is based on the market price of the Company stock at the time of the grant ($0.15) and amortized on a straight-line basis over the vesting period which is five years. The recipient (Chairman) did not pay any cash consideration to the Company for the shares and has the right to vote all shares subject to the grant, whether or not the shares have vested. The restriction is based upon continuous service.

The balance of unearned compensation related to these restricted shares as of December 31, 2002 was $135,000. Total compensation expense recognized for the restricted shares granted was $15,000 for the year ended December 31, 2002.


Detachable Warrants

For the year ended December 31, 2002 the Company was provided $245,000 of short term loans and $500,000 of convertible notes (see Part II Item 5, Sale of Restricted Stock During the Fourth Quarter) for working capital financing. The Company agreed to issue 285,000 warrants for the short term notes and 2,381,000 warrants for the convertible notes representing additional consideration for the loans provided. Accordingly, the warrants have been valued at their fair value and the proceeds from the loans have been allocated on a relative fair value basis between the debt and the warrants in accordance with Accounting Principles Board Opinion No. 14 ("APB 14"). This has resulted in a discount on the debt and a charge to additional paid in capital of $190,123. The amount of additional interest recorded during the years ended December 31, 2002 and 2001 was $20,100 and $131,478, respectively.

Also, the Company provided 425,000 warrants for services. These warrants have been valued at their fair value on the date of issuance and recorded as compensation expense. The amount of additional compensation expense recorded during the years ended December 31, 2002 and 2001 was $46,500 and $13,417, respectively.


Impact of Restatement

The net impact of the restatement has reduced retained earnings by $0 at January 1, 2001.

As a result the Company has restated its consolidated financial statements as of December 31, 2002 and for the years ended December 31, 2002 and 2001 from the amounts previously reported. A summary of the significant effects of the restatement is as follows:


                                                 December 31, 2002                  December 31,  2001
                                             As previously                    As previously
                                               Reported        As Restated      Reported      As Restated
-------------------------------------------  ---------------  --------------  -------------  -------------
General and administrative. . . . . . . . .  $    1,888,552   $   1,950,052   $  1,220,335   $  1,305,052
-------------------------------------------  ---------------  --------------  -------------  -------------
Operating loss. . . . . . . . . . . . . . .      (1,946,036)     (2,007,536)    (1,463,148)    (1,547,865)
-------------------------------------------  ---------------  --------------  -------------  -------------
Interest expense, net . . . . . . . . . . .          61,198          81,298        187,980        214,400
-------------------------------------------  ---------------  --------------  -------------  -------------
Net loss applicable to common shareholders.      (1,924,131)     (2,005,731)    (1,577,217)    (2,494,757)
-------------------------------------------  ---------------  --------------  -------------  -------------
Basic and diluted loss per common share . .           (0.04)          (0.04)         (0.05)         (0.07)
-------------------------------------------  ---------------  --------------  -------------  -------------


                                             As previously                    As previously
                                               Reported        As Restated      Reported      As Restated
-------------------------------------------  ---------------  --------------  -------------  -------------
Long-Term Debt. . . . . . . . . . . . . . .  $      540,001   $     349,878   $     61,270   $     61,270
-------------------------------------------  ---------------  --------------  -------------  -------------
Additional Paid-in-Capital. . . . . . . . .      13,849,859      14,400,477     11,748,389     12,665,929
-------------------------------------------  ---------------  --------------  -------------  -------------
Deferred Compensation . . . . . . . . . . .               0        (135,000)             0              0
-------------------------------------------  ---------------  --------------  -------------  -------------
Accumulated Deficit . . . . . . . . . . . .     (15,422,015)    (15,648,510)   (12,725,239)   (13,642,779)
-------------------------------------------  ---------------  --------------  -------------  -------------
Total Stockholders' Equity (Deficiency) . .      (1,530,091)     (1,339,968)      (939,952)      (939,952)
-------------------------------------------  ---------------  --------------  -------------  -------------


                                           WORLDWATER CORP. AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEET
                                                    March 31, 2003
       Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    03/31/2003
                                                                                           -------------

Current Assets:
    Cash and cash equivalents.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      2,766
    Accounts receivable, net of allowance for
        doubtful accounts of $8,980 . . . . . . . . . . . . . . . . . . . . . . . . . . .       749,842
    Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        73,663
    Deferred contract costs                          . . . . . . . . . . . . . . . . . .          1,680
    Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13,109
                                                                                           -------------
       Total Current Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       841,060
    Equipment and leasehold improvements, Net . . . . . . . . . . . . . . . . . . . . . .        82,700
    Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19,802
                                                                                           -------------
       Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    943,562
                                                                                           =============

       Liabilities and Stockholders' (Deficiency)

Current Liabilities:
    Notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    190,680
    Notes payable, related parties. . . . . . . . . . . . . . . . . . . . . . . . . . . .       171,000
    Current maturities of long-term debt. . . . . . . . . . . . . . . . . . . . . . . . .       172,052
    Customer deposits payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             0
    Due to bank                                                                                   3,828
    Accounts payable and accrued expenses. . . . . . . . .. . . . . . . . . . . . . . . .     1,664,434
                                                                                           -------------
       Total Current Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,201,994
    Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       516,836
                                                                                           -------------
       Total Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,718,830
                                                                                           -------------
Commitments and contingencies                                                                         -

Stockholders' Equity (Deficiency):
    Preferred Stock 7% Convertible,$.01 par value; authorized
       10,000,000; issued and outstanding at March 31, 2003:
            Series A 66,667 shares, liquidation preference $60,000. . . . . . . . . . . .           667
            Series B 611,111 shares, liquidation preference $550,000. . . . . . . . . . .         6,111
    Common stock, $.001 par value; authorized 100,000,000;
       issued and outstanding 49,365,052 shares and 1,000,000 restricted
       shares at March 31, 2003  . . . . . . . . . . . . . . . . . .                             50,365
    Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,466,585
    Deferred compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (127,500)
    Accumulated other comprehensive loss. . . . . . . . . . . . . . . . . . . . . . . . .       (16,478)
    Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (16,155,018)
                                                                                           -------------
       Total Stockholders' (Deficiency) . . . . . . . . . . . . . . . . . . . . . . . . .    (1,775,268)
                                                                                           -------------
       Total Liabilities and Stockholders' (Deficiency) . . . . . . . . . . . . . . . . .  $    943,562
                                                                                           =============

The Notes to Consolidated Financial Statements are an integral part of these statements.


                                               WORLDWATER CORP. AND SUBSIDIARIES
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                      FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                                                                                                  2003          2002

REVENUE:
  EQUIPMENT SALES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,066,900   $         -
  SERVICE REVENUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       31,445             -
                                                                                           ------------  ------------
        TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,098,345             -
                                                                                           ------------  ------------

COST OF GOODS SOLD:
   COST OF EQUIPMENT SALES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      717,158             -
   COST OF SERVICE REVENUE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24,065             -
                                                                                           ------------  ------------
                                                                                               741,223             -
                                                                                           ------------  ------------
GROSS PROFIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      357,122             -
                                                                                           ------------  ------------

OPERATING EXPENSES:
    RESEARCH AND DEVELOPMENT EXPENSE. . . . . . . . . . . . . . . . . . . . . . . . . . .       87,679        80,657
    MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES. . . . . . . . . . . . . . . . . . . .      727,140       427,337
                                                                                           ------------  ------------

        TOTAL EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      814,819       507,994
                                                                                           ------------  ------------
LOSS FROM OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (457,697)     (507,994)
                                                                                           ------------  ------------
OTHER EXPENSE (INCOME)
    INTEREST EXPENSE (INCOME), NET. . . . . . . . . . . . . . . . . . . . . . . . . . . .       39,186        19,009
                                                                                           ------------  ------------
        TOTAL OTHER EXPENSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39,186        19,009
                                                                                           ------------  ------------
NET LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (496,883)  $  (527,003)
    ACCRETION OF PREFERRED STOCK DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . .       (9,625)            -
                                                                                           ------------  ------------


NET LOSS APPLICABLE TO COMMON SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . .  $  (506,508)  $  (527,003)
                                                                                           ============  ============


NET LOSS PER COMMON SHARE (BASIC AND DILUTED):. . . . . . . . . . . . . . . . . . . . . .  $     (0.01)  $     (0.01)
                                                                                           ============  ============


SHARES USED IN PER SHARE CALCULATION:
     AVERAGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50,365,052    43,871,864
                                                                                           ============  ============




THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.



                                          WORLDWATER CORP. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENT OF CASH FLOWS
                                For the three months ended March 31, 2003 and 2002

                                                                                              2003          2002
                                                                                          ------------  ------------
Cash Flows from Operating Activities:
    Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (496,883)  $  (527,003)
    Adjustments to reconcile net loss to
       net cash used in operating activities:
           Amortization of interest expense. . . . . . . . . . . . . . . . . . . . . . .       17,590            -
           Depreciation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7,989        10,635
           Issuance of options for service . . . . . . . . . . . . . . . . . . . . . . .            -        11,513
           Issuance of stock for service . . . . . . . . . . . . . . . . . . . . . . . .            -       127,500
           Issuance of stock for conversion of debt. . . . . . . . . . . . . . . . . . .            -         4,848
           Stock based compensation expense. . . . . . . . . . . . . . . . . . . . . . .        7,500             -
           Changes in assets and liabilities:
               Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . .     (466,670)       21,001
               Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (11,801)         (309)
               Deferred contract costs . . . . . . . . . . . . . . . . . . . . . . . . .      581,963             -
               Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,476        (5,350)
               Customer deposits payable. . . . . . . . . . . . . . . . . . . . . . . .      (243,172)            -
               Due to bank. . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . .        3,828             -
               Accounts payable and other accrued expenses . . . . . . . . . . . . . . .      210,483       (37,574)
                                                                                          ------------  ------------
                   Net Cash (Used in) Operating Activities . . . . . . . . . . . . . . .     (385,697)     (394,739)
                                                                                          ------------  ------------

Cash Flows from Investing Activities:
    Purchase of equipment and leasehold improvements . . . . . . . . . . . . . . . . . .       (2,100)            -
    Deposits.                        . . . . . . . . . . . . . . . . . . . . . . . . . .      (16,257)           (19)
                                                                                          ------------  ------------
                   Net Cash Used in Investing Activities . . . . . . . . . . . . . . . .      (18,357)           (19)
                                                                                          ------------  ------------

Cash Flows from Financing Activities:
    Proceeds from issuance of long-term debt and warrants. . . . . . . . . . . . . . . .      205,696             -
    Payments on long-term debt. .  . . . . . . . . . . . . . . . . . . . . . . . . . . .       (1,550)       (8,756)
    Proceeds from issuance of notes payable .  . . . . . . . . . . . . . . . . . . . . .      350,000             -
    Payments on notes payable.               . . . . . . . . . . . . . . . . . . . . . .     (285,500)       (60,000)
    Proceeds from issuance of common stock . . . . . . . . . . . . . . . . . . . . . . .            -        450,225
                                                                                          ------------  ------------
                   Net Cash Provided by (Used in) Financing Activities . . . . . . . . .      268,646        381,469
                                                                                           ------------  ------------

Net effect of currency translation on cash                                                     (2,400)         1,383

Net Increase (Decrease) in Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (137,808)      (11,906)
Cash at Beginning of Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      140,574        18,115
                                                                                          ------------  ------------

Cash at End of First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     2,766   $     6,209
                                                                                          ============  ============


The Notes to Consolidated Financial Statements are an integral part of these statements.

                                             WORLDWATER CORP. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                          For the period ended March 31, 2003


                                                                                  Additional    Additional
                                                                                    Paid-In      Paid-In
                                         Common Stock         Preferred Stock      Capital       Capital        Deferred
                                     Shares     Par Value   Shares   Par Value     (Common)    (Preferred)    Compensation
                                   -----------  ----------  -------  ----------  ------------  ------------  -------------
Balance, December 31, 2002
                (Restated)         50,365,052   $  50,365   677,778  $   6,778   $ 13,858,588  $   541,889    ($ 135,000)
Preferred Stock
 - Accretion of dividends                   -           -         -          -              -        9,625             -
Amortization of deferred compensation
  restricted stock . . . . . . .            -           -         -          -              -            -         7,500
Warrants granted for financing. .           -           -         -          -         56,483            -             -
Comprehensive loss:
  Net loss. . . . . . . . . . . .           -           -         -          -              -            -             -
Other comprehensive income -
  Currency translation adjustment           -           -         -          -              -            -             -
                                   -----------  ----------  -------  ----------  ------------  ------------  ------------
Total comprehensive loss. . . . .

Balance, March 31, 2003 . . . . .  50,365,052   $   50,365  677,778  $   6,778   $ 13,915,071  $   551,514     ($127,500)
                                   ===========  ==========  =======  =========   ============  ===========   ============



                                                    ACCUMULATED
                                                       OTHER
                                    ACCUMULATED     COMPREHENSIVE
                                      DEFICIT       INCOME (LOSS)     TOTAL
                                    -----------     -------------     ---------
BALANCE, DECEMBER 31, 2002
       (RESTATED)                   ($15,648,510)     ($14,078)     ($1,339,968)

PREFERRED  STOCK
- ACCRETION OF DIVIDENDS                  (9,625)            -                -
AMORTIZATION OF DEFERRED COMPENSATION
  RESTRICTED STOCK                             -             -            7,500
WARRANTS GRANTED FOR FINANCING                 -             -           56,483
COMPREHENSIVE  LOSS:
    NET LOSS                            (496,883)            -         (496,883)
OTHER  COMPREHENSIVE  INCOME  -
   CURRENCY TRANSLATION ADJUSTMENT             -        (2,400)          (2,400)

                                                                    ------------
TOTAL COMPREHENSIVE LOSS                                               (499,283)
                                    -------------   ------------    ------------
BALANCE, MARCH 31, 2003             ($16,155,018)     ($16,478)     ($1,775,268)
                                    =============   ============    ============


 The Notes to Consolidated Financial Statements are an integral part of these statements.


PART  I.  ITEM  1.


NOTES  TO  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
                                   (UNAUDITED)

1.     LIQUIDITY

These consolidated financial statements are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company's working capital deficit and stockholder's deficiency raises substantial doubt about the Company's ability to continue as a going concern. Management continues to raise capital through the sale of common stock and additional borrowings. In addition, management is continuing to market their products domestically and internationally. However, there can be no assurances that the company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.


2.  NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Business

The Company operates in one business segment as a full-service water management and solar energy company, designing, developing and marketing technology relating to water needs and solar power applications. The Company advises and supplies governments and industry throughout the world on solar electric applications and on all phases of water needs. The Company has customers in developing countries and in the United States.

Principles of Consolidation

The consolidated financial statements include the parent company WorldWater Corp., and its controlled wholly owned subsidiary company, WorldWater (Phils) Inc. and certain other inactive subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

WorldWater Corp., 100% wholly owned inactive subsidiaries include
     WorldWater, Inc.
     WorldWater Holdings Inc.
     WorldWater East Africa Ltd.
     WorldWater Pakistan (Pvt.), Ltd.
Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, foreign currency translation, depreciation, taxes and the value of shares issued. Although these estimates are based on management's best knowledge of current events and actions that the company may undertake in the future, actual results may be different from the estimates.

     Foreign Currency Translation

For International subsidiaries, asset and liability accounts are translated at year-end rates of exchange and revenue and expenses are translated at average exchange rates prevailing during the year. For subsidiaries whose functional currency is deemed to be other than the U.S. dollar, translation adjustments are included as a separate component of other comprehensive income and stockholders deficiency. Currency transaction gains and losses are recorded in income.

     Comprehensive Loss

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income" establishes standards for reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss consists of net loss and foreign currency translation and is presented in the consolidated statements of stockholders' deficiency. SFAS No. 130 requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations.


Revenue Recognition

The Company derives revenue primarily from the sale and installation of its solar pumping systems and solar energy products. Revenues are also derived to a lesser extent from government consulting projects and from grant revenue received. Revenues are recorded when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery has occurred or services have been rendered and when collectibility is reasonably assured.

Revenues from time and material service arrangements are recognized using the percentage of completion method measured by labor and other costs incurred to total estimated labor and other costs required. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known.

Revenues from equipment sales and installation contracts containing acceptance provisions are recognized upon customer acceptance. Deferred contracts cost represent costs incurred on uncompleted contracts. Cash payments received in advance of product or service revenue are recorded as customer deposits payable. Some contracts have specified identifiable multiple elements whereby upon completion of that stage or milestone and customer acceptance is received, the applicable revenue is recognized.

Revenues from consulting projects are recognized as services are rendered.

Grant revenues on the basis of entitlement periods are recorded as revenue when entitlement occurs.

Estimated expenses related to contractual product warranties are accrued at the time of contract completion. Estimates are established using historical information on the nature, frequency, and average cost of warranty claims.


Accounting for Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax basis of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of these benefits is considered more likely than not.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value due to its short-term nature.

Inventory

Inventory is stated at the lower of cost or market determined by the First-In, First-Out (FIFO) method. Inventory consists mainly of purchased system components.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are carried at cost, less accumulated depreciation and are depreciated for financial reporting purposes using the straight-line method. Depreciation for income tax purposes is computed using accelerated methods. The estimated useful lives are: computers and information equipment, 5 years, office furniture, vehicles, and test and assembly fixtures, 5 to 7 years: leasehold improvements, 7 years. Upon retirement or disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amount, less any proceeds, is charged or credited to income.

Expenditures for maintenance and repairs are expensed as incurred. Expenditures, which significantly increase asset value or extend useful lives, are capitalized.

Research and Development Expense

Research and development costs are expensed as incurred. Enhancements to products are capitalized once technological feasibility has been established.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for potential impairment in compliance with SFAS No.144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company records, in depreciation expense, impairment losses on long-lived assets used in operations when events and circumstances indicate the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts. The current fair market value of the assets is determined by recent transactions, expected remaining useful lives, future market trends and projected salvage values to determine the fair market value of these assets. Impairment losses are measured by comparing the fair value of the asset to its carrying amount.



Stock-Based Compensation

The Company granted options for a fixed number of shares to key employees with the exercise price equal to the fair value of shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees", and, accordingly recognizes no compensation expense for the stock option grants. The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to provide pro forma net income (loss) disclosure for stock-based compensation as if the fair-value method had been applied.


Transactions with non-employees and consultants, in which goods or services are considered received for the issuance for equity instruments, are accounted for under the fair value method defined in SFAS No. 123.
Equity Security Transactions

Since inception, the Board of Directors has established the fair value of common stock based upon quoted market prices existing at the dates such equity transactions occurred.

Net Loss Per Common Share

Basic loss per share includes no dilution and is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution of securities that could share in our earnings. As presented, our basic and diluted loss per share attributable to common stockholders is based on the weighted average number of common shares outstanding during the period and does not include other potential common shares, including shares issuable upon exercise of options, warrants and conversion rights, since their effect would be antidilutive due to our losses.

Reclassification

Certain prior year balances have been reclassified to conform to current year presentation.

Impact of Accounting Pronouncements

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives. The adoption of FAS No.141 and No. 142 had no impact on the Company's operating results and financial position.

Effective January 1, 2002, the Company adopted SFAS No. 144, "Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", effective for fiscal years beginning after December 15, 2001. SFAS No. 144 supercedes SFAS No. 121, removes goodwill from its scope and identifies the methods to be used in determining fair value. The adoption of SFAS No. 144 had no impact on the Company's operating results and financial position.

In June 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards 146, "Accounting for Costs Associated with Disposal or Exit Activities" ("SFAS 146"). SFAS 146 requires that liabilities for the costs associated with exit or disposal activities be recognized when the liabilities are incurred, rather than when an entity commits to an exit plan. We will adopt SFAS 146 on January 1, 2003. The new rules will change the timing of liability and expense recognition related to exit or disposal activities, but not the ultimate amount of such expenses. The adoption of this standard had no impact on the Company's operating results or financial position.


In November 2002, the FASB issued Interpretation 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 also expands the disclosures required to be made by a guarantor about its obligations under certain guarantees that it has issued. Initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified. The disclosure requirements are effective immediately and are provided in Item
8. "Financial Statements and Supplementary Data, Note 8 - Commitments". The adoption of FIN 45 did not have a material effect on our results of operations.


In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure" ("SFAS No. 148"). SFAS No. 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as originally provided by SFAS No.123. Additionally, SFAS No. 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in both the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transitional requirements of SFAS No. 148 are effective for all financial statements for fiscal years ending after December 15, 2002. We adopted the disclosure portion of this statement for the current fiscal quarter ended March 31, 2003. The application of the disclosure portion of this standard will have no impact on our consolidated financial position or results of operations. The FASB recently indicated that they will require stock-based employee compensation to be recorded as a charge to earnings beginning in 2004. We will continue to monitor their progress on the issuance of this standard as well as evaluate our position with respect to current guidelines.

Proforma Stock Based Compensation

The company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans because the exercise price of employee stock options equals the market prices of the underlying stock on the date of grant. Had compensation cost been determined based on the fair value at the grant date for awards in the three months ended March 31, 2003 and 2002, respectively, consistent with the provisions of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.




                                                  Three months ended March 31,
                                                    2003                2002

Net loss, as reported -                        $ (506,508)         $ (527,003)
Add:     Stock based employee compensation
         expense included in net loss, net
         of related tax effects                     7,500                   0
Deduct:  Total stock based employee
         compensation expense determined
         under fair value based method
         for all awards, net of related
         tax effects                               (5,000)                 (0)

Pro forma net loss                             $ (504,008)         $ (527,003)

Earnings per share:
      Basic-as reported                        $    (0.01)         $    (0.01)
      Basic-pro forma                          $    (0.01)         $    (0.01)

      Diluted-as reported                      $    (0.01)         $    (0.01)
      Diluted-pro forma                        $    (0.01)         $    (0.01)

In January 2003, the FASB issued Interpretation 46 - "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires that companies that control another entity through interests other than voting interests should consolidate the controlled entity. FIN 46 applies to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest in after that date. The related disclosure requirements are effective immediately. The adoption of FIN 46 did not have an effect on our results of operations.

Advertising Costs
Advertising costs are expensed as incurred. Such expense for the periods ended March 31, 2003 and 2002 was $8,123 and $0, respectively.

3.      EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following at March 31, 2003:



                                               2003
                                           --------
COMPUTERS . . . . . . . . . . . . . . . .  $ 27,417
OFFICE FURNITURE AND EQUIPMENT. . . . . .   109,915
TEST AND ASSEMBLY FIXTURES. . . . . . . .    34,140
VEHICLES. . . . . . . . . . . . . . . . .    99,266
LEASEHOLD IMPROVEMENTS. . . . . . . . . .     8,123
                                           --------
                                            278,861
LESS:  ACCUMULATED DEPRECIATION . . . . .   196,161
                                           --------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET  $ 82,700
                                           ========


4.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at March 31, 2003:


                                   2003
                             ----------
ACCOUNTS PAYABLE. . . . . .  $1,012,195
ACCRUED INTEREST. . . . . .     173,363
ACCRUED SALARIES - OFFICERS     279,761
ACCRUED COMMISSIONS . . . .     114,500
ACCRUED PAYROLL TAXES . . .      37,821
OTHER ACCRUED EXPENSES. . .      46,794
                             ----------
                             $1,664,434
                             ==========


5. LONG-TERM DEBT

       Long-term debt consist of the following at March 31, 2003:


Uncollateralized loans payable to a Fund dated               $ 322,650
November 8th and 15th, 2002, face value bears interest at 10.00 percent per annum, using the original issue discount the effective interest rate is 32% per annum with three year maturity dates.
Payments of interest are due semi-annually beginning May 8th and 15th, 2003.
The loans are convertible at the option of the holder at $0.14 per common share for a total of 3,571,429 shares.

Uncollateralized loans payable to Funds dated                  152,654
January 23rd and 30th, 2003, face value bears interest at 10.00 percent per annum using the original issue discount the effective interest rate is 22% per annum with three year maturity dates. Payments of interest are due semi-annually beginning July
23rd and 30th, 2003. The loans are convertible at the option of the holder at $0.15 per common share for a total of 1,333,334 shares.


Loans payable to individuals, with no                           52,500
stated interest rate or maturity date. Imputed interest is calculated at a rate of 4.50% and is included in accrued interest. These uncollateralized notes are convertible at the option of the holder at $0.495 common share for 106,060 shares of common stock.

Loan payable to an individual dated                             50,000
October 14, 1992, bearing interest at 8.00 percent per annum with an original maturity date of October
14, 1997. Payment of principal and accrued interest were due at maturity. The loan is uncollateralized and is convertible at the option of the holder at the rate of $0.40 per share for a total conversion amount of 125,000 shares of common stock.


Loans payable to individuals dated                              53,000
July 17, 1995 through February 25, 1997 bearing interest at 10.00 percent per annum and due on demand.
The loans are uncollateralized and are convertible at the option of the holder at $0.50 per common share for 106,000 shares of common stock. In addition, all holders were granted 602,965 warrants for the purchase of common stock at the price of $0.60 per share.

Uncollateralized loan payable to an individual                  10,000
dated December 14, 2001, bearing interest at 8.00 percent per annum with a maturity date of September 14, 2003.
The loan is uncollateralized and is convertible at the option of the holder at $0.25 per common share for 40,000 shares of common stock.


Loan payable to PNC Bank dated November 2001                    44,888
bearing interest at 7.75% per annum payable in monthly installments of $813 with a maturity date of November
2008 and is guaranteed by the Chairman.

Long term payables                                               3,196

Total                                                         $688,888
Less current maturities                                        172,052
Total long-term debt                                         $ 516,836


6.      RESTRICTED STOCK AGREEMENT

In July 2002, WorldWater Corp. granted 1,000,000 shares of restricted stock for the benefit of its Chairman. Compensation expense for restricted stock is based on the market price of the Company stock at the time of the grant ($0.15) and amortized on a straight-line basis over the vesting period which is five years. The recipient (Chairman) did not pay any cash consideration to the Company for the shares and has the right to vote all shares subject to the grant, whether or not the shares have vested. The restriction is based upon continuous service.

The balance of unearned compensation related to these restricted shares as of March 31, 2003 was $127,500. Total compensation expense recognized during the first quarter 2003 for the restricted shares granted was $7,500



7.DETACHABLE WARRANTS

For the quarter ended March 31, 2003 the Company was provided a short term loan of $50,000 and $200,000 of convertible notes for working capital financing. The Company agreed to issue 72,000 warrants for the short term notes and 893,333 warrants for the convertible notes representing additional consideration for the loans provided. Accordingly, the warrants have been valued at their fair value and the proceeds from the loans have been allocated on a relative fair value basis between the debt and the warrants in accordance with Accounting Principles Board Opinion No. 14 ("APB 14"). This has resulted in a discount on the debt and a charge to additional paid in capital of $56,483. The amount of additional interest recorded during the quarter ended March 31, 2003 was $17,590.





8.  SIGNIFICANT RISKS AND UNCERTAINTIES

Concentration on Cash Balance

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Major Customers

The Company had two major customers that accounted for 97% of total sales during the period ended March 31, 2003, and 92% of accounts receivable as of March 31, 2003.




     You  should  rely  only  on  the
information  contained  in  this
prospectus.  We  have  not  authorized
anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities.


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

PROSPECTUS  SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .
SUMMARY  FINANCIAL  AND  OPERATING  INFORMATION  . . . . . . . . . . . . .
RISK  FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
FORWARD-LOOKING  STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .
USE  OF  PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
MARKET  PRICE  INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  CONDITION  AND  RESULTS
   OF  OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .
BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT. .
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS. . . . . . . . . . .
DESCRIPTION  OF  SECURITIES. . . . . . . . . . . . . . . . . . . . . . .
SELLING  STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . .
PLAN  OF  DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . .
LEGAL  MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
WHERE  YOU  CAN  FIND  MORE  INFORMATION  ABOUT  US. . . . . . . . . . .

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

Reference is made to Section 145 of the General Corporation Law of the State of Delaware. As permitted by Delaware law, our Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of WorldWater shall not be personally liable for any damages from any breach of fiduciary duty as a director, except for liability based on a judgment or other final adjudication adverse to him establishing that his acts or omissions were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. Our Certificate of Incorporation and Bylaws also provide for indemnification of all officers and directors of WorldWater to the fullest extent permitted by law.


ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The registrant estimates that expenses in connection with the distribution described in this registration statement will be as shown below. All expenses incurred with respect to the distribution, except for any discounts or commissions payable with respect to sales of the shares, will be paid by WorldWater.



          SEC  registration  fee                                    $  1,656
          Accounting  fees  and  expenses                             12,000
          Legal  fees  and  expenses                                  44,000
                                                                   ---------

          Total                                                     $ 67,156
                                                                   =========


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     In January of 2000 the Company issued 48,000 warrants for common stock shares with an exercise price of $0.20 and a three-year term under a consulting agreement with the former President of the Company, James S. Farrin. This transaction did not involve a public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

     In March of 2000, the Company sold 1,111,055 shares of Series A 7% three-year Convertible Preferred Stock at $0.90 per share for an aggregate amount of $999,950 and 555,528 warrants to purchase common stock shares with an exercise price of $0.90 and a three-year term to non-US resident institutional investors under Regulation S.

     In April of 2000 we issued 75,000 warrants for common stock shares with an exercise price of $0.50 and a three-year term to a vendor for settlement of accrued payables totaling $24,980.20 with Alumalloy Metalcasting in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.


     In April of 2000 we issued 950,000 common stock shares for cash totaling $190,000 to accredited investors as defined in Rule 501 of Regulation D.


     In June of 2000 we issued 1,395 warrants for common stock shares with an exercise price of $0.50 and a three-year term to various vendors for settlement of accrued payables which totaled $6,701.60. This transaction did not involve a public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

     In July of 2000 we issued 25,000 common stock shares for cash totaling $5,000 to Nemesis Corp. We relied on Section 4(2) of the Act as a basis of exemption from registration.

     In September of 2000 the Company sold 611,111 shares of Series B 7% three-year Convertible Preferred Stock at $0.90 per share for an aggregate amount of $550,000 to a non-US company under Regulation S.

     In October of 2000 we issued 25,000 common stock shares for cash totaling $5,000 to an accredited investor as defined in Rule 501 of Regulation D.

     In January of 2001 we issued 15,000 warrants to purchase common stock shares with an exercise price of $0.50 and a three-year term under a consulting agreement with non-US German investment advisor under Regulation S.

     In January of 2001 we issued 15,000 warrants to purchase common stock shares with an exercise price of $0.47 and a three-year term under a consulting agreement in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In March of 2001 we issued 5,000 warrants to purchase common stock shares with an exercise price of $0.50 and a three-year term for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In April of 2001 we issued 42,000 common stock shares for cash totaling $10,500 to accredited investors as defined in Rule 501 of Regulation D.

     In June of 2001 we issued $70,000 in 8% convertible notes with a conversion price of $0.25 with 280,000 warrants attached to purchase common stock shares with an exercise price of $0.30 and a five-year term to an accredited investor as defined in Rule 501 of Regulation D.

     In July of 2001 we issued 946,000 common stock shares for cash totaling $236,500 and attached warrants to purchase 921,000 common stock shares with an exercise price of $0.30 and a five-year term to accredited investors as defined in Rule 501 of Regulation D.

     In July of 2001 we issued 20,000 warrants to purchase common stock shares with an exercise price of $0.25 and a three-year term in conjunction with a short term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In August of 2001 we issued 230,000 common stock shares pursuant to a consulting agreement for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In August of 2001 we issued 10,000 warrants to purchase common stock shares with an exercise price of $0.30 and a five year term in conjunction with a short term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In September of 2001 we issued $10,000 in an 8% convertible note with a conversion price of $0.25 with 50,000 warrants attached to purchase common stock shares with an exercise price of $0.30 and a five-year term to an accredited investor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In October of 2001 we issued 645,000 common stock shares for cash totaling $130,000 and attached warrants to purchase 645,000 common stock shares with an exercise price of $0.30 and a three-year term to accredited individual investors in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In October of 2001 we issued 30,000 common stock shares pursuant to a consulting agreement with a member of the Board of Directors Rolf Frauenfelder in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In October of 2001 we issued 1,000 common stock shares for $200 worth of general facilities maintenance services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In November of 2001 we issued 300,000 common stock shares pursuant to a consulting agreement for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In November of 2001 we issued 75,000 common stock shares in consideration of a short- term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In November of 2001 we issued 50,000 common stock shares for cash totaling $10,000 to an accredited investor as defined in Rule 501 of Regulation D.

     In December of 2001 we issued 590,000 common stock shares for cash totaling $73,750 and attached warrants to purchase 590,000 common stock shares with an exercise price of $0.15 and a three-year term to accredited investors in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In December of 2001 we issued 135,000 common stock shares for cash totaling $20,250 and attached warrants to purchase 135,000 common stock shares with an exercise price of $0.25 and a three-year term to accredited investors as defined in Rule 501 of Regulation D.

     In January of 2002 we issued 150,000 common stock shares pursuant to a consulting agreement for $37,500 of services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In January of 2002 we issued 2,167,000 common stock shares for cash totaling $350,025 and warrants to purchase 1,667,000 common stock shares at an exercise price of $0.15 with a five-year term and warrants to purchase 100,000 common stock shares with an exercise price of $0.25 and a five-year term to accredited investors in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In January of 2002 we issued 150,000 common stock shares pursuant to a consulting agreement for $50,000 of services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In February of 2002 we issued 25,000 common stock shares for payables due totaling $4,848.22 to a vendor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In February of 2002 we issued 285,714 common stock shares pursuant to a consulting agreement for $40,000 of services rendered by a vendor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In April of 2002, we issued 100,000 warrants to purchase common stock shares at an exercise price of $0.15 with a two-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In April 2002, we issued 153,847 common stock shares for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In May of 2002 we issued 85,000 common stock shares pursuant to a consulting agreement for $12,750 of services rendered in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In May of 2002, we issued 25,000 warrants to purchase common stock shares with an exercise price of $0.15 and a three-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In May of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 250,000 common stock shares with an exercise price of $0.25 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In June of 2002 we issued 66,667 common stock shares for payables due totaling $10,066.50 to a vendor in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In June of 2002 we issued 50,000 warrants to purchase common stock shares at an exercise price of $0.15 and a three-year term in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In July of 2002 we issued 333,334 common stock shares for cash totaling $50,000 and attached warrants to purchase 75,000 common stock shares with an exercise price of $0.15 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In July of 2002 we issued 2,000 common stock shares for $300 worth of general facilities maintenance services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In July of 2002 we issued 100,000 common stock shares pursuant to a consulting agreement with a member of the Board of Directors, Rolf Frauenfelder in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In July of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 250,000 common stock shares with an exercise price of $0.15 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In August of 2002 we issued 550,000 common stock shares to the Chairman of the Board of the Company as reimbursement for corporate legal expenses totaling $50,000 in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In August of 2002 we issued 666,667 common stock shares for cash totaling $100,000 and attached warrants to purchase 333,333 common stock shares with an exercise price of $0.25 and a three-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In September of 2002 we issued 135,000 warrants to purchase common stock shares at an exercise price of $0.15 and a three-year term in consideration of a short-term loan in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

     In October of 2002 we issued 1,000,000 common stock shares for cash totaling $100,000 and attached warrants to purchase 500,000 common stock shares with an exercise price of $0.10 and a two-year term to an accredited investor as defined in Rule 501 of Regulation D in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

  In December 2002, we issued 31,250 common stock shares for services rendered in a transaction not involving a public offering and therefore exempt from registration pursuant to the Act.

In January 2003, the Company issued three year convertible notes totaling $200,000 to institutional investors. The notes bear interest at 10% per annum payable semi-annually commencing July 2003. Interest is payable in cash or shares of common stock at the election of the holder. The notes are convertible into an aggregate of 1,333,333 shares of common stock. Warrants to purchase an aggregate of 893,332 shares of common stock at an exercise price of $0.30 per share were issued with the convertible notes. This transaction did not involve a public offering and therefore was exempt from registration pursuant to the Act.

In June 2003, the Company issued three year convertible notes totaling $780,000 to an institutional investor and certain of its shareholders. The notes bear interest at 10% per annum payable semi-annually. Interest is payable in cash or shares of common stock at the election of the holder. The notes are convertible into an aggregate of 5,200,000 shares of common stock. Warrants to purchase an aggregate of 3,484,000 shares of common stock at an exercise price of $0.30 per share were issued with the convertible notes. This transaction did not involve a public offering and therefore was exempt from registration pursuant to Section 4(2) of the Act.



ITEM  27.  EXHIBITS.

Exhibit
Number                    Description
----------               --------------

1.1 Private Placement Agreement with Perrin, Holden & Davenport Capital Corp. dated September 23, 2002, as supplemented by letter dated October 1, 2002.

2.1 Plan of Merger of WorldWater Corp., a Nevada corporation with and into WorldWater Corp., a Delaware corporation, filed with the State of Delaware April 30, 2001.


2.2 State of Nevada Articles of Merger, filed with the State of Nevada May 9, 2001.

2.3 Certificate of Merger of Domestic Corporation and Foreign Corporation filed with State of Delaware April 30, 2001.

3.1 Certificate of Incorporation. Incorporated by reference to Exhibit 4.1 to Company's Form S-8 dated July 23, 2001 filed with the Securities and Exchange Commission on August 1, 2001 (No. 333-66484).

3.2   Certificate  of  Amendment  of  Certificate  of  Incorporation

3.3 Amended and Restated By-laws of WorldWater Corp. Incorporated by reference to Exhibit 4.2 to Company's Form S-8 dated July 23, 2001 filed with the Securities and Exchange Commission on August 1, 2001 (No. 333-66484).

5 Form of Opinion of Salvo, Russell, Fichter & Landau as to legality of securities being offered

10.1 Securities Purchase Agreement between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC dated November 8, 2002. Incorporated by reference to Exhibit 10.1 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No. 000-16936).

10.2 Investor Rights Agreement between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC. Incorporated by reference to Exhibit 10.2 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No. 000-16936).

10.3 Registration Rights Agreement between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC. Incorporated by reference to Exhibit 10.3 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No. 000-16936).

10.4 10% Convertible Note Due 2005 between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC. Incorporated by reference to Exhibit 10.4 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No 000-16936).

10.5 Warrant to Purchase 595,250 shares at $0.20 between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC. Incorporated by reference to
      Exhibit 10.5 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No. 000-16936).

10.6 Warrant to Purchase 595,250 shares at $0.50 between WorldWater Corp. and Millennium 3 Opportunity Fund, LLC. Incorporated by reference to
      Exhibit 10.6 to Company's Form 10QSB/A filed with the Securities and Exchange Commission on November 18, 2002 (No. 000-16936).

10.7 Stock Purchase Agreement between WorldWater Corp., Kuekenhof Partners L.P. and Kuekenhof Equity Fund L.P. dated December 31, 2001.

10.8 Stock Purchase Agreement between WorldWater Corp. and Joann Jordan, David D. Jordan and Lavorsia D. Jordan Custodian for Cayla Rae Jordan Dated January 15, 2002.

10.9 Stock Purchase Agreement between WorldWater Corp. and Peter Teevan dated January 15, 2002.

10.10 Quentin  T.  Kelly  Employment  Agreement  dated  January  1,  2002

10.11 Amendment  to Quentin T. Kelly Employment Agreement dated July 1, 2002

10.12 Restricted  Stock  Agreement  for Quentin T. Kelly  dated July 1, 2002

23.1  Consent  of  Salvo,  Russell,  Fichter & Landau (included in Exhibit 5)

23.2  Consent  of  Civale,  Silvestri,  Alfieri,  Martin  &  Higgins,  LLC

23.3  Consent of Amper, Politziner & Mattia, P.C.

24.1  Power  of  Attorney  (included  on  signature  page).

----------------

ITEM  28.  UNDERTAKINGS.

(a)  The  undersigned  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) to include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLDWATER  CORP.


By:     /s/  Quentin  T.  Kelly
        -----------------------
         Quentin  T.  Kelly
         Chairman
         Chief  Executive  Officer


Dated:  June 17,  2003


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Quentin T. Kelly as his true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or her might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                        Title                                   Date
---------                        -----                                   ----

/s/  Quentin  T.  Kelly     Chief  Executive  Officer         January 2, 2003
-----------------------     and Director
Quentin  T.  Kelly

/s/  Terri Lyn Harris       Vice President/Controller,        January 2, 2003
---------------------       Chief Financial Officer
Terri  Lyn  Harris

/s/  Joseph  Cygler         Director                          January 2, 2003
-------------------
Joseph  Cygler

/s/  Rolf  Frauenfelder     Director                          December 31, 2002
-----------------------
Rolf  Frauenfelder


/s/  Dr. Davinder Sethi     Director                          December 31, 2002
-------------------------
Dr.  Davinder  Sethi


/s/  Lange Schermerhorn     Director                          December 31, 2002
------------------------
Lange  Schermerhorn

                                                                 EXHIBIT  1.1




September  23,  2002


Mr.  Quentin  T.  Kelly
Chairman  &  CEO
WorldWater  Corporation
55  Route  31  South
Pennington,  NJ  08534

Re:  Private  Placement  Engagement  Letter

Dear  Quentin:

We hereby acknowledge that you have agreed to engage Perrin, Holden & Davenport Capital (PHDC) (specifically Joseph DiLustro & Chet Dubov) as placement agents for a 10% Convertible Note private placement offering of up to a maximum of $3 million on a best effort basis. The following terms and conditions are applicable and represent the obligations of WorldWater Corporation under the said private placement agreement;

- WorldWater Corporation agrees to file a 506 offering under regulation D with Securities & Exchange Commission and file the appropriate special forms with various states to comply with the Blue Sky requirements for the proposed private placement offering. The state of New York requires that a special blue sky form be filed with the New York Attorney General prior to any solicitation within the state.

- WorldWater Corporation agrees to accept a minimum of $1.5 million from prospective purchaser(s) introduced to WorldWater Corporation by PHDC for a period of ninety-days from the time the private placement documents are filed and made available to PHDC.

- WorldWater Corporation agrees to pay PHDC a cash fee of 12% upon the closing of any cumulative sale of $250,000 or more of the private placement to any prospective purchaser(s) introduced to WorldWater Corporation by PHDC. The private placement funds shall be transacted through PHDC's escrow account and paid out simultaneously with multiple closings to WorldWater Corporation and PHDC, respectively.

- WorldWater Corporation agrees to pay PHDC an additional fee of 12% payable in warrants on the gross proceeds resulting from the closing of any sale of the private placement to any prospective purchaser(s) introduced to WorldWater Corporation by PHDC, divided by the proposed convertible offering price of $0.15 or market per share, whichever is higher at closing. It is further agreed that WorldWater Corporation shall issue cashless warrants with a five-year life to PHDC simultaneously with the final closing of the private placement as designated in writing by PHDC.

- All applicable expenses shall be done by WorldWater Corporation consisting of background checks on all key management personnel, cost of overnight packages to investors, filing fees and other related private placement expenses, all of which must first be approved by WorldWater Corporation.

Please acknowledge this agreement by signing at the base of this letter. We look forward to working with you on this project.

Sincerely,                                Agreed  and  Accepted:
                                          WorldWater  Corporation

/s/ Joseph DiLustro                       /s/ Quentin T. Kelly
Joseph  DiLustro                          Quentin  T.  Kelly
Senior  Investment  Banker                Chairman  &  CEO


/s/ Chet Dubov
Chet  Dubov
Senior  Investment  Banker

                       October  1,  2002


Mr.  Joseph  DiLustro
Senior  Investment  Banker
Perrin,  Holden  &  Davenport  Capital  Corp.
5  Hanover  Square
New  York,  NY  I  0004

Re:  Private  Placement  Engagement

Dear  Joseph:

Subsequent to our Private Placement Agreement dated September 23, 2002, I herewith confirm that upon successful completion of the offering that all warrants attributable to the closing payable to Joseph DiLustro, Chet Dubov and Perrin, Holden & Davenport Capital Corp. shall be included in the Company's forthcoming registration statement of the Company's private placement.

Sincerely,

/s/ Quentin T. Kelly
Quentin  T.  Kelly
Chairman  and  CEO

                                                                 EXHIBIT  2.1


                                 PLAN OF MERGER
                                      OF
                   WORLDWATER  CORP.,  A  NEVADA  CORPORATION
                                 WITH  AND  INTO
                  WORLDWATER  CORP.,  A  DELAWARE  CORPORATION

     Background
     ----------

     WHEREAS, WorldWater Corp. (the "SURVIVING CORPORATION") was originally incorporated as a business corporation under the laws of the State of Delaware on March 30, 2001, with the registered address of 25 Greystone Manor, Lewes, Delaware 19958-9776; and

     WHEREAS, WorldWater Corp. ( WORLDWATER ) was originally incorporated as a business corporation under the laws of the State of Nevada on April 3, 1985 with the registered address of 251 Jeanell Drive, #3, Carson City, Nevada 89703; and

     WHEREAS, it has been proposed that WorldWater be merged with and into the Surviving Corporation pursuant to the Delaware General Corporation Law, Title 8,
Section 252(c), the Nevada General Corporation Law, Section 92A.100, and this Plan of Merger, subject to the approval of this Plan of Merger by the board of directors and stockholders of the Surviving Corporation and the board of directors and stockholders of WorldWater.

     Terms
     -----

     1.     Merger.  Upon  the  Effective Date (as defined in Section 6.2 below)
            ------
of the merger (the "MERGER"), WorldWater shall be merged with and into the Surviving Corporation and, thereafter, the separate existence of WorldWater shall cease and the Surviving Corporation shall continue in existence under and subject to the laws of the State of Delaware.

     2.     Certificate  of  Incorporation and By-laws of Surviving Corporation.
            -------------------------------------------------------------------

     2.1 The Certificate of Incorporation of the Surviving Corporation as in effect on the date hereof shall remain in effect as the Certificate of Incorporation of the Surviving Corporation following the Merger, until thereafter altered, amended or repealed as therein provided or as permitted by law.

     2.2 The By-laws of the Surviving Corporation, as in effect on the Effective Date, shall remain in effect as the By-laws of the Surviving Corporation following the Merger, until thereafter altered, amended or repealed as provided therein.

     3.     Manner of Conversion of WorldWater Shares into Surviving Corporation
            --------------------------------------------------------------------
Shares.
------

3.1 On the Effective Date, all shares of common stock in WorldWater shall be deemed cancelled and each shareholder of WorldWater common stock (a
WorldWater Common Stockholder ) shall be issued one share of the common stock of the Surviving Corporation, $.001 par value per share, in exchange for each share of WorldWater common stock held by that WorldWater Common Stockholder immediately prior to the Merger.

     3.2 On the Effective Date, all shares of preferred stock in WorldWater shall be deemed cancelled and each shareholder of WorldWater preferred stock (a WorldWater Preferred Stockholder ) shall be issued one share of the preferred stock of the Surviving Corporation, $.01 par value per share, in exchange for each share of WorldWater preferred stock held by that WorldWater Preferred Stockholder immediately prior to the Merger.

     4.     Effect  of  Merger.
            ------------------

     4.1     Upon  the  Effective  Date:

     4.1.1 WorldWater and the Surviving Corporation shall become a single entity which shall be the Surviving Corporation and the existence of WorldWater shall cease;

     4.1.2 All and singular, the rights, privileges, powers and franchises of WorldWater and the Surviving Corporation, and all property, real, personal and mixed, and all debts due to either of WorldWater or the Surviving
Corporation on whatever account, as well as for all things in action or belonging to each of said entities shall be vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of WorldWater and the Surviving Corporation, respectively, and the title to any real estate vested by deed or otherwise in either of said entities shall not revert or be in any way impaired;

     4.1.3 All rights of creditors and all liens upon any property of any of WorldWater or the Surviving Corporation shall be preserved unimpaired, and all fees, debts, liabilities, taxes, obligations and duties of either of WorldWater or the Surviving Corporation shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, taxes and duties had been incurred or contracted by it; and

     4.2 From and after the Effective Date, the officers and directors of WorldWater shall execute or cause to be executed such further assignments, assurances or other documents as the Surviving Corporation or its successors and assigns may reasonably determine to be necessary or desirable to confirm the transfer of title and ownership of WorldWater s properties and rights to the Surviving Corporation or to otherwise carry out the purposes of this Plan.

     5.     Directors  and  Officers  of  Surviving  Corporation.
            ----------------------------------------------------

     5.1 The Directors of the Surviving Corporation on the Effective Date shall continue as the Directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified.

     5.2 The officers of the Surviving Corporation on the Effective Date shall be and continue as the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified.

     6.     Adoption  of  Plan  of  Merger.
            ------------------------------

     6.1 This Plan of Merger shall be submitted for approval to the board of directors of the Surviving Corporation and the board of directors of WorldWater and shall be effective as of the Effective Date, subject to such approval and subsequent adoption by the stockholders of the Surviving Corporation and the stockholders of WorldWater and filing of articles of merger as hereinafter provided. Upon such approval and adoption, articles of merger shall be prepared, executed and filed in the Offices of the Secretaries of State of Delaware and Nevada in accordance with the applicable provisions of the Delaware General Corporation Law and the Nevada General Corporation Law, respectively. The Surviving Corporation shall comply with the provisions of article 78.370 of the Nevada General Corporation Law with respect to notice to stockholders.

     6.2 The Merger provided for by this Agreement shall become effective on April 30, 2001 (the EFFECTIVE DATE ).

     7.     Binding  Agreement.  This  Plan  of  Merger may be terminated by the
            ------------------
board of directors of the Surviving Corporation or the board of directors of WorldWater at any time prior to the filing of the articles of merger as set forth above. Upon the filing of articles of merger, this Plan of Merger shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                                                 EXHIBIT  2.2

                                 STATE OF NEVADA

                               ARTICLES OF MERGER


     Pursuant to the Nevada Revised Statutes Section 92A.200, the undersigned corporation executed the following Articles of Merger:

FIRST:     The  name  of  the  surviving  corporation  is       WorldWater
                                                          ----------------------
Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is WorldWater Corp., a Nevada corporation.
                               -----------------

SECOND:     The  Plan  of  Merger  as  attached  hereto  as Exhibit "A" has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD:     The  stockholders  of  WorldWater  Corp.,  the  Delaware corporation, unanimously  approved  the  Plan  of  Merger;  AND

     The Plan of Merger was submitted to the stockholders of WorldWater Corp., the Nevada corporation, pursuant to NRS Section 92A.200, at the annual meeting of stockholders on June 20, 2000, and Common Stock being the only voting stock; the total number of votes entitled to be cast by Common Stockholders entitled to vote on the Plan of Merger was 18,610,506. There were 18,578,799 votes cast for the Plan of Merger and 5,283 votes were cast against the Plan of Merger and 26,424 votes abstained; The 18,578,799 votes cast for the Plan of Merger (99.8%) were sufficient for approval of the Plan of Merger by the stockholders.

FOURTH:     The  Certificate  of  Incorporation of the surviving corporation, as filed with the Delaware Secretary of State on March 30, 2001, shall be its Certificate of Incorporation.

FIFTH: The Agreement and Plan of Merger is on file at the corporate offices of WorldWater Corp., located at the Pennington Business Center, 55 Route 31 South, Pennington, New Jersey 08534, the place of business of the surviving corporation.

     IN WITNESS WHEREOF, WorldWater Corp., the Nevada corporation has caused these Articles of Merger to be signed by both the President or Vice President and the Secretary or Assistant Secretary, this 30th day of April, 2001.

WORLDWATER  CORP.                         WORLDWATER  CORP.
(a  Delaware  corporation)                (a  Nevada  corporation)


By:  /s/ Denise M. Stubel             By: /s/ James S. Farrin
     Denise  M.  Stubel                   James S. Farrin
     Incorporator                         President and Chief Operating Officer


By: /s/ Stephen A. Salvo
                                               Stephen  A.  Salvo,  Secretary

                                                                 EXHIBIT  2.3


                                STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                            DOMESTIC CORPORATION AND
                               FOREIGN CORPORATION


     Pursuant to Title 8, Section 252(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:     The  name  of  the  surviving  corporation  is       WorldWater
                                                          ----------------------
Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is WorldWater Corp., a Nevada corporation.
                               ----------------

SECOND:     The  Agreement  and  Plan  of  Merger  has  been  approved, adopted, certified,  executed  and  acknowledged by each of the constituent corporations.

THIRD:     The  name of the surviving corporation is  WorldWater Corp., a
                                                      ---------------
Delaware  corporation.

FOURTH:     The  Certificate of Incorporation of the surviving corporation shall be  its  Certificate  of  Incorporation.

FIFTH:     The  authorized  stock  and  par value of the non-Delaware company is

     a). fifty million (50,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND
     b). ten million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

SIXTH:     The  merger  is  to  become  effective on        April 30, 2001.
                                                     -------------------------
SEVENTH: The Agreement and Plan of Merger is on file at the corporate offices of WorldWater Corp., located at the Pennington Business Center, 55 Route 31 South, Pennington, New Jersey 08534, the place of business of the surviving corporation.

EIGHTH:     A  copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 30th day of April, 2001.



                              By:     /s/ Stephen A. Salvo
                                        Authorized  Officer
                              Name:     Stephen  A.  Salvo,  Secretary

                                                                 EXHIBIT  3.2




                               STATE  OF  DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                WORLDWATER CORP.
  _____________________________________________________________________________


FIRST:          That at a meeting of the Board of Directors of WorldWater Corp., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

The  resolution  setting  forth  the  proposed  amendment  is  as  follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Four" so that, as amended, said Article shall be and read as follows:

     "Authorized  Capital.  The total number of shares that may be issued by the
      -------------------
Corporation  is  one  hundred  ten  million  (110,000,000),  of  which:

a) one hundred million (100,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND
b) ten million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:      That  said  amendment  was  duly  adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:     That  the  capital of said corporation shall not be reduced under or by  reason  of  said  amendment.

                              WORLDWATER  CORP.


  Dated: May 16, 2002         By:     /s/ Quentin T. Kelly
                              Name:   Quentin T. Kelly
                              Title:  Chairman and CEO

                                                                 EXHIBIT  5


                   OPINION OF SALVO, RUSSELL, FICHTER & LANDAU






                                 January  3,  2003

Board  of  Directors
WorldWater  Corp.
55  Route  31  South
Pennington,  NJ  08534


                       Registration Statement on Form SB-2
                                WorldWater Corp.

Gentlemen:

We are counsel for WorldWater Corp., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") as to which this opinion is a part, filed with the Securities and Exchange Commission (the "Commission") on January 3, 2003, for the resale of up to 10, 286,430 shares of common stock, $.001 par value, of the Company by selling stockholders (the "Shares").

In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies of such corporate records and other documents and have satisfied ourselves as to such other matters as we have deemed necessary to enable us to express our opinion hereinafter set forth.

Based  upon  the  foregoing,  it  is  our  opinion  that:

The Shares, including shares of common stock to be issued upon the conversion of certain shares of preferred stock and debentures and the exercise of certain warrants, as covered by the Registration Statement and registered on behalf of certain selling shareholders, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Company's registration statement.

                   Very  truly  yours,


                   /s/  Salvo,  Russell,  Fichter  &  Landau
                   ------------------------------------------

                                                                 EXHIBIT  10.7


                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made and entered into as of December 31, 2001, by and among Kuekenhof Partners L.P. and Kuekenhof Equity Fund L.P. (each a "Purchaser" and collectively, the "Purchasers"), and WorldWater Corporation, a Delaware corporation (the "Seller").

                                 R E C I T A L:
                                 -------------
          WHEREAS, the Purchasers desires to purchase from Seller, and Seller desires to sell to Purchasers, shares of common stock (the Common Stock) of the Company, and the Company wishes to issue to Purchaser warrants to purchase
Common  Stock  (the  Warrants),  on  the  terms  set  forth  herein.

                               A G R E E M E N T:
                               ------------------
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.     Sale  of  Shares  and  Grant  of  Warrants.
       ------------------------------------------
1.1    Purchase  and  Sale  of  Shares.  Seller  hereby  sells  to  each
       -------------------------------
Purchaser, and such Purchaser hereby purchases from Seller, that number of shares (the Shares) of Common Stock of the Company set forth opposite the name of such Purchaser on Schedule I hereto, in consideration of (i) the delivery by such Purchaser to Seller of a check payable to the order of Seller or wire transfer in an amount equal to $0.15 per Share, and (ii) the delivery by Seller to such Purchaser of a certificate evidencing the Shares duly endorsed for transfer thereon or by means of duly executed stock powers attached thereto, which certificates will be issued by the Company's stock transfer agent promptly after Closing.

1.2     Grant  of  Warrants.  Upon  the  Closing,  Seller  shall  grant  to each
        -------------------
Purchaser that number of Warrants set forth opposite the name of such Purchaser on Schedule I hereto. Each Warrant will permit the Purchaser to purchase one Share at any time during the five year period following Closing at an exercise price of $0.15 per Share. Notwithstanding the foregoing, the Company may require the exercise of Warrants for an amount up to $100,000 on or before March 1, 2002 in the event the Company has received: (i) the initial funding of a grant from the United States Trade and Development Agency; or (ii) the initial funding for the Company's Ronda (Cebu), Philippines, community project, and an additional $150,000, in ensuing months after certain other milestones have been attained.

1.3.     The  Closing.  The purchase and sale of the Shares shall take
         ------------
place at the offices of the Company on the date hereof, or at such other location and time as Seller and Purchaser mutually agree (which time and place are designated as the Closing). At the Closing, upon payment for the Shares pursuant to Section 1.1 hereof, Seller shall arrange for the delivery to each Purchaser at the earliest availability a certificate representing the Shares against delivery to Seller of a check or via wire transfer in the amount of the purchase price therefor. The obligations of each Purchaser to consummate the purchase of the Shares at the Closing is subject to the truth and accuracy of the representation and warranties of Seller in Section 2 below.

2.     Representations  and Warranties of Seller.  Seller hereby represents
       -----------------------------------------
and  warrants  to  each  Purchaser  that:

2.1     Issuance  of  the  Shares.  The  Shares,  upon  issuance  in
        -------------------------
accordance with the terms of this Agreement, shall be fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, claims and restrictions (other than as described in Section 4.3).

2.2     Governmental  Consents.  No  consent,  approval,  order  or
        ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

2.3     Litigation.  There  are  no  claims  before  any  governmental
        ----------
entity or arbitrator pending or, to Seller's knowledge, currently threatened against or with respect to Seller relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by Seller in connection herewith, or which might result in any impairment of the right or ability of Seller to enter into or perform his obligations under this Agreement.

3.     Requests  for  Registration.     At  any  time  during the five year
       ----------------------------
period following the date of this Agreement, the Purchasers may request registration under the Securities Act of 1933, as amended (the Act), of all or any part of their Shares. The Company will use its best efforts to qualify for registration on Form SB-3, S-3 or any comparable or successor form or forms and shall file a registration statement within 60 days of Purchaser request for registration; provided, that the Company shall not be required to effect more than two registrations pursuant to this Agreement during any twelve-month period (and no more than one in any six-month period).

4.     Representations  and  Warranties of Purchaser. Each Purchaser hereby
       ---------------------------------------------
represents  and  warrants  to,  and  agrees  with,  Seller  that:

4.1  Litigation.  There  are  no claims before any governmental entity
     ----------
or arbitrator pending or, to such Purchaser's knowledge, currently threatened against or with respect to such Purchaser relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by such Purchaser in connection herewith, or which might result in any impairment of the right or ability of such Purchaser to enter into or perform his or its obligations under this Agreement.


4.2     Awareness of Company Performance.  Such Purchaser acknowledges
        --------------------------------
that  (i)  he or it has received and reviewed the Company's financial statements
(a) as of and for the year ended December 31, 2000 and (b) as of and for the three-month period ended September 30, 2001, (ii) he or it has received or has had full access to all the information such Purchaser considers necessary or appropriate to make an informed decision with respect to the purchase of the Shares pursuant to this Agreement, and (iii) he or it has had an opportunity to ask questions and receive answers from Seller regarding the Company's financial performance and to obtain additional information (to the extent Seller possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

4.3     Restricted  Securities.  Such  Purchaser  understands that (i)
        ----------------------
the Shares and the Warrants are characterized as restricted securities under the federal securities laws inasmuch as they are being acquired from Seller in a transaction not involving a public offering, (ii) under such laws and applicable regulations such securities may be resold without registration under federal and state securities laws only in certain limited circumstances, and (iii) the Company may require a legal opinion of such Purchaser's counsel with respect to unregistered transfers.

4.4     Accredited  Investor.  Such Purchaser represents that he or it
        --------------------
is an Accredited Investor within the meaning of Regulation D promulgated under the Act.

4.5     Legends.  Such  Purchaser  understands  that  the certificates
        -------
evidencing the Shares and the Warrants will bear substantially the following legends:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

4.6     Investment  Purposes.  The  Shares  will  be  acquired  for
        --------------------
investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser further represents that he or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

5.     Miscellaneous.
       -------------
5.1     Entire  Agreement.  This  Agreement  contains  the  entire
        -----------------
agreement among the parties with respect to the sale and purchase contemplated hereby.

5.2     Governing  Law.  This  Agreement  shall  be  governed  by  and
        --------------
construed  under  the  laws  of  the  State  of  New  Jersey.

5.3     Counterparts.  This  Agreement  may  be  executed  in  two  or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4     Severability.  The  invalidity of any portion hereof shall not
        ------------
affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

5.5     Further  Assurances.  The  parties  hereto  shall,  without
        -------------------
additional consideration, execute and deliver or cause to be executed and delivered such further instruments and shall take or cause to be taken such further actions as are necessary to carry out more effectively the intent and purpose of this Agreement.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



PURCHASERS:
-----------

KUEKENHOF  PARTNERS  L.P.


By:/s/ Michael C. James
    Michael C. James, General Partner


KUEKENHOF  EQUITY  FUND  L.P.



By:/s/ Michael C. James
   Michael C. James, General Partner



SELLER:
-------

WORLDWATER  CORP.



By:/s/ Quentin T. Kelly
      Quentin  T.  Kelly,
      Chairman  and  CEO


                                   SCHEDULE I


Name  of  Purchaser                    Number  of  Shares  Being  Purchased
-------------------                    ------------------------------------
Kuekenhof  Partners  L.P.                             833,500
KUEKENHOF  EQUITY  FUND  L.P.                         833,500


NAME  OF  PURCHASER                    NUMBER  OF  WARRANTS  GRANTED
-------------------                    -----------------------------

Kuekenhof  Partners  L.P.                             833,500
KUEKENHOF  EQUITY  FUND  L.P.                         833,500

                                                                 EXHIBIT  10.8



                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made and entered into as of January 15, 2002, by and among Joann Jordan, David D. Jordan and Lavorsia D. Jordan
Custodian for Cayla Rae Jordan (each a "Purchaser" and collectively, the "Purchasers"), and WorldWater Corporation, a Delaware corporation (the "Seller").
                                 R E C I T A L:
                                 -------------
          WHEREAS, the Purchasers desires to purchase from Seller, and Seller desires to sell to Purchasers, shares of common stock (the Common Stock) of the Company, and the Company wishes to issue to Purchaser warrants to purchase
Common  Stock  (the  Warrants),  on  the  terms  set  forth  herein.

                               A G R E E M E N T:
                               ------------------
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.     Sale  of  Shares  and  Grant  of  Warrants.
            ------------------------------------------
          1.1.     Purchase  and  Sale  of  Shares.  Seller hereby sells to each
                   -------------------------------
Purchaser, and such Purchaser hereby purchases from Seller, that number of shares (the Shares) of Common Stock of the Company set forth opposite the name of such Purchaser on Schedule I hereto, in consideration of (i) the delivery by
                      ----------
such Purchaser to Seller of a check payable to the order of Seller or wire transfer in an amount equal to $0.20 per Share, and (ii) the delivery by Seller to such Purchaser of a certificate evidencing the Shares duly endorsed for transfer thereon or by means of duly executed stock powers attached thereto, which certificates will be issued by the Company's stock transfer agent promptly after Closing.

          1.2.     Grant  of  Warrants.  Upon the Closing, Seller shall grant to
                   -------------------
each Purchaser that number of Warrants set forth opposite the name of such Purchaser on Schedule I hereto. Each Warrant will permit the Purchaser to
               -----------
purchase one Share at any time during the five year period following Closing at an exercise price of $0.25 per Share.

          1.3.     The  Closing.  The purchase and sale of the Shares shall take
                   ------------
place at the offices of the Company on the date hereof, or at such other location and time as Seller and Purchaser mutually agree (which time and place are designated as the Closing). At the Closing, upon payment for the Shares pursuant to Section 1.1 hereof, Seller shall arrange for the delivery to each Purchaser of a certificate representing the Shares against delivery to Seller of a check or via wire transfer in the amount of the purchase price therefor. The obligations of Purchaser to consummate the purchase of the Shares at the Closing is subject to the truth and accuracy of the representation and warranties of Seller in Section 2 below.

     2.     Representations  and Warranties of Seller.  Seller hereby represents
            -----------------------------------------
and  warrants  to  each  Purchaser  that:

          2.1     Issuance  of  the  Shares.  The  Shares,  upon  issuance  in
                  -------------------------
accordance with the terms of this Agreement, shall be fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, claims and restrictions (other than as described in Section 4.3).

          2.2     Governmental  Consents.  No  consent,  approval,  order  or
                  ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

          2.3     Litigation.  There  are  no  claims  before  any  governmental
                  ----------
entity or arbitrator pending or, to Seller's knowledge, currently threatened against or with respect to Seller relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by Seller in connection herewith, or which might result in any impairment of the right or ability of Seller to enter into or perform his obligations under this Agreement.

     3.     Requests  for  Registration.     At  any  time  during the five year
            ----------------------------
period following the date of this Agreement, the Purchasers may request registration under the Securities Act of 1933, as amended (the Act), of all or any part of their Shares. The Company will use its best efforts to qualify for registration on Form SB-3, S-3 or any comparable or successor form or forms and shall file a registration statement within 60 days of Purchaser request for registration; provided, that the Company shall not be required to effect more than two registrations pursuant to this Agreement during any twelve-month period (and no more than one in any six-month period).

     4.     Representations  and  Warranties of Purchaser. Each Purchaser hereby
            ---------------------------------------------
represents  and  warrants  to,  and  agrees  with,  Seller  that:

          4.1     Litigation.  There  are  no  claims  before  any  governmental
                  ----------
entity or arbitrator pending or, to such Purchaser's knowledge, currently threatened against or with respect to such Purchaser relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by such Purchaser in connection herewith, or which might result in any impairment of the right or ability of such Purchaser to enter into or perform his or its obligations under this Agreement.

          4.2     Awareness of Company Performance.  Such Purchaser acknowledges
                  --------------------------------
that  (i)  he or it has received and reviewed the Company's financial statements
(a) as of and for the year ended December 31, 2000 and (b) as of and for the three-month period ended September 30, 2001, (ii) he or it has received or has had full access to all the information such Purchaser considers necessary or appropriate to make an informed decision with respect to the purchase of the Shares pursuant to this Agreement, and (iii) he or it has had an opportunity to ask questions and receive answers from Seller regarding the Company's financial performance and to obtain additional information (to the extent Seller possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

          4.3     Restricted  Securities.  Such  Purchaser  understands that (i)
                  ----------------------
the Shares and the Warrants are characterized as restricted securities under the federal securities laws inasmuch as they are being acquired from Seller in a transaction not involving a public offering, (ii) under such laws and applicable regulations such securities may be resold without registration under federal and state securities laws only in certain limited circumstances, and (iii) the Company may require a legal opinion of such Purchaser's counsel with respect to unregistered transfers.

          4.4     Accredited  Investor.  Such Purchaser represents that he or it
                  --------------------
is an Accredited Investor within the meaning of Regulation D promulgated under the Act.

          4.5     Legends.  Such  Purchaser  understands  that  the certificates
                  -------
evidencing the Shares and the Warrants will bear substantially the following legends:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

          4.6     Investment  Purposes.  The  Shares  will  be  acquired  for
                  --------------------
investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser further represents that he or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     5.     Miscellaneous.
            -------------

          5.1     Entire  Agreement.  This  Agreement  contains  the  entire
                  -----------------
agreement among the parties with respect to the sale and purchase contemplated hereby.

          5.2     Governing  Law.  This  Agreement  shall  be  governed  by  and
                  --------------
construed  under  the  laws  of  the  State  of  New  Jersey.
          5.3     Counterparts.  This  Agreement  may  be  executed  in two or
                  ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


          5.4     Severability.  The  invalidity of any portion hereof shall not
                  ------------
affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          5.5     Further  Assurances.  The  parties  hereto  shall,  without
                  -------------------
additional consideration, execute and deliver or cause to be executed and delivered such further instruments and shall take or cause to be taken such further actions as are necessary to carry out more effectively the intent and purpose of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



PURCHASERS:
-----------




By: /s/ Joann Jordan
         JOANN  JORDAN


By: /s/ David D. Jordan
         DAVID  D.  JORDAN


By: /s/ Lavorsia D. Jordan
        LAVORSIA  D.  JORDAN
    Custodian  for  CAYLA  RAE  JORDAN



SELLER:
-------

WORLDWATER  CORP.



By: /s/ Quentin T. Kelly
   QUENTIN  T.  KELLY,  Chairman  and  CEO



                                   SCHEDULE I


Name  of  Purchaser                    Number  of  Shares  Being  Purchased

Joann  Jordan                                        100,000
DAVID  D.  JORDAN                                    100,000
Lavorsia  D.  Jordan  Custodian  for
     Cayla  Rae  Jordan                               50,000


NAME  OF  PURCHASER                    NUMBER  OF  WARRANTS  GRANTED
-------------------                    -----------------------------


Joann  Jordan                                         20,000
David  D.  Jordan                                     20,000
Lavorsia  D.  Jordan  Custodian  for
     Cayla  Rae  Jordan                               10,000

                                                                 EXHIBIT  10.9


                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT is made and entered into as of January 15, 2002, by and among Peter Teevan (the Purchaser ), and WorldWater Corporation, a Delaware corporation (the Seller ).

                                 R E C I T A L:
                                 -------------
          WHEREAS, the Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, shares of common stock (the Common Stock ) of the Company, and the Company wishes to issue to Purchaser warrants to purchase Common Stock (the Warrants ), on the terms set forth herein.

                               A G R E E M E N T:
                               ------------------
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.     Sale  of  Shares  and  Grant  of  Warrants.
            ------------------------------------------
          1.1.     Purchase  and  Sale  of  Shares.  Seller hereby sells to each
                   -------------------------------
Purchaser, and such Purchaser hereby purchases from Seller, that number of shares (the Shares ) of Common Stock of the Company set forth opposite the name of such Purchaser on Schedule I hereto, in consideration of (i) the delivery by
                      ----------
such Purchaser to Seller of a check payable to the order of Seller or wire transfer in an amount equal to $0.20 per Share, and (ii) the delivery by Seller to such Purchaser of a certificate evidencing the Shares duly endorsed for transfer thereon or by means of duly executed stock powers attached thereto, which certificates will be issued by the Company s stock transfer agent promptly after Closing.

          1.2.     Grant  of  Warrants.  Upon the Closing, Seller shall grant to
                   -------------------
each Purchaser that number of Warrants set forth opposite the name of such Purchaser on Schedule I hereto. Each Warrant will permit the Purchaser to purchase one Share at any time during the five year period following Closing at an exercise price of $0.25 per Share.

          1.3.     The  Closing.  The purchase and sale of the Shares shall take
                   ------------
place at the offices of the Company on the date hereof, or at such other location and time as Seller and Purchaser mutually agree (which time and place are designated as the Closing ). At the Closing, upon payment for the Shares pursuant to Section 1.1 hereof, Seller shall arrange for the delivery to each Purchaser of a certificate representing the Shares against delivery to Seller of a check or via wire transfer in the amount of the purchase price therefor. The obligations of Purchaser to consummate the purchase of the Shares at the Closing is subject to the truth and accuracy of the representation and warranties of Seller in Section 2 below.

     2.     Representations  and Warranties of Seller.  Seller hereby represents
            -----------------------------------------
and  warrants  to  each  Purchaser  that:

          2.1     Issuance  of  the  Shares.  The  Shares,  upon  issuance  in
                  -------------------------
accordance with the terms of this Agreement, shall be fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, claims and restrictions (other than as described in Section 4.3).

          2.2     Governmental  Consents.  No  consent,  approval,  order  or
                  ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

          2.3     Litigation.  There  are  no  claims  before  any  governmental
                  ----------
entity or arbitrator pending or, to Seller's knowledge, currently threatened against or with respect to Seller relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by Seller in connection herewith, or which might result in any impairment of the right or ability of Seller to enter into or perform his obligations under this Agreement.

     3.     Requests  for  Registration.     At  any  time  during the five year
            ----------------------------
period following the date of this Agreement, the Purchasers may request registration under the Securities Act of 1933, as amended (the Act ), of all or any part of their Shares. The Company will use its best efforts to qualify for registration on Form SB-3, S-3 or any comparable or successor form or forms and shall file a registration statement within 60 days of Purchaser request for registration; provided, that the Company shall not be required to effect more than two registrations pursuant to this Agreement during any twelve-month period (and no more than one in any six-month period).

     4.     Representations  and  Warranties of Purchaser. Each Purchaser hereby
            ---------------------------------------------
represents  and  warrants  to,  and  agrees  with,  Seller  that:

          4.1     Litigation.  There  are  no  claims  before  any  governmental
                  ----------
entity or arbitrator pending or, to such Purchaser's knowledge, currently threatened against or with respect to such Purchaser relating to or affecting the Shares, which question the validity of this Agreement or any action taken or to be taken by such Purchaser in connection herewith, or which might result in any impairment of the right or ability of such Purchaser to enter into or perform his or its obligations under this Agreement.

          4.2     Awareness of Company Performance.  Such Purchaser acknowledges
                  --------------------------------
that  (i)  he or it has received and reviewed the Company's financial statements
(a) as of and for the year ended December 31, 2000 and (b) as of and for the three-month period ended September 30, 2001, (ii) he or it has received or has had full access to all the information such Purchaser considers necessary or appropriate to make an informed decision with respect to the purchase of the Shares pursuant to this Agreement, and (iii) he or it has had an opportunity to ask questions and receive answers from Seller regarding the Company s financial performance and to obtain additional information (to the extent Seller possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

          4.3     Restricted  Securities.  Such  Purchaser  understands that (i)
                  ----------------------
the Shares and the Warrants are characterized as restricted securities under the federal securities laws inasmuch as they are being acquired from Seller in a transaction not involving a public offering, (ii) under such laws and applicable regulations such securities may be resold without registration under federal and state securities laws only in certain limited circumstances, and (iii) the Company may require a legal opinion of such Purchaser's counsel with respect to unregistered transfers.

          4.4     Accredited  Investor.  Such Purchaser represents that he or it
                  --------------------
is an Accredited Investor within the meaning of Regulation D promulgated under the Act.

          4.5     Legends.  Such  Purchaser  understands  that  the certificates
                  -------
evidencing the Shares and the Warrants will bear substantially the following legends:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

          4.6     Investment  Purposes.  The  Shares  will  be  acquired  for
                  --------------------
investment for such Purchaser s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser further represents that he or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     5.     Miscellaneous.
            -------------
          5.1     Entire  Agreement.  This  Agreement  contains  the  entire
                  -----------------
agreement among the parties with respect to the sale and purchase contemplated hereby.

          5.2     Governing  Law.  This  Agreement  shall  be  governed  by  and
                  --------------
construed  under  the  laws  of  the  State  of  New  Jersey.

          5.3     Counterparts.  This  Agreement  may  be  executed  in two or
                  ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.4     Severability.  The  invalidity of any portion hereof shall not
                  ------------
affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          5.5     Further  Assurances.  The  parties  hereto  shall,  without
                  -------------------
additional consideration, execute and deliver or cause to be executed and delivered such further instruments and shall take or cause to be taken such further actions as are necessary to carry out more effectively the intent and purpose of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER:
---------


By: /s/ Peter Teevan
       PETER  TEEVAN



SELLER:
------
WORLDWATER  CORP.


By: /s/ Quentin T. Kelly
   QUENTIN  T.  KELLY,  CHAIRMAN  AND  CEO

                                   SCHEDULE I
                                   ----------

NAME  OF  PURCHASER                    NUMBER  OF  SHARES  BEING  PURCHASED
-------------------                    ------------------------------------

Peter  Teevan                                        250,000


NAME  OF  PURCHASER                    NUMBER  OF  WARRANTS  GRANTED
-------------------                    -----------------------------

Peter  Teevan                                         50,000

                                                                 EXHIBIT  10.10

                              EMPLOYMENT AGREEMENT

WorldWater Corp. ("WorldWater" or "the Company") of Pennington, NJ, USA, effective as of January 1, 2002, hereby agrees to enter into an Employment
Agreement ("Agreement") with Quentin T. Kelly, residing at 117 Hopewell-Rocky Hill Rd., Hopewell NJ 08525, under the following terms and conditions:

1.  Term  of  this  Agreement is 5 (five) years, ending December  31, 2006.

2. Subject only to Shareholder approval, you will continue to serve as a Director of WorldWater.

3. Subject only to WorldWater Board of Directors approval, you will continue to serve as Chairman of WorldWater's Board of Directors.

4. You will continue to serve as Chief Executive Officer ("CEO") of the Company. As such, you will be responsible for overseeing the Company's general operations and business activities, developing the Company's corporate and strategic plans, formulating overall corporate policies, directing the other Company officers, and performing all other tasks and responsibilities commonly associated with being a corporate CEO.

5. You will be expected to work on a full time basis for WorldWater in your performance of the above duties and responsibilities.

6. You will receive compensation as appropriate in the form of stock options in the Company common stock for serving as a Director or as Chairman of the Board (See below for details). Your compensation for serving as CEO of WorldWater will be as follows:

a. An annual salary paid semi-monthly of $150,000, to be adjusted upward to a salary of $170,000 as soon as the Company achieves annuated revenues of $5 million (i.e. if WorldWater's annual revenue surpasses $5 million in June of a given year, for example, the increase will be effected). Based on the Board of Directors discretion your salary will be increased to $200,000 and a bonus of up to 50% will be paid at the end of the calendar year. Bonus of up to 50% of compensation will be paid in cash or stock or a combination thereof as determined by the Board of Directors.

Salaries, bonuses and stock options will be reviewed annually by the Compensation Committee of the Board after calendar year 2003.

b. A monthly automobile allowance during the term of this Agreement of up to $1200 to cover WorldWater's allocation or share of your leasing an automobile said sum to include appropriate car insurance and other expenses directly related to use of said automobile on corporate business.

c. A monthly facility allowance of $1,500 to cover the rental, utility and other operating charges for meetings and product demonstrations using the land, office and technology experimentation facilities at 117 Hopewell-Rocky Hill Rd., Hopewell NJ 08525.

d. Reimbursement of all reasonable expenses incurred by you on WorldWater business.

e. Full participation in any and all Company "fringe benefits" available to other WorldWater officers, including husband/wife Health coverage and Pension plans, and the maintenance of a whole life policy as defined in paragraph 8 below, to continue after retirement.

f. Participation in the WorldWater Stock Option Plan(s) and any annual general stock bonus open to Company officers (in addition to your personal annual bonus referenced above), subject only to the Company's Board of Directors (or appropriate committee thereof), which is responsible for administering the Option Plan(s) and for approving the amount of general bonus allocations to corporate officers (exclusive of the personal annual bonus referenced above).

7. During your employment with WorldWater, you agree to keep confidential any and all confidential or non-public Company documents, trade secrets and other information including, but not limited to, client lists, pricing strategy, product cost data, proprietary technical information corporate policies and procedures, and corporate marketing and financial plans and strategies.

8. If your employment with the Company is terminated without cause or by reason of your death or disability, you or your estate will be entitled to continued compensation for the remaining term of the agreement or a period of 24 months, whichever is longer, plus continuing benefits of a whole life insurance policy funded by the Company of $2 million in cash, plus 1 million shares of the Company's common stock as currently capitalized. However, if your resignation is requested or caused as a result of the sale, merger or similar corporate restructuring of the Company, or by the event of more than 50 % (50 percent) of the Company's stock being held by one person or entity or a group of related persons or entities then you will be entitled to a one-time cash payout of $3 million plus 3 million shares of WorldWater Corp. common stock.

This constitutes the entirety of this Agreement which shall be construed, interpreted and applied in accordance with the laws and regulations of the State of New Jersey. Any disputes or disagreements concerning this Agreement which cannot be settled by the parties will be submitted for binding arbitration to the American Arbitration Association in New Jersey. If the foregoing is acceptable to you, please sign below, whereupon this shall constitute an agreement binding upon us and upon your heirs and legal representatives and upon our successors and assigns.


Agreed  to  and  Signed  by:



/s/ Quentin T. Kelly
Quentin  T.  Kelly
Chairman  and  CEO
WorldWater  Corp.


Approved  by  WorldWater  Corp.
Compensation  Committee:



/s/ Davinder Sethi                      /s/ Joseph Cygler
Dr.  Davinder  Sethi                    Joseph  Cygler

                                                  EXHIBIT  10.11



July  1,  2002


Quentin  T.  Kelly
117  Hopewell-Rocky  Hill  Road
Hopewell,  NJ  08525

Re:  Employment  Agreement  dated  January  1,  2002  Amendment

As per the Compensation Committee with approval of the Board of Directors the above referenced Employment Agreement has been amended as follows:

Annual salary is $25,200 accruing the difference (Base $150,000 - accrue   year)
beginning July 1, 2002 through the remainder of the year or until sufficient cash flow is available to pay additional salary.

Effective July 1, 2002 stock options continue to accrue at a rate of 10,000 options per month exercisable at $0.15 as per the market price at July 1, 2002. Effective July 1, 2002 an additional 1,190,000 options exercisable at $0.15 have been granted and vested immediately.

In addition a Restricted Stock Agreement will be implemented (see attached) granting 1,000,000 shares vesting over 5 years exercisable at $0.15 (current market price).

Agreed  and  Signed  by:         Approved  by  WorldWater  Corp.
                                 Board  of  Directors  Compensation  Committee:



/s/ Quentin T. Kelly             /s/ Davinder Sethi
Quentin  T.  Kelly                 Dr.  Davinder  Sethi
Chairman  and  CEO
WorldWater  Corp.

                                  /s/ Joseph Cygler
                                      Joseph  Cygler

                                                                 EXHIBIT  10.12


                           RESTRICTED STOCK AGREEMENT
                           --------------------------


THIS AGREEMENT, dated as of July 1, 2002 (the "Grant Date") by and between WorldWater Corp. and Quentin T. Kelly (the "Grantee"), is entered into as follows:

WHEREAS, the Compensation Committee of the Board of Directors of the Company determined that the Employee be granted shares of the Company's $.001 par value Common Stock subject to the restrictions stated below, as reflected in the Employment Agreement Amendment dated July 1, 2002 by and between the Employee and the Company and as hereinafter set forth:

1. Grant of Restricted Stock. Subject to the restrictions contained in this agreement (the "Agreement") WorldWater Corp. (the "Company") hereby grants to Quentin T. Kelly (the "Grantee"), effective July 1, 2002 (the "Grant Date"), 1,000,000 shares of restricted Common Stock (the "Shares"). The Board has determined that the fair market value of the Common Stock of the Company on the Grant Date is $0.15 per share.

2. Vesting. Provided that Grantee remains an Employee or member of the Board of Directors of the Company, Grantee shall become vested in 20% of the Shares upon each anniversary of the Grant Date, so that the Grantee shall be 100% vested in 5 years.

3. Termination of Award. If the Grantee's employment or Board membership is terminated for any reason, unless otherwise determined by the Compensation
Committee,  the  Grantee  will  forfeit  any  unvested  shares.

4. Non-transferability of Award. The Grantee may not transfer either this award or any Shares acquired pursuant to this award except in accordance with the terms of this Agreement or by will or the laws of descent and distribution; provided that, Grantee may gift the Shares, or some portion of the Shares, to an immediate family member, to a trust for the benefit of such persons, or to a partnership in which only such persons are partners. Any transferee of Shares must agree in writing, on a form prescribed by the Company, to be bound by all provisions of this Agreement and the Plan, and following any such transfer, the terms of the grant shall remain the same except that the transferee shall be considered the Grantee. The transferability of such Shares shall also be limited by any legend on the certificate(s) representing such Shares restricting the transferability of the Shares.

5. Right to Vote and to Receive Dividends. The Grantee will have the right to vote unvested Shares and receive any dividends or other distributions paid on unvested Shares.

6. Taxes. The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock hereunder. The Employee may elect to satisfy such withholding tax obligation by having the Company retain Stock having a fair market value equal to the Company's minimum withholding obligation.

7. Amendments. The Board may from time to time amend the terms of this Agreement to the extent it deems appropriate; provided that any amendment adverse to the Grantee shall be effective only if consented to by the Grantee in writing.

8. Grant Not to Affect Employment or Service. The Shares granted hereunder shall not confer upon Grantee any right to continue in the employment or service of the Company, its Subsidiaries or Affiliates.

9. Securities Laws. The Board may from time to time impose any conditions on the Shares as it deems necessary or advisable to ensure that all rights granted under this Agreement satisfy the requirements of applicable securities laws.

10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.

11. Governing Law. To the extent not preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

WorldWater  Corp.
Compensation  Committee
By:  Dr.  Davinder  Sethi           By:  Joseph  Cygler


/s/ Davinder Sethi                 /s/ Joseph Cygler

I have read the above Agreement and hereby accept the above award and the terms and conditions of this agreement and I agree to be bound thereby and by the actions of the Board.

Recipient
By:  Quentin  T.  Kelly


/s/ Quentin T. Kelly

                                                                 EXHIBIT  23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS







                       CONSENT  OF  INDEPENDENT  ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement (Form SB-2 No. 333-102348) on WorldWater Corp. of our report dated April 13, 2003 except for Notes 12 and 19 as to which the date is May 9, 2003, with respect to the consolidated financial statements of WorldWater Corp. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.

/s/    Civale,  Silvestri,  Alfieri,  Martin  &  Higgins,  LLC


Mercerville, New Jersey
June 16, 2003

                                                                 EXHIBIT  23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS







                       CONSENT  OF  INDEPENDENT  ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of WorldWater Corporation on Form SB-2 of our report dated March 26, 2003, Except for Note 19 which is dated May 30, 2003, appearing in the Annual Report on Form 10-KSB of WorldWater for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/    Amper, Politziner & Mattia P.C.


June 16, 2003
Edison, New Jersey